SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              BNH BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     Common Stock
--------------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

                         3,840,718
--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

          $15.50 cash consideration for each share. Filing fee calculated on basis of maximum aggregate value of transaction.
--------------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

                         $59,531,129
--------------------------------------------------------------------------------

     5)   Total fee paid:

                         $11,907.00
--------------------------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[x]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)    Amount Previously Paid:

--------------------------------------------------------------------------------

      2)    Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

      3)    Filing Party:

--------------------------------------------------------------------------------

      4)    Date Filed:

--------------------------------------------------------------------------------

PRELIMINARY COPIES

                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510

                                  (203)498-3500


                                  July 14, 1997


TO OUR SHAREHOLDERS:


     You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of BNH BANCSHARES, INC. (the "Company") to be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Thursday, August 14, 1997 at 10:00 a.m.


     At the Special Meeting, you will be asked to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger dated as of April 8, 1997 (the "Merger Agreement"), which provides for the merger (the "Holding Company Merger") of a subsidiary of Citizens Bank of Connecticut ("Citizens") into the Company. Immediately following the Holding Company Merger, the Company's wholly owned subsidiary, The Bank of New Haven, will be merged into Citizens, with Citizens as the surviving bank.

     Under the terms of the Merger Agreement, the holders of the outstanding shares of the Company's common stock will be entitled to receive, at the effective time of the Holding Company Merger, cash in the amount of $15.50 for each share that they hold, subject to possible upward adjustment as described in the enclosed Proxy Statement.

     The accompanying Proxy Statement provides important information concerning the proposed Holding Company Merger. Please review it carefully.

     Approval of the Holding Company Merger requires the affirmative vote of the holders of at least two-thirds of the shares of the Company's common stock outstanding and entitled to vote thereon. THEREFORE, FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT. YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.

     Promptly after the Holding Company Merger, a letter of transmittal will be mailed to all holders of record of shares of the Company's common stock to use in connection with surrendering their stock certificates. Please do not send your stock certificates until you receive a letter of transmittal, which will include instructions as to the procedure to be used in sending your stock certificates.

                              Sincerely,


                              George M. Dermer
                              Chairman of the Board of Directors


                              F. Patrick McFadden, Jr.
                              President and Chief Executive Officer

PRELIMINARY COPIES
-------------------
                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510

                                  (203)498-3500

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


                          TO BE HELD ON AUGUST 14, 1997

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of BNH Bancshares, Inc. (the "Company") will be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511, on Thursday,
August 14, 1997 at 10:00 a.m., local time, for the following purposes:


     1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of April 8, 1997 (the "Merger Agreement") by and among Citizens Bank of Connecticut ("Citizens"), the Company and The Bank of New Haven (the "Bank") pursuant to which
          (i) a subsidiary of Citizens will be merged with and into the Company (the "Holding Company Merger"), and (ii) the holders of outstanding shares of Company common stock will be entitled to receive $15.50 in cash for each share that they hold, subject to upward adjustment in certain circumstances described in the Proxy Statement. Immediately following the Holding Company Merger, the Bank will be merged with and into Citizens, with Citizens as the surviving bank.

     2. To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements thereof.

     Any action may be taken on the foregoing proposals at the Special Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Special Meeting may be adjourned or to which the Special Meeting may be postponed.


     The Board of Directors has fixed the close of business on June 20, 1997 as the record date (the "Record Date") for the determination of the shareholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of shares of Company common stock, without par value ("Shares"), of record at the close of business on the Record Date will be entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.


     A majority in interest of the outstanding Shares must be represented at the Special Meeting, in person or by proxy, to constitute a quorum for the transaction of business. The affirmative vote of the holders of two-thirds of the Shares issued, outstanding and entitled to vote at the Special Meeting will be required to approve the Merger Agreement and the transactions contemplated thereby.

     If the Merger is approved by shareholders at the Special Meeting and the transactions contemplated thereby are effected by the Company, any Shareholder who: (1) files with the Company, before the taking of the vote on the approval of the Merger, written objection to the Merger stating that he or she intends to demand payment for his or her shares if the action is taken and (2) whose shares are not voted in favor of the Merger, has or may have the right to demand in writing from Citizens payment for his or her shares and an appraisal of the value thereof. Any such shareholder is hereinafter referred to as a "Dissenting Shareholder." Any Dissenting Shareholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 33-855 through 33-872 of the Connecticut General Statutes, the text of which has been reproduced and is attached to this Proxy Statement as Appendix C. See "Proposal I -- Proposed Merger -- Rights of Dissenting Shareholders."

     Your proxy is being solicited by the Board of Directors of the Company. A proxy card and proxy statement for the Special Meeting are enclosed. You are requested to fill in and sign the enclosed proxy card and to mail it promptly in the enclosed envelope. The proxy will not be used if you are a shareholder of record and you choose to revoke the proxy and vote in person at the Special Meeting.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              /s/ EVELYN R. MILLER
                              -----------------------------------
                              Evelyn R. Miller
                              Secretary

New Haven, Connecticut
July 14, 1997




--------------------------------------------------------------------------------

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------



                                TABLE OF CONTENTS
INTRODUCTION.............................................................................1

MEETING INFORMATION......................................................................2
      Date, Place and Time...............................................................2
      Record Date; Voting Rights.........................................................2
      Quorum.............................................................................2
      Vote Required......................................................................2
      Proxies............................................................................2
      Solicitation of Proxies............................................................3
      Rights of Dissenting Shareholders..................................................3

PROPOSAL I -- PROPOSED MERGER............................................................3
      The Parties........................................................................4
      Background of the Merger...........................................................5
      Reasons for the Merger; Recommendation of the Board of Directors...................5
      Opinion of Financial Advisor.......................................................8
      Effective Time.....................................................................8
      Structure of the Merger............................................................8
      Merger Consideration...............................................................9
      Treatment of Stock Options.........................................................9
      Financing the Merger..............................................................10
      No Solicitation...................................................................10
      Surrender of Stock Certificates; Payment for Shares...............................10
      Conditions to the Merger..........................................................11
      Representations, Warranties and Covenants of the Company, the Bank and Citizens...12
      Conduct Pending the Merger........................................................13
      Expenses..........................................................................16
      Termination.......................................................................16
      Termination Fee...................................................................17
      Interests of Certain Persons in the Merger........................................18
      Employee Benefits Matters.........................................................18
      Rights of Dissenting Shareholders.................................................19
      Certain Federal Income Tax Consequences...........................................21
      Accounting Treatment..............................................................22
      Regulatory Approvals..............................................................23
      Waiver and Amendment..............................................................23

SECURITY OWNERSHIP......................................................................24

INDEPENDENT AUDITORS....................................................................26

SHAREHOLDER PROPOSALS...................................................................27

STOCK PRICE AND DIVIDEND INFORMATION....................................................27

INCORPORATION BY REFERENCE..............................................................27

AVAILABLE INFORMATION...................................................................28




MISCELLANEOUS...............................................................................

COMPANY SELECTED CONSOLIDATED FINANCIAL DATA................................................

CITIZENS FINANCIAL GROUP, INC. SELECTED CONSOLIDATED FINANCIAL DATA.........................

Appendix A -- Agreement and Plan of Merger..................................................
Appendix B -- Opinion of Financial Advisor..................................................
Appendix C -- Connecticut statutes relating to Appraisal Rights of Dissenting Shareholders..
Appendix D -- Quarterly Report on Form 10-Q for quarter ended March 31, 1997................
Appendix E -- Annual Report on Form 10-K for year ended December 31, 1996...................



PRELIMINARY COPIES
------------------


                              BNH BANCSHARES, INC.
                                209 CHURCH STREET
                          NEW HAVEN, CONNECTICUT 06510
                                  (203)498-3500

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 14, 1997


                                  INTRODUCTION


     This Proxy Statement (the "Proxy Statement") is furnished to the shareholders of BNH Bancshares, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors") for use at the Special Meeting of Shareholders (the "Special Meeting") of the Company to be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511, on Thursday, August 14, 1997 at 10:00 a.m., local time, and at any adjournments or postponements thereof. This Proxy Statement is first being mailed to shareholders of the Company on or about July 14, 1997.


     At the Special Meeting, shareholders of the Company will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of April 8, 1997 (the "Merger Agreement") by and among Citizens Bank of Connecticut ("Citizens"), The Bank of New Haven (the "Bank") and the Company pursuant to which Citizens will acquire the Company through a merger of a subsidiary of Citizens and the Company (the "Holding Company Merger" or "Merger"), with the Company as the surviving entity. Immediately following the Merger, the Bank will be merged with and into Citizens, with Citizens as the surviving bank (the "Bank Merger"). A copy of the Merger Agreement is attached to this Proxy Statement as Appendix A.

     At the effective time of the Merger, each outstanding share of Company common stock, no par value ("Shares" or "Common Stock") (except for any dissenting shares, shares held in the Company's treasury and shares held by the Company or by Citizens or any of their respective direct or indirect subsidiaries), will be converted into the right to receive an amount equal to $15.50 in cash, subject to upward adjustment if the Holding Company Merger is not consummated on or prior to August 31, 1997 and certain other conditions are satisfied (the "Merger Consideration"), as described more fully in "PROPOSAL I -- PROPOSED MERGER -- Merger Consideration."

                               MEETING INFORMATION

DATE, PLACE AND TIME


     The Special Meeting will be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, on Thursday, August 14, 1997 at 10:00 a.m., local time.


RECORD DATE; VOTING RIGHTS


     The close of business on June 20, 1997 has been fixed as the record date (the "Record Date") for the determination of shareholders of the Company entitled to receive notice of and to vote at the Special Meeting. There were 3,690,576 Shares outstanding as of the Record Date. The holders of each of the Shares outstanding on the Record Date will be entitled to one vote for each Share held of record upon each matter properly submitted at the Special Meeting. At the Record Date, there were approximately 695 shareholders of record.


QUORUM

     The presence, in person or by proxy, of at least a majority in interest of all the Shares issued, outstanding, and entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting.

VOTE REQUIRED

     Pursuant to Connecticut law, the Merger must be approved by the affirmative vote of the holders of at least two-thirds of the Shares issued, outstanding and entitled to vote thereon.

PROXIES

     Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Special Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted FOR the proposal to approve the Merger Agreement.

     The Company intends to count the Shares present in person at the Special Meeting but not voting and Shares for which it has received proxies, but with respect to which holders of Shares have abstained on any matter, as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of business. However, such non-voting Shares and abstentions will not be counted as votes cast for purposes of determining whether the Merger Agreement has been approved. Since the Merger requires the affirmative vote of two-thirds of the Shares issued and outstanding, such non-voting Shares and abstentions will have the same effect as votes against the Merger Agreement.

     In addition, brokers who hold Shares in street name for customers who are the beneficial owners of such Shares are prohibited from giving a proxy to vote Shares in favor of the approval of the Merger Agreement without specific instructions from the customers who beneficially own the Shares. Accordingly, the failure of such customers to provide instructions to their broker with respect to their Shares will result in those Shares not being voted, which will have the same effect as votes against the Merger Agreement.

     A shareholder of record may revoke a proxy (i) by filing a written notice of revocation with the Company or (ii) by filing a duly executed proxy bearing a later date or (iii) by appearing at the Special Meeting in person, notifying the Inspectors of Election, and voting by ballot at the Special Meeting. The mere presence of a shareholder at the Special Meeting (without notification of revocation to the Inspectors of Election) will not, by itself, automatically revoke the shareholder's proxy.

SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting. The cost of solicitation of proxies by the Company will be borne by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone, telecopier, or similar means. The Company also will request persons, firms and corporations holding Shares which are beneficially owned by others to send proxy materials to and obtain proxy instructions from those beneficial owners. The Company will reimburse those holders for their reasonable out-of-pocket expenses. The Company also has retained ChaseMellon Shareholder Services, L.L.C. to assist in the distribution of proxies at a fee of $500.00 plus reimbursement of certain out-of-pocket expenses.

RIGHTS OF DISSENTING SHAREHOLDERS

     Any shareholder entitled to vote on the Holding Company Merger at the Special Meeting shall have the right to object to the Merger and to receive payment equal to the "fair value" of the Shares held of record by such shareholder upon compliance with Sections 33-855 through 33-872 of the Connecticut General Statutes, the full text of which is included as Appendix C to the Proxy Statement. See "PROPOSAL I -- PROPOSED MERGER -- Rights of Dissenting Shareholders."

                          PROPOSAL I -- PROPOSED MERGER

     The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement attached hereto as Appendix A. Shareholders are urged to read the Merger Agreement carefully and in its entirety. Capitalized terms not defined herein shall have the meanings assigned to them in the Merger Agreement.

THE PARTIES

     BNH Bancshares, Inc. The Company is a bank holding company incorporated in Connecticut in February 1985, the principal assets of which are the common stock of its wholly-owned subsidiaries, the Bank and Northeastern Capital Corporation (presently inactive). The principal business of the Bank is to provide a full range of banking services, including checking and savings accounts and loans primarily to small and medium-sized businesses, professional organizations and individuals in the New Haven metropolitan area. As of March 31, 1997, the Company had total assets of $334 million, total deposits of $289 million, total loans, net of the allowance for loan losses, of $234 million, and shareholders' equity of $26 million.

     The Bank, a state-chartered bank and trust company, was organized under the Connecticut banking laws on May 24, 1978 and began commercial banking operations in New Haven, Connecticut on April 16, 1979. The Bank has concentrated its marketing efforts in the greater New Haven area. The main office of the Bank and its executive offices are located at 209 Church Street, New Haven, Connecticut 06510. As of March 31, 1997, the Bank operated ten additional branch offices, two each in New Haven and Milford, and one each in Branford, Orange, Woodbridge, North Haven, Guilford and Hamden, Connecticut. The Bank also maintains an Operations Center in Orange, Connecticut. The Bank employed 154 full-time equivalent employees at March 31, 1997.

     Citizens Financial Group, Inc. Citizens Financial Group, Inc. ("CFG") is a Delaware corporation and the holding company for Citizens Bank of Connecticut, Citizens Bank of Massachusetts, Citizens Bank New Hampshire and Citizens Bank of Rhode Island. The outstanding common stock of CFG is owned as follows: 76.5% by The Royal Bank of Scotland plc, a company organized under the laws of Great Britain and registered in Scotland ("Royal Bank"); and 23.5% by The Governor and Company of the Bank of Ireland, a chartered corporation organized and existing in Ireland. Royal Bank is a wholly owned subsidiary of The Royal Bank of Scotland Group plc, a publicly owned financial services holding company incorporated under the laws of Great Britain and registered in Scotland. At March 31, 1997, CFG had total assets of approximately $15.6 billion. Citizens' principal executive offices are located at One Citizens Plaza, Providence, Rhode Island 02903. Citizens' telephone number at that location is (401) 456-7000.

     Citizens Bank of Connecticut. Citizens is a Connecticut chartered stock savings bank headquartered in New London, Connecticut. At March 31, 1997, Citizens had total assets of approximately $1.4 billion. Citizens operates a network of 31 offices in central and southwestern Connecticut, including its principal executive offices located at 63 Eugene O'Neill Drive, New London, Connecticut 06320.

BACKGROUND OF THE MERGER

     Over the past several years, the Company Board and its senior management have periodically reviewed the Company's strategic alternatives and assessed various opportunities for increasing long-term shareholder value, including opportunities for enhancing earnings internally, for growing through acquisitions and for affiliating with other financial institutions.

     Starting in the fall of 1996 and continuing into 1997, acquisition activity in the New England banking industry began to increase significantly. During this period, the Company was approached on an informal basis by certain financial institutions, including Citizens. Those meetings consisted of general discussions regarding trends in the financial services industry and, in general terms, the potential benefits of a combination of the Company with these other companies. At that time, however, it was believed that long-term shareholder value could best be enhanced by remaining independent and continuing to grow, by acquisition or otherwise.

     In the summer of 1996, Lawrence K. Fish, Chairman of CFG, contacted the Company's President and Chief Executive Officer, F. Patrick McFadden, Jr. They arranged to meet on July 24, 1996. At that meeting, Mr. Fish expressed his interest in the Company and explained to Mr. McFadden that Citizens was prepared to pay a significant but undisclosed premium for the Company and that he believed the resulting transaction would be of great benefit to the Company's shareholders and customers.


     After consulting with members of the Company's Executive Committee and management, Mr. McFadden informed Mr. Fish that the Board of Directors was beginning to undertake certain reviews, including a review of technology upgrading costs, and that the conclusions of McGladrey & Pullen's ("McGladrey") technology experts in Minneapolis, Minnesota were going to be an important part in determining the Company's strategic direction. McGladrey had been retained by the Company on February 5, 1996 to assist the Bank with the development of a Strategic Information Technology Plan. McGladrey is a public accounting firm well known in the banking industry, especially with regard to the consulting services it renders to community banks. Upon conclusion of a bidding process, McGladrey was selected over other firms bidding on the project due to the quality and cost of its services. For its services to the Bank, McGladrey received a fee of $50,000.00. Prior to this engagement, there was no material relationship between McGladrey (including its affiliates and representatives) and the Company, the Bank, and any of their affiliates.

     The major objectives of McGladrey's engagement were to analyze the information systems and technology currently implemented within the Bank, identify opportunities for improvement, recommend the best strategies to meet the short-term and long-range requirements of the Bank, and develop a plan for achieving the optimal usage of information systems and technology.

     During the course of McGladrey's analysis, representatives of McGladrey met with and interviewed (in person and through the use of questionnaires) employees and the management of the Bank on various topics related to the project, reviewed the Bank's overall strategic plan, analyzed organization charts, MIS organization structure and responsibilities, computer facilities, software, existing hardware and software contracts, and costs related to the existing system, and analyzed the need for and the feasibility of achieving automation of processes currently performed manually. In conducting its analysis, McGladrey compared the state of the Bank's information systems and technology with that of other banks in the Bank's market area and similaryly sized banks in other locations. This work culminated in the development by McGladrey of a Strategic Information Technology Plan containing a needs analysis, an estimate of the costs of implementing the plan, and recommendations regarding the core system, item processing, networking, automation of certain functions, imaging, alternate delivery systems, and staffing and training.

     Specifically, the plan recommended that the Bank implement a new core banking system to replace the existing system, either replace the existing item processing system with a new one or contract for the needed item processing work with an outside firm, establish hardware and software standards to promote ease of support, uniformity, and sharing of information, automate new account and teller platform functions, implement telephone and debit card banking, and hire new personnel on a temporary basis to implement these recommendations. McGladrey estimated that the cost to the Bank of implementing the recommendations contained in the strategic plan would be up to $3 million.

     McGladrey's final report was issued in August, 1996, and received a full review at the Board level on September 5, 1996. The Board examined the costs of technology set forth in the report and considered the facts that the Company was now the largest independent commercial bank in the State of Connecticut, that it had essentially completed the recovery and repair of its commercial loan portfolio and that it recognized substantially all of its deferred tax asset during fiscal 1996. The Board decided it would be an appropriate time to engage Friedman, Billings, Ramsey & Co., Inc. ("FBR") to explore, on the Company's behalf, ways to maximize shareholder value.

     On October 15, 1996, at a meeting at which the entire Board of Directors was present, Ms. Karen K. Edwards and Mr. Paul Click, of FBR, made a presentation concerning their beliefs with respect to maximizing shareholder value, and FBR was subsequently retained by the Company for this purpose.


     As the result of interviews with various members of senior management of the Company as well as an on-premise review of certain Bank information by individuals from FBR in February, 1997, FBR prepared an information document. The completed document was delivered to Mr. Fish and his associates on March 3, 1997 by representatives of FBR, at which time FBR discussed the strategic implications and imperatives of a transaction between Citizens and the Company. A Negotiating Committee, consisting of the Company Board members Dermer, Porto and Romei (the "Committee"), Mr. McFadden and Ms. Karen K. Edwards and Mr. William L. Boyan III, the representatives of FBR, met with Mr. Bradford B. Kopp, Executive Vice President and Chief Financial Officer of CFG on March 21, 1997. At this meeting, Mr. Kopp presented a proposal to acquire the Company. Following the meeting, the Negotiating Committee advised Citizens that further discussion would not be productive unless Citizens would be prepared to offer a higher price than previously indicated.

     On April 4th, the Committee and Messrs. McFadden and Trentacosta met with Mr. Kopp. After lengthy discussion and telephone conversations with representatives of FBR, an offer of $15.50 a share, subject to various conditions, including due diligence and the satisfactory negotiation of an agreement, was made, and the Committee indicated that it would recommend, from a financial perspective, that the Company's Board accept the offer. The Company's Board met later that day to consider the Committee's recommendation, discuss open issues regarding the definitive agreement being negotiated, and to authorize Citizens to proceed with off-site due diligence.


     Due diligence was conducted on April 4th and 5th and, on April 7th, in a conversation between management of the Company and Mr. Kopp, Mr. Kopp indicated that CFG was prepared to proceed. At a Special Meeting of the Company's Board of Directors held on the afternoon of April 7th, the Board agreed to accept the offer from Citizens. All Directors present, with the exception of Martin R. Anastasio, voted in favor of acceptance of the offer. Mr. Anastasio's reason for voting against the Merger was that he believed that maximum value for the Shares could best be obtained by giving other institutions which had recently made bank acquisitions in Connecticut an opportunity to make a proposal to acquire the Company.


REASONS FOR THE MERGER; RECOMMENDATION OF THE BOARD OF DIRECTORS

     In reaching its determination to approve and adopt the Merger Agreement and the transactions contemplated thereby, the Company's Board of Directors considered a number of factors, including, without limitation, the following:
(i) the value being offered the Company's shareholders in relation to the book value and earnings per share of the Company's Common Stock; (ii) the financial terms of other recent business combinations in the local financial services industry; (iii) the fact that the Merger Consideration reflects a significant premium for the Company's Common Stock; (iv) the compatibility of the respective business management philosophies of the Company and Citizens; (v) the ability of Citizens to provide comprehensive financial services to the local communities served by the Company; (vi) the opportunities for career advancement available to Bank employees who continue as employees of Citizens; (vii) the opinion of FBR that the terms of the Merger are fair from a financial point of view to the Company's shareholders, subject to terms set forth in its opinion; and (viii) the long-term interests of the Company and its shareholders. The Board also was concerned about and considered the fact that if the merger were consummated the New Haven community would lose its last locally based commercial bank, and the possibility that the merger would have an adverse impact on the Bank's employees.

     In the event the merger is not approved by the shareholders, the Company will continue its efforts to enhance shareholder value through internal growth and development. Management believes that to remain competitive in the New Haven banking market the Company would be required to improve the information systems and other technology currently in use by the Bank. The Board believes that though this process might enable the Bank to reduce its workforce, the expense involved and could result in reduced earnings over a number of years and would make it more difficult for the Company to achieve its long-term objectives.


     Based on the factors described above, the Company's Board of Directors determined that the Merger was desirable and in the best interests of the Company's shareholders and approved the Merger Agreement. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

OPINION OF FINANCIAL ADVISOR

     FBR was retained by the Company in 1996 to act as its financial advisor in connection with a review of the Company's strategic alternatives. At the meeting of the Company's Board held on April 7, 1997, FBR delivered its opinion to the effect that as of the date of such opinion, the proposed consideration to be received by the holders of Shares pursuant to the Merger Agreement was fair from a financial point of view to such holders. FBR has reconfirmed its April 7, 1997 opinion by delivery of its written opinion to the Company Board, dated the date of this Proxy Statement (the "FBR Opinion"), stating that, as of the date hereof and based on the matters set forth in such opinion, the proposed consideration to be received by the holders of Shares pursuant to the Merger Agreement is fair to such holders from a financial point of view.

     THE FULL TEXT OF THE FBR OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE FBR OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX B. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE FBR OPINION IN ITS ENTIRETY. FBR'S OPINION IS ADDRESSED ONLY TO THE COMPANY'S BOARD OF DIRECTORS AND DIRECTED ONLY TO THE CONSIDERATION TO BE RECEIVED IN THE MERGER BY THE HOLDERS OF THE COMPANY SHARES AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

     FBR is a nationally recognized investment banking firm and was selected by the Company based on the firm's reputation and experience in investment banking in general, its recognized expertise in the valuation of banking businesses and because of its familiarity with, and prior work for, the Company. FBR, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with rendering the opinions dated April 7, 1997 and the date hereof, FBR, among other things: (i) reviewed the Merger Agreement; (ii) reviewed the Annual Reports to Shareholders of the Company for the fiscal years ended December 31, 1993 through 1995 and Annual Reports on Form 10-K of the Company for the fiscal years ended December 31, 1993 through 1996, as well as Quarterly Reports of the Company on Form 10-Q for the three-month periods ended March 31, 1996, June 30, 1996 and September 30, 1996, and certain other communications from the Company to its Shareholders; (iii) reviewed certain financial analyses and forecasts prepared by the Company's management; (iv) discussed with members of senior management of the Company the past and current business operations, regulatory relationships, financial condition and future prospects of the Company; (v) reviewed the reported price and trading activity for the Shares; (vi) compared certain financial and stock market information for the Company with similar information for certain other companies, the securities of which are publicly traded; (vii) reviewed the financial terms of certain recent business combinations in the banking industry; and (viii) performed such other studies and analyses as it considered appropriate.

     In connection with rendering the FBR Opinion, as set forth therein, FBR relied without independent verification upon the accuracy and completeness of all the financial and other information reviewed by it for purposes of rendering its opinion. FBR has further relied on the assurances of management of the Company and CFG that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. FBR also has assumed that there has been no material change in the Company's or Citizens' assets, financial condition, results of operations, business or prospects since December 31, 1996. FBR did not review individual credit files nor did it make an independent evaluation or appraisal of any assets or liabilities of the Company or any of its subsidiaries and was not furnished with any such evaluation or appraisal.


     The following is a summary of the material analyses presented by FBR to the Company's Board of Directors in connection with providing its opinion dated April 7, 1997 and the date of this Proxy Statement to the Company's Board, and does not purport to be a complete description of the analyses by FBR. FBR believes that its analyses must be considered as a whole and that selecting portions of its analyses without considering all factors and analyses would create an incomplete view of the analyses and processes underlying its opinion. In its analyses, FBR relied upon numerous assumptions made by the Company with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Company. Analyses based upon forecasts of future results are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. No company or transaction used as a comparison in the analyses is identical to the Company or to the Merger. Additionally, estimates of the value of businesses do not purport to be appraisals or necessarily reflective of the prices at which businesses actually may be sold. Because such estimates are inherently subject to uncertainty, neither the Company's Board, nor FBR, nor any other person assumes responsibility for the accuracy of such estimates. FBR's analyses were prepared solely for purposes of its opinions rendered April 7, 1997 and the date of this Proxy Statement, were provided to the Company's Board regarding the fairness from a financial point of view of the proposed cash consideration to be received for Shares pursuant to the Merger by holders of such Shares, and do not purport to be appraisals or necessarily reflect the prices at which the Company or its securities actually may be sold. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or a summary description.


     Summary of Terms of Merger. FBR reviewed the terms of the proposed Merger, including the aggregate amount of consideration, the form of consideration, and the percentage of premium to the current market price for the Common Stock. The amount of consideration is $15.50 per Share, subject to upward adjustment under certain circumstances, all of which is to be paid in cash (the "Cash Consideration"). The Cash Consideration represented a premium over the closing price of the Shares on April 7, 1997, April 4, 1997 and March 4, 1997 of 14.8%, 26.5% and 29.2%, respectively.

     FBR stated that the Cash Consideration represented a multiple of (i) 41.9 times the Company's earnings per Share for the three months ended December 31, 1996 on an annualized basis; (ii) 43.1 times the Company's earnings per Share for the twelve months ended December 31, 1996 assuming taxes of 40%; (iii) 22.5 times the analysts' estimate of the Company's 1997 earnings per Share; and (iv)
2.2 times the Company's book value per Share as of December 31, 1996. The Cash Consideration also represented a deposit premium of 10.54 percent based on tangible book value per Sha`re as of December 31, 1996.

     The actual earnings results for the Company for the twelve months ended December 31, 1996 included a tax benefit of $7.5 million taken in the third quarter of 1996. The forecasts and projections furnished to FBR for the Company were prepared by the management of the Company. As a matter of policy, the Company does not publicly disclose internal management forecasts, projections or estimates of the type furnished to FBR in connection with its analysis of the Merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

     Comparable Transaction Analysis. FBR reviewed certain information relating to transactions involving acquisitions of banks that were announced between January 1, 1996 and April 5, 1997. In conjunction with its analysis, FBR reviewed valuation multiples based on price to book value, price to tangible book value, price to latest twelve months earnings per share and the premium over tangible book value as a percentage of deposits. FBR compared Citizens' pending acquisition of the Company to transactions involving banks nationwide, banks in New England, banks in Connecticut, banks with assets between $300 and $400 million, banks with a ratio of nonperforming assets to total assets between 1% and 2%, and bank transactions where the consideration was paid in cash (the "Comparable Groups"). The following table presents the average and median multiples and ratios for the Comparable Groups.

                SUMMARY OF BANK MERGER & ACQUISITION TRANSACTIONS
                         JANUARY 1, 1996 - APRIL 4, 1997

                                                                           Announced
                                                       ----------------------------------------------------------
                                                       Deal Price/    Deal Price/     Deal Price/  Tangible Book
                                                 Deal     Book       Tangible Book       4-Qtr     Prem/CoreDeps
                                                Value      (%)           (%)            EPS (x)          (%)
                                                -----  -----------  --------------    -----------  --------------
Nationwide           362 Transactions
Average                                        154.0     194.31         199.60           18.03          11.73
Median                                          16.7     190.00         192.39           16.57          10.80

New England           13 Transactions
Average                                        104.5     188.08         188.57           17.12          9.74
Median                                          22.0     175.35         176.74           15.13          9.24

Connecticut            5 Transactions
Average                                         53.8     204.66         205.22           16.70          12.61
Median                                          31.9     214.46         214.46           12.36          13.01

Assets $300m-$400m    15 Transactions
Average                                         63.1     204.60         209.91           21.47          13.09
Median                                          65.0     195.33         210.64           16.92          12.63

NPAs/Assets(1%-2%)    58 Transactions
Average                                         61.1     196.04         198.83           17.74          11.56
Median                                          22.0     191.17         196.65           17.28          11.06

Cash Deals           122 Transactions
Average                                         22.1     168.29         171.04           17.15          8.39
Median                                           9.9     172.03         173.37           14.96          8.15



BNH Bancshares, Inc.                            57.1     222.83         222.83                          10.54
--------------------

 Earnings Multiples: 3 Months Ended December 31, 1996 Annualized                         41.87
                     12 Months Ended December 31, 1996 Assuming 40% Taxes                43.06
                     Analysts' 1997 Earnings Estimate                                    22.46

     The price to book value multiple and price to tangible book value multiple for the Merger at announcement was greater than the average and median for all of the Comparable Groups. On a multiple of earnings basis utilizing the three methodologies shown in the table above, the Consideration reflects an earnings multiple that is greater than the average and median for all the Comparable Groups.

     Present Value Analysis. Using a present value analysis, FBR estimated the present value of the future earnings streams and terminal values of the Company through the year 2000 based on the Company management's estimates of the Company's earnings per Share and analysts' estimates of the Company's earnings per Share for 1997 and 1998 and assuming long-term earnings growth rates of 15 percent thereafter. FBR used discount rates of 10 percent and 15 percent and terminal multiples of 15 times, 15.5 times, 16 times, 16.5 times, 17 times and

17.5 times projected earnings in the year 2000. The present value of estimated earnings per Share of the Company using the analysts' assumptions ranged from a low of $9.67 per Share (based on a multiple of 15 times, a discount rate of 15 percent and a long-term earnings growth rate of 15 percent) to a high of $14.08 per share (based on a multiple of 17.5 times, a discount rate of 10 percent, and a long-term earnings growth rate of 15 percent).

     FBR has provided certain investment banking advisory services to the Company from time to time, for which it has received, and will receive, customary compensation, including acting as financial advisor for the Company in connection with the Merger Agreement. Other investment banking services provided by FBR to the Company include services provided to the Company in connection with a Common Stock Rights Offering in July 1993. The Company's agreement with FBR provides for an incentive-based fee based on an escalating percentage of the aggregate consideration to be paid to the Company's Shareholders. For its services as financial advisor to the Company in connection with the Merger, FBR will receive a transaction fee equal to 1.72% of the aggregate consideration paid to the Company's Shareholders and option holders, or approximately $984,000 (the "Transaction Fee"). The Transaction Fee is payable upon consummation of the Merger. The Company has also agreed to pay FBR its reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel, and to indemnify FBR against certain liabilities, including certain liabilities arising under the federal securities laws.

     FBR has advised the Company that, in the ordinary course of its business as a full-service securities firm, FBR may, subject to certain restrictions, actively trade the equity and/or debt securities of the Company, The Royal Bank of Scotland plc and The Governor and Company of the Bank of Ireland for its own account or for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

EFFECTIVE TIME

     The closing of the transactions contemplated by the Merger Agreement will take place on a date (the "Closing Date") that is within ten business days after the satisfaction or waiver of all of the conditions to the Merger, as set forth in the Merger Agreement. See "Conditions to the Merger." On the Closing Date, a duly executed Certificate of Merger will be filed with the Secretary of State of the State of Connecticut in accordance with the General Statutes of Connecticut ("Connecticut Law"). The Effective Time of the Holding Company Merger shall be at such time as the Certificate of Merger is filed with the Secretary of State, or at such later time as is specified in the Certificate of Merger. There can be no assurance given that any or all of the approvals required to consummate the Merger will be obtained or that the Merger will be completed at any time.

STRUCTURE OF THE MERGER

     The Merger Agreement contemplates that Citizens will form a corporation under Connecticut Law as a subsidiary ("Merger Sub") for the purpose of facilitating the Holding Company Merger. At the Effective Time, Merger Sub will be merged with the Company, such that the Company will be the surviving entity (the "Surviving Corporation"), and the separate corporate existence of Merger Sub will cease. The directors and officers of Merger Sub immediately prior to the Effective Time will be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation. Unless otherwise determined by Citizens prior to the Effective Time, as of the Effective Time the Certificate of Incorporation of the Surviving Corporation will be the Certificate of Incorporation of the Company immediately prior to the Effective Time, and the By-Laws of the Surviving Corporation will be the By-Laws of Merger Sub immediately prior to the Effective Time.

     The Merger Agreement further provides that following the execution and delivery of the Merger Agreement, Citizens and the Bank will enter into an Agreement (the "Bank Merger Agreement") pursuant to which on the date the Bank Merger Agreement and the approval of the Banking Commissioner of the State of Connecticut are filed with the Secretary of State of the State of Connecticut (the "Bank Merger Effective Time"), the Bank Merger will occur, the separate corporate existence of the Bank will cease, and Citizens will be the surviving bank (the "Surviving Bank"). The initial directors and officers of the Surviving Bank will be the directors and officers of Citizens immediately prior to the Bank Merger Effective Time, plus those two individuals to be named on Annex A to the Bank Merger Agreement who were directors of the Bank prior to the consummation of the Bank Merger.

MERGER CONSIDERATION


     At the Effective Time, by virtue of the Holding Company Merger and without any action on the part of Merger Sub, the Company, or the holders of any of the Shares, each Share issued and outstanding immediately prior to the Effective Time (other than any Shares held in the Company's treasury, or by Merger Sub, Citizens or any direct or indirect wholly owned subsidiary of Citizens or the Company and Shares held by dissenting shareholders) will be cancelled and converted automatically into the right to receive an amount equal to $15.50 in cash (the "Fixed Consideration"), subject to possible upward adjustment as described below. Citizens, which is expecting a $65 million capital contribution from CFG, will be the source of all funds necessary to pay the Merger Consideration.

     If the Effective Time has not occurred on or prior to October 15, 1997 and
(i) the Merger has been approved by the Company's shareholders (ii) the failure of the Effective Time to have occurred on or prior to October 15, 1997 is not attributable to acts or omissions by or circumstances related to the Company or the Bank, then interest at the rate of 6% per year will be paid on the cash consideration from October 15 through the Effective Time.


     After the consummation of the Holding Company Merger, holders of certificates that prior to the Holding Company Merger represented the Shares will have no rights with respect to those Shares except that holders other than Citizens, the Bank, or any of their subsidiaries will have the right to surrender the certificates for the Merger Consideration or to perfect their rights of appraisal pursuant to Sections 33-855 through 33-872 of the Connecticut General Statutes, the text of which is attached to this Proxy Statement as Appendix C. After the consummation of the Holding Company Merger, holders of the Shares will have no continuing equity interest in the Company or Citizens and, therefore, will not share in future earnings, dividends or growth of the Surviving Bank.

     Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation.

TREATMENT OF STOCK OPTIONS

     Prior to the Effective Time, the Company will take all such action as is necessary to terminate the 1986 BNH Bancshares, Inc. Stock Option Plan, the BNH Bancshares, Inc. 1992 Stock Incentive Plan, and the BNH Bancshares, Inc. Stock Option Plan for Non-Employee Directors, each as amended to date (collectively, the "Company Option Plans"), and will provide written notice to each holder of a then-outstanding stock option to purchase Shares pursuant to the Company Option Plans (whether or not such stock option is then vested or exercisable), that such stock option will be, as of the date of such notice, exercisable in full and that such stock option will terminate at the Effective Time and that, if such stock option is not exercised or otherwise terminated before the Effective Time, such holder will be entitled to receive in cancellation of such option a cash payment from the Company at the Closing in an amount equal to the excess of the Merger Consideration over the per share exercise price of such stock option, multiplied by the number of Shares covered by such stock option, subject to any required withholding of taxes. Such cash payments will amount to approximately $1,050,000.

     Subject to the foregoing, the Company Option Plans and all options issued thereunder will terminate at the Effective Time. Pursuant to the Merger Agreement, directors and officers holding substantially all of the options have entered into agreements with Citizens that such directors and officers will not exercise any options prior to the Effective Time. See "--Interests of Certain Persons in the Merger."

FINANCING THE MERGER

     Assuming that no Company shareholder exercises appraisal rights in connection with the Holding Company Merger, that the Holding Company Merger occurs on or before August 31, 1997, and based upon a total of 3,690,576 shares of the Company Common Stock, the aggregate amount of consideration to be paid to the Company's shareholders will be approximately $57.2 million. Citizens has represented and warranted in the Merger Agreement that it and Merger Sub will have available to them sources of capital and financing sufficient to fulfill their obligations under the Merger Agreement.

NO SOLICITATION

     The Company and the Bank have agreed that, unless and until the Merger Agreement is terminated, none of the Company, the Bank, or any of their subsidiaries will, directly or indirectly, through any officer, director, agent or otherwise, solicit or initiate the submission of any proposal or offer concerning any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any equity interest in, the Company, the Bank, or any of their subsidiaries or any business combination with the Company, the Bank or any of their subsidiaries or (except to the extent determined by the Company Board, upon the opinion of its independent counsel, to be required by fiduciary obligations under applicable law), to participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with any effort or attempt by any other person to do or seek any of the foregoing.

     Pursuant to the Merger Agreement, the Company and the Bank have also agreed to cease and cause to be terminated all discussions and negotiations with any parties existing prior to the execution of the Merger Agreement with respect to any of the foregoing, to communicate promptly to Citizens the terms of any proposal or offer or any inquiry or contact with any person with respect to any of the foregoing, to identify any party making such proposal or inquiry, and not to release any third party from or waive any provision of any confidentiality or standstill agreement to which either the Company or the Bank is a party.

SURRENDER OF STOCK CERTIFICATES; PAYMENT FOR SHARES

     The cancellation of Shares held by shareholders prior to the Merger and the conversion of such Shares into the right to receive the Merger Consideration will occur automatically at the Effective Time. Immediately prior to the Effective Time, Citizens will cause to be deposited with a bank or trust company designated by it to act as agent (the "Paying Agent") such amount of cash as is sufficient to pay the aggregate Merger Consideration.

     At the Effective Time, all Shares owned directly or indirectly by Citizens, Merger Sub, or by any direct or indirect wholly owned subsidiary of Citizens or the Company immediately prior to the Effective Time will be cancelled without any conversion thereof, and no payment or distribution will be made with respect thereto. All Shares held by the Company as treasury stock will be cancelled and will cease to exist and no Merger Consideration will be paid in exchange therefor.

     Promptly after the Effective Time (but in no event more than three business days thereafter), Citizens and the Surviving Corporation will cause to be mailed to each holder of record of the Shares as of the Effective

Time a letter of transmittal and instructions for use in effecting the surrender of certificates representing the Shares. After the Effective Time, each holder of a certificate representing the Shares will, upon surrender to the Paying Agent of the certificate for exchange and cancellation, together with a duly executed letter of transmittal and such other documentation as may be required pursuant to the instructions contained in the letter of transmittal, be entitled to receive an amount of cash equal to the Merger Consideration multiplied by the number of Shares evidenced by the certificate.

     No interest will be paid or accrued on the Merger Consideration upon the surrender of any certificate for the benefit of the holder of such certificate. If payment of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate is registered on the stock transfer books of the Company, payment will be conditioned on proper endorsement of the certificate and the payment (or proof of payment or proof that such payment is not required) by the person requesting payment of all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder. In the event a certificate evidencing ownership of the Shares has been lost, stolen or destroyed, the paying agent will issue the Merger Consideration to the person claiming such certificate has been lost, stolen or destroyed in exchange for an affidavit of the fact of loss, theft, or destruction and, if reasonably directed by Citizens or the Surviving Corporation, the posting of a bond to indemnify Citizens and the Surviving Corporation against any claim arising in connection with the lost, stolen or destroyed certificate.

     Any Shares as to which the holder has duly demanded payment of the fair value pursuant to Sections 33-855 through 33-872 of the Connecticut General Statutes will not be converted into the right to receive the Merger Consideration, unless and until such shareholders shall have failed to perfect or shall have effectively withdrawn or lost their right of appraisal. See "--Rights of Dissenting Shareholders." Any Shares of Common Stock held by a shareholder who fails to perfect or withdraws or otherwise loses such right of appraisal will thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration.

     At the close of business on the Effective Date, the stock transfer books of the Company will be closed and thereafter there will be no further registration of transfers of the Shares.

     At any time following the sixth month after the Effective Time, Citizens and the Surviving Corporation will be entitled to require the Paying Agent to deliver to them any funds which had been made available to the Paying Agent and not disbursed to holders of Shares. Any holders of Shares who have not exchanged their certificates as of that date may look only to Citizens and the Surviving Corporation for payment of the Merger Consideration, subject to abandoned property, escheat and other similar laws, and only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the certificates held by them. None of Citizens, the Surviving Corporation, or the Paying Agent will be liable to any holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

CONDITIONS TO THE MERGER

     The obligations of the Company, the Bank and Citizens to effect the Holding Company Merger are subject to the satisfaction or waiver of a number of conditions at or prior to the Effective Time, including the following: (i) the Merger Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company; (ii) all requisite regulatory approvals, authorizations and consents required to consummate the Merger shall have been received and remain in full force and effect, and all associated waiting periods shall have expired or terminated; (iii) no order, injunction or decree issued by federal or state governmental authority or other agency or commission or federal or state court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Bank Merger Agreement shall be in effect and no proceeding initiated by any governmental entity seeking any of the foregoing shall be pending; and (iv) no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits, restricts or makes illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Bank Merger Agreement.


     The obligations of Citizens and Merger Sub to effect the Holding Company Merger also are subject to the satisfaction of the following additional conditions: (i) the representations and warranties made by the Company and the Bank shall be true in all material respects as of the date of the Merger Agreement and (to the extent they do not speak as of an earlier date) as of the Effective Date, and the Chief Executive Officer and the Chief Financial Officer of the Company and the Bank shall have signed and Citizens shall have received a certificate to that effect dated as of the Effective Date; (ii) the Company and the Bank shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Company and the Bank to be performed or complied with by them at or prior to the Effective Date under the Merger Agreement and the Bank Merger Agreement, and the Chief Executive Officer and the Chief Financial Officer of the Company and the Bank shall have signed and Citizens shall have received a certificate to that effect dated as of the Effective Date; (iii) the consent, approval, or waiver of each person whose consent or approval shall be required in order to permit the lawful succession by the Surviving Corporation pursuant to the Holding Company Merger or the Surviving Bank as survivor to the Bank Merger, as the case may be, to any material obligation, right or interest of the Company, the Bank or any of their subsidiaries under any agreement or instrument shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of the Company and the Bank to Citizens; (iv) none of the requisite regulatory approvals shall impose any material term, condition or restriction upon any of the parties that Citizens reasonably determines would materially and adversely affect the business, operations, financial condition, property or assets of the Surviving Bank or otherwise materially impair the value of the Bank to Citizens in a manner which is material and adverse to Citizens and its subsidiaries taken as a whole; (v) agreements regarding the exercise of stock options granted pursuant to the Company Option Plans shall have been executed and delivered by directors and officers of the Company and the Bank who held, as of the date of the Merger Agreement, 90% of the outstanding stock options under the Company Option Plans; (vi) the employment agreement dated as of May 1, 1993 by and between the Bank and F. Patrick McFadden, Jr., shall have been terminated and shall be completely without effect; and (vii) Citizens shall have received a legal opinion from counsel to the Company and the Bank, dated as of the Closing Date, opining as to the legal existence of the Bank and the Company, the authority of each to carry on its business, to enter into and be bound by the Agreement, and to perform its obligations thereunder, the due authorization and issuance of the Company's Common Stock and the nature of the capital structure of the Company, the absence of litigation, that consummation of the Merger and the transactions contemplated thereby will not cause either the Company or the Bank to violate or otherwise breach any provision in a certificate of incorporation or by-laws, or any other agreement or arrangement with third parties, and that all necessary regulatory approvals have been obtained.


     The obligations of the Company and the Bank to effect the Holding Company Merger are also subject to the satisfaction of the following additional conditions: (i) the representations and warranties made by Citizens and Merger Sub shall be true in all material respects as of the date of the Merger Agreement and (to the extent they do not speak as of an earlier date) as of the Effective Date, and the Chief Executive Officer and the Chief Financial Officer of Citizens shall have signed and the Company shall have received a certificate to that effect dated as of the Effective Date; and (ii) Citizens and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by such parties under Merger Agreement, and the Chief Executive Officer and the Chief Financial Officer of Citizens shall have signed and the Company shall have received a certificate to that effect dated as of the Effective Date.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY, THE BANK AND CITIZENS

     The Company, the Bank, and Citizens have made certain representations and warranties to one another with respect to: (i) corporate organization and existence; (ii) authority and power to execute the Merger Agreement, the Bank Merger Agreement and the consummation of the transactions contemplated thereby and the absence of any conflicting obligations in this regard; (iii) required consents and approvals; (iv) the accuracy of their respective financial statements; (v) the broker's fees incurred in connection with any of the transactions contemplated by the Merger Agreement or the Bank Merger Agreement; and (vi) the truth and accuracy of information contained in and supplied for inclusion in the Proxy Statement to be prepared in connection with the transactions.

     The Company and the Bank have made certain additional representations and warranties to Citizens with respect to: (i) subsidiaries; (ii) Certificates of Incorporation, By-Laws, corporate records; (iii) capitalization; (iv) compliance with general laws; (v) the timeliness of the filing of certain required regulatory reports; (vi) the absence of certain changes or events; (vii) the absence of litigation; (viii) employee benefits plans and the administration thereof; (ix) labor matters; (x) property and leases; (xi) the filing of tax returns and payment of taxes; (xii) material contracts; (xiii) loan portfolios;
(xiv) investment securities; (xv) derivative transactions; (xvi) insurance;
(xvii) environmental matters; (xviii) intellectual property; (xix) the administration of fiduciary accounts; (xx) agreements with bank regulators;
(xxi) material interests of certain persons; (xxii) the inapplicability of certain state antitakeover laws; (xxiii) the status of certain legal opinions; and (xxiv) the truth and accuracy of the information provided to Citizens.

     Citizens also has made certain additional representations to the Company with respect to (i) the adequacy of the capitalization of Citizens; and (ii) the availability of capital and financing sufficient to fulfill its obligations under the Merger Agreement.

CONDUCT PENDING THE MERGER

     The Company and the Bank have agreed that, prior to the Effective Time, the business of the Company, the Bank and their subsidiaries will be conducted only in the usual, regular and ordinary course of business, in a manner consistent with prudent banking practice, and in substantially the same manner as prior to the execution of the Merger Agreement, and have further agreed to continue to operate in the same geographic markets serving the same market segments and without significant increase in the rate of growth of the Bank's loan portfolio, and to use their reasonable best efforts to preserve substantially intact the business organization of the Company, the Bank and their subsidiaries, to keep available the present services of officers, employees and consultants, to preserve current relationships and goodwill and to implement a branch employee incentive program.

     The Company and the Bank have further agreed that, except as expressly contemplated or permitted by the Merger Agreement or the Bank Merger Agreement, or with the prior written consent of Citizens (which consent will not be unreasonably withheld), none of the Company, the Bank, or any of their subsidiaries will do (or publicly announce an intention to do) any of the following:

          (i) amend or otherwise change its Certificate of Incorporation or By-Laws or equivalent organizational documents;

          (ii) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of any class of the Company, the Bank or any of their subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of the Company, the Bank or any of their subsidiaries, or enter into any agreement with respect to any of the foregoing (except for the issuance of a maximum of 150,954 shares issuable pursuant to officer and director stock options outstanding under the Company Option Plans);

          (iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (iv) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of the Merger Agreement;

          (v) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company, the Bank or any of their subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the Company, the Bank or any of their subsidiaries;

          (vi) enter into any new line of business or materially expand the business currently conducted by the Company, the Bank and their subsidiaries or file any application to relocate or terminate the operations of any banking office of the Company, the Bank or any of their subsidiaries;

          (vii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets, other than subject to Section 5.05 of the Merger Agreement;

          (viii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any individual, corporation or other entity, or make any loan or advance, other than in the ordinary course of business consistent with past practice;

          (ix) enter into any contract or agreement other than in the ordinary course of business consistent with past practice and, in any event, regardless of whether consistent with past practice, undertake or enter into (i) any contract or other commitment (other than contracts or commitments related to Loans) involving an aggregate payment by or to the Company, the Bank or any of their subsidiaries under any such contract or commitment of more than $100,000 or having a term of one year or more from the time of execution, or (ii) any contract or commitment, or related contracts or commitments, for Loans having an original principal amount in excess of $250,000;

          (x) authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000 for the Company, the Bank and their subsidiaries taken as a whole, except for written contractual commitments entered into prior to the date of the Merger Agreement as disclosed in the Disclosure Schedule and for capital expenditures (A) not to exceed $150,000 related to the Bank's acquisition of its Whalley Norton branch site and (B) not to exceed $450,000 relating to its wide area network service;

          (xi) (i) except as required by applicable law, (A) adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company, the Bank or any of their subsidiaries and one or more of its current or former directors, officers or employees, or (B) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); provided, however, that the Company and the Bank may, in consultation with Purchaser, increase the directors' fees payable to the directors of the Company or the Bank in the ordinary course of business consistent with past practice and grant salary increases to its employees (other than those employees who are officers) at the regular review date of such employees in an aggregate amount for all employees not to exceed four percent (4%) of the aggregate current annualized base salaries of such employees or constitute more than a ten percent (10%) increase with respect to any one employee; or (ii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company, the Bank or any of their subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

          (xii) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred with by the Company's independent accountants;

          (xiii) make any tax election or settle or compromise any Federal, state, local or foreign tax liability;

          (xiv) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries included in the Annual Report on Form 10-K for the period ended December 31, 1996, or subsequently incurred in the ordinary course of business and consistent with past practice or in connection with the Merger Agreement;

          (xv) make any new or additional equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructuring in the ordinary course of business consistent with past practice;

          (xvi) sell any securities in its investment portfolio, except in the ordinary course of business, or engage in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments;

          (xvii) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements or purchase or sell any loans in bulk;

          (xviii) take any action that is intended or reasonably can be expected to result in any of its representations and warranties set forth in the Merger Agreement being or becoming untrue in any material respect, or any of the conditions to the consummation of the Holding Company Merger, the Bank Merger and the other transactions contemplated by the Merger Agreement not being satisfied in any material respect, or in any material violation of any provision of the Merger Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

          (xix) commit any act or omission which constitutes a material breach or default by the Company, the Bank or any of their subsidiaries under any Regulatory Agreement or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound;

          (xx) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Material in amounts which, if such foreclosure were to occur, would be material;

          (xxi) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (i) any contract, agreement or lease for office space, operations space or branch space to which the Company, the Bank or any of their subsidiaries is a party or by which the Company, the Bank or any of their subsidiaries or their respective properties is bound; (ii) any lease, contract or agreement other than in the ordinary course of business consistent with past practice including renewals of leases to existing tenants of the Company or the Bank; (iii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Company, the Bank or any of their subsidiaries of more than $100,000 or having a term of one year or more from the time of execution except with respect to the acquisition of its Whalley Norton branch site;

          (xxii) change in any material respect its loan policies or procedures, except as required by regulatory authorities; or

          (xxiii) agree to do any of the foregoing.

EXPENSES

     The Merger Agreement provides that each party shall bear its own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby unless the Merger Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful breach of a party to the Merger Agreement, in which case the breaching party will be liable to the non-breaching party for all out-of-pocket expenses incurred by the non-breaching party in connection with entering into the Merger Agreement. The payment of the foregoing expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to the parties at law or in equity.

TERMINATION

     The Merger Agreement may be terminated and the Holding Company Merger and Bank Merger and the other transactions contemplated by the Merger Agreement or the Bank Merger Agreement abandoned at any time prior to the Effective Time (a) by mutual written consent of Citizens, Merger Sub, the Company, and the Bank;
(b) by either Citizens and Merger Sub or the Company and the Bank if the Effective Time shall not have occurred on or before December 31, 1997 and the failure of the timely occurrence of the Effective Time is not the cause of the party seeking termination; (c) by either Citizens and Merger Sub or the Company and the Bank (i) ninety days after the date on which any request or application for a regulatory approval required to consummate the Holding Company Merger or the Bank Merger shall have been denied or withdrawn at the request or recommendation of the governmental entity which must grant such requisite regulatory approval unless within such ninety-day period a petition for rehearing or an amended application has been filed with such governmental entity, provided that no party shall have the right to so terminate the Merger Agreement if such denial or request or recommendation for withdrawal is due to the failure of the party seeking termination to perform or observe the covenants and agreements of such party under the Merger Agreement, or (ii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Holding Company Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;
(d) by either Citizens and Merger Sub or the Company and the Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement) if there shall have been a material breach of any of the representations and warranties, covenants, and agreements set forth in the Merger Agreement on the part of the other party which cannot be timely cured; (e) by either Citizens and Merger Sub or (if the Company and the Bank are not in material breach of their obligation to hold the Special Meeting) the Company and the Bank if the Merger has not been approved by the shareholders of the Company; or (f) by Citizens if the Board of Directors of the Company shall not have publicly recommended to the shareholders of the Company that the shareholders vote in favor of the approval of the Merger Agreement, the Holding Company Merger, and the other transactions contemplated by the Merger Agreement, or shall have withdrawn or modified such recommendation in a manner adverse to Citizens.

TERMINATION FEE

     The Merger Agreement provides that Citizens may elect to receive as liquidated damages, in lieu of exercising any other rights or remedies under the Merger Agreement, a payment from the Bank of $500,000 in the event that:

     (a) either the Company and the Bank or Citizens has terminated the Merger Agreement due to the failure of the Company's shareholders to approve the Merger Agreement; (b) Citizens has terminated the Merger Agreement due to the Company's Board of Directors' failure to publicly recommend the approval of the Merger Agreement or the Company Board's modification or withdrawal of such recommendation in a manner adverse to Citizens; or (c) Citizens has terminated the Merger Agreement due to a material breach of any representation, warranty, covenant or agreement caused by the willful misconduct or gross negligence of the Company and the Bank; and (i) within 12 months of any such termination the Company enters into an agreement to engage in an Acquisition Transaction (as defined in the Merger Agreement) or the Board of Directors or a committee thereof shall have authorized, approved, recommended, publicly proposed or failed to publicly oppose an Acquisition Transaction, or recommended that shareholders of the Company authorize, approve or accept an Acquisition Transaction with any person other than Citizens or an affiliate of Citizens; or
(ii) at the time of any termination or event giving rise to a termination pursuant to (a) or (b) above, it shall have been publicly announced that any party other than Citizens or an affiliate of Citizens shall have made, or disclosed an intention to make, a bona fide offer to engage in an Acquisition Transaction or filed an application under the Bank Holding Company Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.

     In the event that the Company is required to make a payment under circumstances described in subsection (i) of the previous paragraph, and the Acquisition Transaction giving rise to such payment provides a per share consideration (the "Acquisition Consideration") to the Company's shareholders exceeding the Fixed Consideration, then the $500,000 cash payment will be increased by an amount equal to the product of 738,528 multiplied by the excess of the per share Acquisition Consideration over the Fixed Consideration.

     The term "Acquisition Transaction" generally means the sale of more than 14.9% of the Company, whether by merger, disposition of assets or acquisition or sale of securities, and also includes the commencement of a tender offer or exchange offer to purchase 14.9% or more of the outstanding Shares.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of the Company's and the Bank's management and Boards of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of the Company generally. The Board of Directors of the Company was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     As of May 1, 1993, the Bank entered into an employment agreement with F. Patrick McFadden, Jr. which provides that he will serve as President and Chief Executive Officer of the Company and the Bank. If the Bank terminates the agreement for any reason other than for cause, Mr. McFadden will be entitled to all unpaid base salary through the remaining term of the agreement and any unpaid bonuses. This agreement will be terminated prior to the closing.

     F. Patrick McFadden, Jr., John F. Trentacosta, Lorraine K. Young and three other executive officers of the Bank have entered into severance agreements with the Bank which provide for the payment of termination benefits in the event of a change in control. In the event there is an involuntary termination of Mr. McFadden's, Mr. Trentacosta's or Ms. Young's employment within one year prior to the change in control or within the two year period following a change in control, such officer will receive a lump sum payment equal to three times his or her annual salary during the 12 months preceding the date of termination or the 12 months preceding the date of the change in control, whichever is greater, in addition to a continuation of certain employee benefits for a period of one year following termination of employment, subject to the limitations set forth in Section 280G of the Internal Revenue Code of 1986, as amended. The proposed Merger will constitute a change in control as defined in such agreements.

     Under the Merger Agreement, all of the outstanding options granted under the Company Option Plans, including those for non-employee directors, will become exercisable in full, whether or not then vested or exercisable, upon written notice to the option holders by the Company prior to the Effective Time. As a result of this acceleration in vesting, 136,892 options granted to officers and 13,250 options granted to non-employee directors of the Company will become vested as a result of the Merger.

     Citizens has agreed to maintain in effect for a period of three years from the Effective Time the current directors' and officers' liability insurance policies maintained by the Company and the Bank if available (or a substitute policy of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time.

EMPLOYEE BENEFITS MATTERS

     Citizens has agreed to provide the employees of the Company and the Bank with the same health, dental, pension, life insurance, disability, 401(k) plan and other benefits, if any, which Citizens provides generally to its employees. To the extent the Company or Bank Employees participate after the Effective Time in employee benefit plans of Citizens, all prior service of such employees with the Bank will be credited under such plans for purposes of eligibility and vesting, but excluding benefit accrual under any qualified defined benefit pension plan.

RIGHTS OF DISSENTING SHAREHOLDERS

     In accordance with Sections 33-855 through 33-872 of the Connecticut General Statutes, if the proposed Merger is approved and consummated, holders of Shares who neither vote for nor consent in writing to the Merger and who provide the notice prescribed by law prior to the Special Meeting ("Dissenting Shareholders") will have the right to demand the purchase of their Shares at their "fair value" (exclusive of any element of value arising from the accomplishment or expectation of the Merger) if they fully comply with the provisions of Sections 33-855 through 33-872. Appraisal rights under Sections 33-855 through 33-872 constitute the exclusive remedy available to shareholders objecting to the Merger.

     The following is a brief summary of the procedures set forth in Sections 33-855 through 33-872 that must be followed by shareholders who wish to dissent from the Merger and demand the purchase of their Shares at their fair value. This summary is qualified in its entirety by reference to Sections 33-855 through 33-872, the complete text of which has been reproduced and is attached to this Proxy Statement as Appendix C. Dissenting Shareholders are advised to seek independent counsel. This Proxy Statement constitutes notice to shareholders concerning the availability of appraisal rights under Sections 33-855 through 33-872.

     DISSENTING SHAREHOLDERS MUST SATISFY ALL THE CONDITIONS OF SECTIONS 33-855 THROUGH 33-872.

     Under Sections 33-855 through 33-872, each Dissenting Shareholder must, before the taking of the vote on the Merger, give written notice to the Secretary of the Company of such shareholder's intent to demand payment for his or her Shares. If the Merger Agreement is approved by the shareholders at the Special Meeting, within 10 days of the Special Meeting the Company will send a written dissenters' notice (the "Dissenters' Notice") to all shareholders who timely delivered to the Company a notice of intent to demand payment. The Dissenters' Notice (i) will state where the Payment Demand (defined below) must be sent and where and when certificates evidencing ownership of the Shares must be deposited, (ii) will inform holders of uncertificated Shares to what extent transfer of the Shares will be restricted after the Payment Demand is received,
(iii) will supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the Merger and requires that the person asserting dissenters' rights certify whether or not he or she acquired beneficial ownership of the Shares before that date (the "Payment Demand"), (iv) will set a date by which the Company must receive the Payment Demand, which date will not be fewer than thirty nor more than sixty days after the date the Dissenters' Notice is delivered, and (v) will include a copy of Connecticut General Statutes sections 33-855 through 33-872, inclusive.

     A shareholder sent a Dissenters' Notice must demand payment, certifying whether he or she acquired beneficial ownership of the Shares before the date set forth in the Dissenters' Notice, and deposit his or her certificates in accordance with the terms of the Dissenters' Notice. A SHAREHOLDER WHO DOES NOT DEMAND PAYMENT OR DEPOSIT HIS OR HER SHARE CERTIFICATES WHERE REQUIRED BY THE DATE SET FORTH IN THE DISSENTERS' NOTICE WILL NOT BE ENTITLED TO PAYMENT OF THE FAIR VALUE OF HIS OR HER SHARES. MERELY VOTING "AGAINST," ABSTAINING FROM VOTING, OR FAILING TO VOTE ON THE ADOPTION OF THE MERGER WILL NOT CONSTITUTE AN OBJECTION TO THE MERGER OR A DEMAND FOR THE PURCHASE OF SHARES AT THEIR FAIR VALUE WITHIN THE MEANING OF SECTIONS 33-855 THROUGH 33-872.

     A Dissenting Shareholder must NOT vote for adoption of the Merger. If a shareholder returns a signed proxy but does not specify therein a vote "AGAINST" adoption of the Merger or an instruction to abstain, the proxy will be voted "FOR" adoption of the Merger, which will have the effect of waiving the right of that shareholder to receive the "fair value" therefor. Abstaining from voting or voting against the adoption of the Merger will NOT constitute a waiver of such shareholder's rights.

     A demand to have Shares purchased at fair value must be executed by or for the holder of record of Shares to which such demand is made as such shareholder's name appears on the certificate representing such Shares. If Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or for the appropriate fiduciary. If Shares are owned of record by or for more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners of such Shares. An authorized agent, including an agent for two or more joint owners, may execute the demand for a shareholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in making the objection and the demand, he or she is acting as agent for the identified record owner.

     A record owner, such as a broker, who holds Shares as a nominee for others, may object to the Merger and demand purchase of Shares at fair value with respect to the Shares held for all or less than all beneficial owners of Shares as to which he or she is the record owner. In such case, the written demand submitted by such broker as a record owner must set forth the number of Shares covered by such demand and the identity and street address of each beneficial owner demanding payment. A beneficial owner may assert dissenting rights only if he or she submits to the Company the record shareholder's written consent prior to or at the time the beneficial owner asserts dissenters' rights.

     Upon receipt of a valid, timely and complete Payment Demand, or upon consummation of the Merger, the Company will pay to each Dissenting Shareholder the amount the Company estimates to be the fair value of his or her Shares, plus accrued interest. The payment will be accompanied by (i) the Company's balance sheet as of the end of a fiscal year ending within 16 months of the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any, (ii) a statement of the Company's estimate of the fair value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of the Dissenting Shareholder's right to demand payment under section 33-860 of the Connecticut General Statutes, and (v) a copy of Connecticut General Statutes sections 33-855 through 33-872, inclusive.


     If the Merger does not take place within sixty days after the date set for demanding payment and depositing Share certificates, the Company will return the deposited certificates and release any transfer restrictions imposed on uncertificated Shares. If the Merger is consummated after returning deposited certificates and releasing transfer restrictions, the Company will send a new Dissenters' Notice and repeat the payment demand procedure.


     The Company may elect to withhold payment from a Dissenting Shareholder who was not the beneficial owner of the Shares before the date set forth in the Dissenters' Notice as the date of the first announcement of the Merger. To the extent the Company so withholds payment, after completion of the Merger it will estimate the fair value of the Shares, plus accrued interest, and offer this amount to each Dissenting Shareholder, and actually pay this amount to each Dissenting Shareholder who agrees to accept it in full satisfaction of his or her demand.

     If a Dissenting Shareholder is dissatisfied with the payment (or offer of payment) made by the Company, he or she may notify the Company in writing of his or her own estimate of the fair value of his or her Shares and the amount of interest due, and demand payment of his or her estimate, plus interest, less any payment already made if (i) the Dissenting Shareholder believes that the amount paid or offered by the Company is less than the fair value or that the interest due is incorrectly calculated, (ii) the Company fails to make payment (except as payment may be withheld to holders who acquired the Shares after the announcement of the Merger) within sixty days after the date set for demanding payment, or (iii) the Company, having failed to complete the Merger, does not return the deposited certificates or release any transfer restrictions imposed on uncertificated Shares within sixty days after the date set for demanding payment.

     A DISSENTING SHAREHOLDER WHO FAILS TO DEMAND IN WRITING PAYMENT OF HIS OR HER OWN ESTIMATE WITHIN THIRTY DAYS AFTER THE COMPANY MAKES OR OFFERS PAYMENT FOR HIS OR HER SHARES WAIVES HIS OR HER RIGHT TO DEMAND PAYMENT OF HIS OR HER OWN ESTIMATE.

     If a shareholder's demand for payment of his or her own estimate remains unsettled, the Company will commence a proceeding in the superior court for the judicial district containing its principal office within sixty days after receiving the Payment Demand and petition the court to determine the fair value of the Shares and accrued interest. If the Company fails to do so, it will pay each Dissenting Shareholder whose demand remains unsettled the amount demanded.

     The Company will make all Dissenting Shareholders, whether or not residents of Connecticut, whose demands remain unsettled parties to the proceeding, and all parties will be served with a copy of the petition. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each Dissenting Shareholder made a party to the proceeding will be entitled to a judgment for the amount, if any, by which the court finds the fair value of his or her Shares, plus interest, exceeds the amount paid by the Company, or for the fair value, plus accrued interest, of his or her after-acquired Shares for which the Company elected to withhold payment.

     The court will determine all costs of the proceeding, including expenses relating to the appraisal of the Shares, and shall assess these costs against the Company, except that the court may assess costs against all or some of the Dissenting Shareholders, in amounts it finds equitable, to the extent the court finds the Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith in demanding payment. Other expenses, including counsel fees and the fees of experts, may be assessed among the parties based on the circumstances.

     If a demand to purchase the Shares of a Dissenting Shareholder is withdrawn upon consent, or if the Merger is abandoned or rescinded or the shareholders revoke the authority to effect such action, or if no demand or petition for the determination of fair value by a court has been made or if a court determines the Dissenting Shareholder is not entitled to relief under Sections 33-855 through 33-872, then the right of the Dissenting Shareholder to be paid fair value shall cease and his or her status as a Shareholder entitled to receive the Merger Consideration shall be restored.

     All written demands for the purchase of Shares at fair value should be sent or delivered to the Company at 209 Church Street, New Haven, Connecticut 06510,
ATTN: Evelyn R. Miller, Secretary. The Company suggests that Shareholders use registered or certified mail, return receipt requested, for this purpose.

     THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE RIGHTS OF DISSENTING SHAREHOLDERS AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 33-855 THROUGH 33-872 OF THE CONNECTICUT GENERAL STATUTES, THE TEXT OF WHICH HAS BEEN REPRODUCED AND IS ATTACHED TO THIS PROXY STATEMENT AS APPENDIX C. SHAREHOLDERS INTENDING TO DEMAND THE PURCHASE OF THEIR SHARES AT FAIR VALUE ARE URGED TO REVIEW CAREFULLY APPENDIX C HERETO AND TO CONSULT WITH LEGAL COUNSEL SO AS TO BE IN STRICT COMPLIANCE THEREWITH.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following paragraphs describe very generally the United States federal income taxation of holders of the Shares, and options for the purchase of the Shares, as a result of the Merger. The following is intended merely as a general summary of the principal U.S. federal income tax consequences of the Merger to such holders and is not intended as a substitute for professional tax advice that takes into account the particular circumstances relevant to a specific holder. Accordingly, all holders should consult their own professional advisors on the possible tax consequences of the Merger to them. In addition, holders should note that the following discussion does not address even generally state or local tax considerations, or taxation under the laws of jurisdictions other than the United States.

     This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury regulations, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Except as discussed below under "Stock Options," this summary discusses only Shares that are held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder of stock, stock options or warrants in light of such holder's particular circumstances, or to holders subject to special rules, such as certain financial institutions, insurance companies, tax-exempt investors and dealers in securities; nor does it discuss the tax consequences to a holder that, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership, or a foreign estate or trust. Holders should consult their own professional tax advisors with regard to the application of the United States federal income tax laws to their particular situations.

     Treatment of Merger Generally; Sale of Shares. For federal income tax purposes, Merger Sub will be disregarded and the Merger will be treated as the purchase by Citizens, and the sale by each holder, of the Shares issued and outstanding immediately prior to the Effective Time. Upon such sale, each holder of such Shares will recognize taxable gain or loss equal to the difference between (i) the aggregate Merger Consideration payable to such holder in connection with the Merger and (ii) such holder's aggregate adjusted tax basis in such Shares.

     Capital Gain or Loss. Except as discussed below under "Stock Options," gain or loss recognized on the sale of Shares will be capital gain or loss, and will be long-term capital gain or loss if at the Effective Time the holder has held such Shares for more than one year. Under current law, the excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss also is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

     Stock Options. For a holder of Shares acquired pursuant to the exercise of an incentive stock option that was granted less than two years prior to the Effective Time or exercised less than one year prior to the Effective Time, the portion of gain recognized on the sale of such Shares that is equal to the lesser of (i) the fair market value of such Shares on the date of exercise, or
(ii) the fair market value of such Shares at the Effective Time, over the exercise price for such Shares, will be treated as ordinary income.

     A holder of incentive or nonqualified stock options who does not exercise such options but who receives the Merger Consideration in exchange for such options pursuant to Section 2.02 of the Merger Agreement will be treated for federal income tax purposes as having exercised such options immediately prior to the Effective Time in exchange for Shares, and then immediately having sold such Shares for the Merger Consideration. For a holder of incentive stock options, such treatment will have the result described in the preceding paragraph. For a holder of nonqualified stock options, the deemed exercise of such option will result in ordinary income equal to the difference between the fair market value (which should be the same as the Merger Consideration) of the Shares deemed received upon such exercise, and the exercise price thereof; the deemed sale of such Shares for the Merger Consideration should result in no further taxable income or gain.

ACCOUNTING TREATMENT

     The Company and the Bank have been advised that Citizens will use the purchase method of accounting in connection with the Holding Company Merger and related transactions.

REGULATORY APPROVALS

     The consummation of the Holding Company Merger and the Bank Merger is subject to the prior receipt of consents, approvals or waivers from various regulatory agencies, including the Federal Deposit Insurance Corporation (the "FDIC"), the Board of Governors of the Federal Reserve System, the Massachusetts Board of Bank Incorporation, the Commissioner of Banking of the State of Connecticut, and the United States Department of Justice. The Merger may not be consummated until 30 days after approval by the FDIC (or such shorter period as the FDIC may prescribe with the concurrence of the Attorney General, but not less than 15 days), during which time the Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action by the Department of Justice would stay the effectiveness of FDIC approval unless a court specifically orders otherwise.

     The parties have filed all applications and applied for all waivers necessary for consummation of the Merger. The Merger will not proceed until all regulatory approvals required to consummate the Merger have been obtained, such approvals are in full force and effect and all statutory waiting periods in respect thereof have expired. There can be no assurance that the Merger will be approved by any of the foregoing regulatory authorities. If such approvals are received, there can be no assurance as to the date of such approvals or the absence of any litigation challenging such approvals. Citizens and the Company are not aware of any other governmental approvals or actions that are required prior to the parties' consummation of the Merger. It is currently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

WAIVER AND AMENDMENT

     The Merger Agreement provides that any party to the Merger Agreement, by action authorized by its Board of Directors and applicable law, may extend the time for performance of any of the obligations or acts of the other parties, waive any inaccuracies in the representations and warranties contained in the Agreement and waive compliance with any of the agreements and conditions contained therein. Any such extension or waiver must be in writing.

     The Merger Agreement may be amended, in writing, by the parties to the Merger Agreement at any time prior to the Effective Time, provided that after the Merger Agreement has been approved by the shareholders, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger.

                               SECURITY OWNERSHIP


     The following table sets forth information as of June 20, 1997 with respect to those persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock:


      NAME AND ADDRESS OF             AMOUNT AND NATURE OF      PERCENT OF
        BENEFICIAL OWNER            BENEFICIAL OWNERSHIP         CLASS (a)
      -------------------           ----------------------      ----------
Franklin Mutual Advisers, Inc.            319,750 (b)             8.66%
 51 John F. Kennedy Parkway
 Short Hills, NJ  07078

------------


(a) The percentages shown are calculated on the basis of the number of outstanding Shares of the Company's Common Stock on June 20, 1997.


(b) FMA is an investment advisor registered under the Investment Advisors Act of 1940. One or more of FMA's advisory clients is the legal owner of the Shares shown. FMA has sole dispositive and voting power with respect to Shares pursuant to investment advisory agreements with its clients.

     The following table sets forth for each director and principal executive officer of the Company or the Bank information pertaining to his or her beneficial ownership of the Shares as of June 20, 1997. Each such person has sole investment power and voting power over Shares beneficially owned except where shared ownership is indicated below.


                                           AMOUNT AND NATURE
                                         OF BENEFICIAL OWNERSHIP    PERCENT OF
NAME                                        OF COMMON STOCK       COMMON STOCK
----                                     -----------------------  ------------
Stephen P. Ahern...................            7,781(a)*                **

Martin R. Anastasio................           20,610(b)*                **

Edward M. Crowley..................              500(c)                 **

James J. Cullen....................              725(d)                 **

George M. Dermer...................           16,284(e)*                **

Thomas M. Donegan, P.E.............            2,460(f)*                **

Theodore F. Hogan, Jr..............            7,273(g)*                **

Jean G. Lamont.....................              250(h)                 **

Lawrence M. Liebman................           16,872(i)*                **

F. Patrick McFadden, Jr............           60,444(j)                1.56%

Carl M. Porto......................           19,953(k)*                **

Vincent A. Romei...................           41,949(l)*               1.10%

Stanley Scholsohn..................           22,960(m)*                **

Cheever Tyler......................            2,950*                   **

John F. Trentacosta................           23,902(n)                 **

Lorraine K. Young..................           15,765(o)                 **

----------------

 *   Includes 1,250 Shares which are subject to stock options.

** Beneficially owns less than one percent (1%) of the Shares then outstanding.


(a) Includes 281 Shares owned by Ahern Family Limited Partnership, of which Mr. Ahern is a general partner.

(b) Includes 3,819 Shares owned by Weinstein & Anastasio, P.C. Pension Plan and 6,375 Shares owned by Weinstein & Anastasio, P.C. Profit Sharing Plan, for both of which Mr. Anastasio is a Trustee for which he shares voting and investment power, 920 Shares owned in the aggregate by members of Mr. Anastasio's family and 8,246 Shares owned by Mr. Anastasio's wife in which Mr. Anastasio does not have voting and investment power.

(c)  Includes 250 Shares which are subject to stock options.

(d) Includes 475 Shares in an individual retirement account ("IRA") for the benefit of Mr. Cullen and 250 Shares which are subject to stock options.

(e) Includes 8,328 Shares owned by Mr. Dermer's wife in which Mr. Dermer shares voting and investment power.

(f) Includes 84 Shares owned jointly by Mr. Donegan with his wife, 1,042 Shares held in a retirement fund, 42 Shares in an IRA for Mr. Donegan's benefit and 42 Shares in an IRA for Mrs. Donegan's benefit.

(g) Includes 4,368 Shares owned jointly by Mr. Hogan and his wife and 783 Shares owned by his wife in which Mr. Hogan shares voting and investment power.

(h)  Represents 250 Shares which are subject to stock options.

(i) Includes an aggregate of 8 Shares owned by Mr. Liebman as custodian for his son and 352 Shares in an IRA for Mr. Liebman's benefit.

(j) Includes 59,413 Shares which are subject to stock options, 887 Shares held in various retirement funds for Mr. McFadden's benefit and 144 Shares allocated to Mr. McFadden through his contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan.

(k) Includes 1,643 Shares owned by the Porto Tire and Auto Pension Plan of which Mr. Porto is Trustee and 6,410 Shares owned by the Parrett, Porto, Parese & Colwell Pension Profit Sharing Plan, over which Shares Mr. Porto exercises no voting power, 8,317 Shares owned by the Carl Porto, Grantor, Retained Income Trust, of which Mr. Porto is Trustee, and 65 Shares in an IRA for the benefit of Mr. Porto and his wife.

(l) Includes 14,250 Shares owned jointly by Mr. Romei and his wife and 21,106 Shares in an IRA for the benefit of Mr. Romei.

(m)  Includes 21,710 Shares in the aggregate owned by Mr. Scholsohn's family.

(n) Includes 19,104 Shares which are subject to stock options and 1,098 Shares allocated to Mr. Trentacosta through his contributions and the Company's matching contributions to the Company's 401(k) Profit Sharing Plan.

(o) Includes 10,032 Shares under stock options, 715 Shares in an IRA for the benefit of Ms. Young, 243 Shares allocated to Ms. Young through her contributions to the Company's 401(k) Profit Sharing Plan, and 28 Shares owned by Ms. Young's son, over which she has no voting or investment power.

All of the executive officers and directors of the Company or the Bank as a group (19 persons) owned beneficially as of June 20, 1997, 298,543 Shares, including 136,614 Shares which are subject to options, representing 7.8% of the Shares then outstanding.

                              INDEPENDENT AUDITORS

     Coopers & Lybrand L.L.P. serves as independent auditor for the Company and the Bank. A representative of Coopers & Lybrand L.L.P. will be present at the Special Meeting, will be given an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     It is not anticipated that the Company will hold a 1998 Annual Meeting of Shareholders unless the Merger is not consummated. In the event the Merger is not consummated, any shareholder proposal intended for inclusion in the Company's Proxy Statement for the 1998 Annual Meeting of Shareholders must be received by the Company at its principal executive office before November 26, 1997. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                     STOCK PRICE AND DIVIDEND INFORMATION

      The Company's Common Stock is listed and traded on the Nasdaq National Market System under the symbol "BNHB." The following table sets forth the high and low sales prices during the periods reported, adjusted to reflect a one-for-four reverse stock split consummated in May of 1996. No dividends were paid on the Company's Common Stock during these periods.

                                               Price
                                     --------------------------
                                       High               Low
                                     -------            -------
      1997
      ----
      First Quarter                  $13.00            $10.75

      1996
      ----
      First Quarter                    9.00              7.50
      Second Quarter                   8.25              7.00
      Third Quarter                    7.88              6.75
      Fourth Quarter                  13.00              7.75

      1995
      ----
      First Quarter                    6.00              3.52
      Second Quarter                   6.52              5.00
      Third Quarter                    8.00              5.00
      Fourth Quarter                   8.00              7.00

      1994
      ----
      First Quarter                    8.52              5.52
      Second Quarter                   7.00              5.00
      Third Quarter                    6.00              4.00
      Fourth Quarter                   6.00              3.24


     On April 7, 1997, the last trading day preceding the public announcement of the proposed Merger, the high and low per share sales prices for the Common Stock were $13.75 and $12.125, respectively.

                           INCORPORATION BY REFERENCE


     The Company's Annual Report on Form 10-K for the year ended December 31, 1996, its Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and its Current Report on Form 8-K dated April 8, 1997, as filed with the Securities and Exchange Commission, are incorporated herein by reference and made a part of this Proxy Statement as of the date hereof. The Form 10-K and Form 10-Q are enclosed herewith. In addition, all documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this proxy statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference into this Proxy Statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Proxy Statement.

                              AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Exchange Act, and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, Northwestern Atrium Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act. The address of such Internet Web site is http://www.sec.gov.


                                  MISCELLANEOUS

     The Board was not aware, a reasonable time before mailing this Proxy Statement to shareholders, of any business that may properly be presented at the Special Meeting other than the matters specifically listed in the Notice of Special Meeting of Shareholders. However, if further business is properly presented, the persons present will have discretionary authority to vote the Shares they own or represent by proxy in accordance with their judgment.


     The Board of Directors would like you to attend the meeting in person. However, whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed postage prepaid envelope as soon as possible. If you attend the meeting, you may vote in person if you desire.


                                        By Order of the Board of Directors


                                        /s/ EVELYN R. MILLER
                                            -----------------------------------
                                            EVELYN R. MILLER, Secretary

New Haven, Connecticut
July 14, 1997

                              BNH BANCSHARES, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents selected consolidated financial information for the Company for the periods indicated. This information is derived from and should be read in conjunction with the Company's consolidated financial statements and the notes thereto contained in the Company's 1996 Annual Report on Form 10-K (the "Form 10-K") and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (the "Form 10-Q"), which are incorporated herein by reference and copies of which accompany this Proxy Statement.

                                       March 31,                                  December 31,
BALANCE SHEET DATA (000'S):     --------------------      --------------------------------------------------------------
                                  1997         1996          1996         1995         1994         1993          1992
                                -------      --------     ---------     --------    ---------     --------     ---------
Total Assets................    $334,035     $297,465      $342,229     $298,911     $299,175     $287,616     $290,622
Loans and Leases:
  Mortgages
    Residential.............      54,591       47,720        54,651      45,399        36,605       26,625       17,418
    Commercial..............      59,983       54,373        59,283      54,518        57,097       70,212       78,381
  Commercial................      54,810       54,774        54,240      58,746        67,418       75,230       89,024
  Consumer..................      68,732       45,935        65,686      45,433        45,866       26,883       20,281
  Other loans...............       1,009          750           820         400            --           --        1,145
Allowance for loan losses...       4,698        5,164         4,696       5,893         6,827        9,497       10,574
Securities and short-term
  holdings .................      64,111       72,496        74,686      72,398        67,955       72,836       55,094
Deposits....................     289,498      272,697       298,924     276,764       277,716      264,606      273,119
Borrowed funds..............      17,469        7,847        16,663       5,547         8,253        2,089        5,689
Shareholders' equity........      25,764       15,971        25,611      15,593        12,356       20,206       10,739



                                     Three month period
                                       ended March 31                       For the years ended December 31,
                                     ------------------     ------------------------------------------------------------
                                     1997        1996          1996         1995         1994         1993          1992
                                     ----        ----          ----         ----         ----         ----          ----
OPERATING DATA:
Net interest income.............   $3,373       $3,027      $12,769      $12,864       $13,098      $11,619       $11,681
Provision for loan losses.......      326          576        1,964        3,663         9,199        4,890        10,601
Noninterest income..............      799          788        3,349        3,063         2,604        2,630         2,600
Noninterest expense.............    3,038        2,730       11,970       11,487        12,669       12,029        14,039
Net Income (loss)...............      484          734        9,984        1,811        (6,188)      (2,512)       (9,088)


SELECTED RATIOS:
Return on average assets........     0.58%        0.99%        3.27%        0.61%        (2.13)%      (0.88)%      (3.04)%
Return on average common equity.     7.57%       18.38%       54.21%       13.02%       (37.78)%     (17.66)%     (59.02)%
Allowance for loan
  losses as a % of
  nonperforming loans...........   153.43%      97.93%      129.65%       98.81%        96.93%      107.87%      113.75%
Nonperforming assets as a % of
  total assets..................     1.09%        2.32%        1.20%        2.20%         2.97%        5.14%        6.19%
Capital ratios
  Equity to assets..............     7.71%        5.37%        7.48%        5.22%         4.13%        7.03%        3.70%
  Tier 1 leverage...............     5.94%        5.68%        5.75%        5.29%         4.68%        7.01%        3.74%
  Total risk based..............     9.78%        9.76%        9.56%        9.37%         8.09%       11.04%        6.34%


Net Income (loss) per share.....   $  .13 (1)   $  .20       $ 2.71       $  .49       $ (1.68)      $(1.16)      $(8.40)

Book value per share(1).........   $ 6.98       $ 4.34       $ 6.96       $ 4.24       $  3.36       $ 5.48       $ 9.96



(1) Adjusted to reflect a 1 for 4 reverse stock split which occurred during 1996.

                         CITIZENS FINANCIAL GROUP, INC.

                      SELECTED CONSOLIDATED FINANCIAL DATA

The following tables set forth in summary form certain consolidated financial data of CFG for the periods indicated. This information has been extracted from the Consolidated Financial Statements of CFG and its subsidiaries and is not complete. Operating results for any prior period are not necessarily indicative of the results which might be expected in future periods.


                                     March 31,                            At September 30,
                                   -----------  ----------------------------------------------------------------------
                                      1997          1996           1995          1994          1993           1992
                                   -----------  -----------    -----------    ----------    ----------     -----------
                                                                        (in thousands)

BALANCE SHEET DATA
Total Assets...................    $15,528,927  $14,450,022    $10,174,667    $9,449,220    $5,243,706      $4,440,515
Loans and Leases:
  Mortgage:
    Consumer...................      3,540,028    3,200,204      2,805,418     2,652,122     1,446,826       1,218,802
    Commercial.................      1,613,262    1,503,207      1,222,318     1,182,783       458,785         399,507
Commercial.....................      1,658,341    1,239,129        623,085       514,007       396,803         407,461
Consumer.......................      2,291,484    2,197,757      1,298,398     1,294,456       907,229         640,370
Other loans and leases.........          2,103      146,243        114,456        85,120        74,414          58,370
Allowance for possible credit loss     186,008      163,891        158,324       145,927        64,785          46,761
Securities and short-term holdings   4,880,189    4,545,245      2,993,508     2,789,501     1,408,843       1,212,531
Deposits.......................     12,804,493   11,563,446      8,664,693     8,119,589     4,447,065       3,679,211
Securities sold under agreements
 to repurchase and
  borrowed funds...............        960,032    1,288,643        354,234       366,431       183,034         247,521
Trust Preferred Securities ....        150,000        ---            ---           ---           ---             ---
Subordinated debt..............                       ---           40,000        40,000         ---             ---
Stockholders' equity...........      1,412,695    1,335,188        882,473       751,955       357,917         329,262





                                      6 months
                                        ended                            Years Ended September 30,
                                      March 31,        -------------------------------------------------------------
                                         1997             1996        1995         1994          1993         1992
                                      ---------        ---------    --------     --------      -------      --------
OPERATING DATA:
Net interest income............        $275,633        $432,247     $367,658     $280,013      $172,437     $139,729
Provision for credit losses....          14,350          (4,847)      21,601       21,094        21,057       28,714
Noninterest income.............         126,242         140,507       92,570       95,106        72,403       59,704
Noninterest expense............         226,700         363,905      299,370      273,977       176,398      141,641
Net income.....................          97,116         128,168       79,816       52,730        28,655       17,543

OTHER DATA:
Return on average assets.......            1.31%           1.07%        0.81%        0.61%         0.60%        0.43%
Return on average common equity           13.89%          12.25%       10.11%        8.36%         8.28%        5.43%
Allowance for possible credit
  losses as a % of
  nonperforming loans
  and leases                             193.36%         206.80%      180.80%      136.20%       114.90%       69.90%
Nonperforming loans and leases
  as a % of total loans and
  leases.......................             1.1%           0.96%        1.44%        1.87%         1.72%        2.46%
Nonperforming assets as a %
  of total assets                           .70%           0.62%        1.00%        1.28%         1.42%        2.10%


CAPITAL RATIOS (PERIOD END):
Equity to assets...............             9.1%           9.24%        8.61%        7.96%         6.83%        7.41%
Risk-based capital ratios:
  Tier 1.......................           10.74%           9.60%        9.20%        9.59%         9.96%       11.17%
  Total........................           12.00%          10.86%       11.14%       11.60%        11.22%       12.43%
Leverage ratio.................            6.63%           5.95%        5.58%        5.60%         6.11%        7.18%




                                                                     APPENDIX A

================================================================================



                          AGREEMENT AND PLAN OF MERGER



                                  By and Among



                          CITIZENS BANK OF CONNECTICUT



                                       and



                              BNH BANCSHARES, INC.



                                       and



                                BANK OF NEW HAVEN





                                   ----------





                            Dated as of April 8, 1997



================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                                   THE MERGER

SECTION 1.01.  The Merger .................................................    1
SECTION 1.02.  Effective Time .............................................    1
SECTION 1.03.  Effect of the Holding Company Merger .......................    2
SECTION 1.04.  Certificate Incorporation ..................................    2
SECTION 1.05.  By-Laws ....................................................    2
SECTION 1.06.  Directors and Officers .....................................    2


                                   ARTICLE II
                            CONVERSION OF SECURITIES

SECTION 2.01.  Conversion of Securities ...................................    2
SECTION 2.02.  Employee Stock Options .....................................    3
SECTION 2.03.  Objecting Shares ...........................................    4
SECTION 2.04.  Surrender of Shares; Stock Transfer Books ..................    4


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND THE BANK

SECTION 3.01.  Organization and Qualification; Subsidiaries ...............    6
SECTION 3.02.  Certificate of Incorporation; By-Laws; Corporate Records ...    7
SECTION 3.03.  Capitalization .............................................    7
SECTION 3.04.  Authority ..................................................    8
SECTION 3.05.  No Conflict ................................................    9
SECTION 3 06.  Consents and Approvals .....................................   10
SECTION 3.07.  Compliance .................................................   10
SECTION 3.08.  SEC Report and Bank Reports ................................   11
SECTION 3.09.  Financial Statements .......................................   12
SECTION 3.10.  Absence of Certain Changes or Events .......................   13
SECTION 3.11.  Absence of Litigation ......................................   14
SECTION 3.12.  Employee Benefit Plans .....................................   14
SECTION 3.13.  Labor Matters ..............................................   15
SECTION 3.14.  Property and Leases ........................................   16
SECTION 3.15.  Taxes ......................................................   17
SECTION 3.16.  Certain Contracts ..........................................   18


                                       A-(i)

                                                                            Page
                                                                            ----
SECTION 3.17.  Loan Portfolio .............................................   19
SECTION 3.18.  Investment Securities ......................................   20
SECTION 3.19.  Derivative Transactions ....................................   20
SECTION 3.20.  Insurance ..................................................   20
SECTION 3.21.  Environmental Matters ......................................   21
SECTION 3.22.  Intellectual Property ......................................   23
SECTION 3.23.  Administration of Fiduciary Accounts .......................   23
SECTION 3.24.  Agreements with Bank Regulators ............................   23
SECTION 3.25.  Material Interests of Certain Persons ......................   23
SECTION 3.26.  Brokers' Fees; Opinions ....................................   24
SECTION 3.27.  Proxy Statement ............................................   24
SECTION 3.28.  State Takeover Laws ........................................   24
SECTION 3.29.  Disclosure .................................................   25


                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

SECTION 4.01.  Corporate Organization .....................................   25
SECTION 4.02.  Authority ..................................................   25
SECTION 4.03.  No Conflict ................................................   26
SECTION 4.04.  Consents and Approvals .....................................   26
SECTION 4.05.  Proxy Statement ............................................   27
SECTION 4.06.  Financial Statements .......................................   27
SECTION 4.07.  Brokers' Fees ..............................................   27
SECTION 4.08.  Capital; Financing .........................................   27


                                    ARTICLE V
                           CONDUCT OF BUSINESS PENDING
                           THE HOLDING COMPANY MERGER

SECTION 5.01.  Covenants of the Company and the Bank ......................   28
SECTION 5.02.  Purchaser Products and Services ............................   32
SECTION 5.03.  System Conversions .........................................   32
SECTION 5.04.  Certain Changes and Adjustments ............................   32
SECTION 5.05.  ALCO Management ............................................   33
SECTION 5.06.  Covenants of Purchaser .....................................   33


                                     A-(ii)

                                                                            Page
                                                                            ----
                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

SECTION 6.01.  Stockholders' Meeting ......................................   33
SECTION 6.02.  Proxy Statement ............................................   33
SECTION 6.03.  Regulatory Matters .........................................   34
SECTION 6.04.  Access to Information ......................................   35
SECTION 6.05.  No Solicitation ............................................   36
SECTION 6.06.  Employee Benefits Matters ..................................   36
SECTION 6.07.  Directors' and Officers' Insurance and Indemnification .....   37
SECTION 6.08.  Financial and Other Statements .............................   38
SECTION 6.09.  Further Action .............................................   39
SECTION 6.10.  Public Announcements .......................................   39
SECTION 6.11.  Additional Agreements ......................................   39
SECTION 6.12.  Update of Disclosure Schedules .............................   39
SECTION 6.13.  Current Information ........................................   40
SECTION 6.14.  Bank Merger ................................................   41
SECTION 6.15.  Organization of Merger Sub .................................   41


                                   ARTICLE VII
                    CONDITIONS TO THE HOLDING COMPANY MERGER

SECTION 7.01.  Conditions to Each Party's Obligations to Effect the
                 Holding Company Merger ...................................   42
SECTION 7.02.  Conditions to Obligations of Purchaser and Merger Sub. .....   43
SECTION 7.03.  Conditions to Obligations of the Company and the Bank ......   44

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

SECTION 8.01.  Termination ................................................   45
SECTION 8.02.  Effect of Termination ......................................   46
SECTION 8.03.  Amendment ..................................................   48
SECTION 8.04.  Waiver .....................................................   49


                                     A-(iii)

                                                                            Page
                                                                            ----
                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01.  Closing ....................................................   49
SECTION 9.02.  Alternative Structure ......................................   49
SECTION 9.03.  Non-Survival of Representations Warranties and Agreements ..   50
SECTION 9.04.  Notices ....................................................   50
SECTION 9.05.  Certain Definitions ........................................   51
SECTION 9.06.  Severability ...............................................   52
SECTION 9.07.  Entire Agreement ...........................................   52
SECTION 9.08.  Assignment .................................................   52
SECTION 9.09.  Parties in Interest ........................................   52
SECTION 9.10.  Specific Performance .......................................   53
SECTION 9.11.  Governing Law ..............................................   53
SECTION 9.12.  Headings ...................................................   53
SECTION 9.13.  Interpretation .............................................   53
SECTION 9.14.  Counterparts ...............................................   53


EXHIBITS

Exhibit I      Bank Merger Agreement
Exhibit II     Agreement Regarding Company Option Plans


                                     A-(iv)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of April 8, 1997 (this "Agreement"), by and among CITIZENS BANK OF CONNECTICUT, a Connecticut chartered savings bank ("Purchaser"), BNH BANCSHARES, INC., a Connecticut corporation (the "Company"), and BANK OF NEW HAVEN, a Connecticut chartered bank and trust company and wholly owned subsidiary of the Company (the "Bank").

     WHEREAS, the Boards of Directors of Purchaser, the Company and the Bank have each determined that it is in the best interests of their respective stockholders for Purchaser to acquire the Company and the Bank upon the terms and subject to the conditions set forth herein and have each approved the transactions contemplated by this Agreement;

     WHEREAS, following the execution and delivery of this Agreement, Purchaser shall take such action as is appropriate to form a subsidiary to be organized as a corporation ("Merger Sub") under the General Statutes of Connecticut ("Connecticut Law"), and to cause Merger Sub to become a party to this Agreement, pursuant to which Merger Sub shall merge with and into the Company (the "Holding Company Merger") upon the terms and subject to the conditions set forth herein (the Company and Merger Sub being the constituent corporations of the Holding Company Merger);

     WHEREAS, following the execution and delivery of this Agreement, Purchaser (also sometimes referred to herein as the "Surviving Bank"), shall enter into a Bank Merger Agreement (the "Bank Merger Agreement") with the Bank, substantially in the form of Exhibit I hereto, providing for the merger of the Bank with and into Purchaser (the "Bank Merger") under Connecticut Law, promptly following the consummation of the Holding Company Merger; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Purchaser, the Company and the Bank hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VII, and in accordance with Connecticut Law, at the Effective Time (as hereinafter defined), Merger Sub shall be merged with and into the Company. As a result of the Holding Company Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Holding Company Merger (the "Surviving Corporation").

     SECTION 1.02. Effective Time. As promptly as practicable after all of the conditions set forth in Article VII shall have been satisfied or, if permissible, waived by the party entitled to the benefit of the same, Merger Sub and the Company shall duly execute and file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Connecticut (the "Connecticut Secretary") in accordance with Section 33-819 of Connecticut Law. The Holding Company Merger shall become effective on the date (the "Effective Date") and at such time (the "Effective Time") as the Certificate of Merger is filed with the Connecticut Secretary or at such later time as is specified in the Certificate of Merger.

     SECTION 1.03. Effect of the Holding Company Merger. At the Effective Time, the effect of the Holding Company Merger shall be as provided herein and in the applicable provisions of Connecticut Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.04. Certificate of Incorporation. Unless otherwise determined by Purchaser prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation until thereafter further amended as provided by law and such Certificate of Incorporation.

     SECTION 1.05. By-Laws. Unless otherwise determined by Purchaser prior to the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

     SECTION 1.06. Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

     SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Holding Company Merger and without any action on the part of Merger Sub, the Company or the holders of any of the common stock, without par value per share, of the Company (the "Shares" or the "Company Common Stock"):

          (a) Each Share issued and outstanding immediately prior to the Effective Time

     (other than any Shares to be canceled pursuant to Section 2.01(b) and any Objecting Shares (as hereinafter defined)) shall be canceled and shall be converted automatically into the right to receive an amount equal to $15.50 in cash (the "Fixed Consideration") payable, without interest, to the holder of such Share, upon surrender, in the manner provided in Section 2.04, of the certificate that formerly evidenced such Share. In the event that the Effective Time has not occurred on or prior to August 31, 1997 and
     (i) the condition contained in Section 7.01(a) has been satisfied, and (ii) the failure of the Effective Time to have occurred on or prior to August 31, 1997 is not attributable to acts or omissions by or circumstances related to the Company or the Bank, then the Fixed Consideration shall be adjusted upwards by an amount determined by (A) multiplying (1) the Fixed Consideration by (2) 6%, rounded at the date the foregoing calculation is made at the Effective Time to the nearest $.01, then (B) dividing the product determined pursuant to clause (A) by 365, and then (C) multiplying the amount obtained after the application of clauses (A) and (B) by the number of calendar days in the period commencing on September 1, 1997 through and including the Effective Date; provided, however, that in the event that the Stockholders Meeting (as deemed below) is not held on or before June 30, 1997 each of the preceding references to August 31, 1997 and to September 1, 1997 shall automatically and without any action by the parties each be extended by the number of days the Stockholder meeting is delayed beyond June 30, 1997. The Fixed Consideration, to the extent adjusted as provided above, is referred to herein as the "Merger Consideration."

          (b) Each Share held in the treasury of the Company and each Share owned by Merger Sub, Purchaser or any direct or indirect wholly owned subsidiary of Purchaser or of the Company immediately prior to the Effective Time shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

          (c) Each share of the common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of the common stock of the Surviving Corporation.

     SECTION 2.02. Employee Stock Options. Prior to the Effective Time, the Company shall take all such action as is necessary to terminate The 1986 BNH Bancshares, Inc. Stock Option Plan, The BNH Bancshares, Inc. 1992 Stock Incentive Plan, and The BNH Bancshares, Inc. Stock Option Plan for Non-Employee Directors, each as amended to date (collectively, the "Company Option Plans"), and shall provide written notice to each holder of a then outstanding stock option to purchase Shares pursuant to the Company Option Plans (whether or not such stock option is then vested or exercisable), that such stock option shall be, as at the date of such notice, exercisable in full and that such stock option shall terminate at the Effective Time and that, if such stock option is not exercised or otherwise terminated before the Effective Time, such holder shall be entitled to receive in cancellation of such option a cash payment from the Company at the Closing in an amount equal to the excess of the Merger

Consideration over the per share exercise price of such stock option, multiplied by the number of Shares covered by such stock option, subject to any required withholding of taxes. Subject to the foregoing, the Company Option Plans and all options issued thereunder shall terminate at the Effective Time. The Company hereby represents and warrants to Purchaser that the maximum number of Shares subject to issuance pursuant to the exercise of stock options issued and outstanding under the Company Option Plans is not and shall not be at or prior to the Effective Time more than 150,954. On or prior to the date of this Agreement, the Company shall, to the extent practicable, cause each director and executive officer of the Company or the Bank who holds, as of the date of this Agreement, an outstanding stock option under the Company Option Plans to execute and deliver an Agreement, in the form appended hereto as Exhibit II. After the date of this Agreement, the Company shall cause each other director, officer or employee of the Company or the Bank who holds, as of the date of this Agreement, an outstanding stock option under the Company Option Plans to execute and deliver, as soon as practicable, an Agreement in the form appended hereto as
Exhibit II.

     SECTION 2.03. Objecting Shares.

     (a) Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, Shares that are issued and outstanding immediately prior to the Effective Time and that are owned by stockholders who have properly objected within the meaning of Section 33-855 et. seq. of Connecticut Law (the "Objecting Shares"), shall not be converted into the right to receive the Merger Consideration, unless and until such stockholders shall have failed to perfect or shall have effectively withdrawn or lost their right of payment under applicable law. If any such stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right of payment, each Share held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time, the Merger Consideration in the manner provided in Section 2.04 hereof.

     (b) The Company shall give Purchaser (i) prompt notice of any objections filed pursuant to Section 33-855 et. seq. of Connecticut Law received by the Company, withdrawals of such objections, and any other instruments served in connection with such objections pursuant to Connecticut Law and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to objections under Connecticut Law consistent with the obligations of the Company thereunder. The Company shall not, except with the prior written consent of Purchaser, (x) make any payment with respect to any such objection,
(y) offer to settle or settle any such objections or (z) waive any failure to timely deliver a written objection in accordance with Connecticut Law.

     SECTION 2.04. Surrender of Shares; Stock Transfer Books.

     (a) Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Holding Company Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.01(a). Immediately prior to the Effective Time, Purchaser shall deposit, or cause to be deposited, with the Paying Agent, for the benefit of the holders of Certificates, for exchange in accordance with this Article II, such amount of cash as is sufficient to pay the aggregate Merger Consideration which holders of Shares are entitled to receive pursuant to Section 2.01 and paid pursuant to this Section 2.04 in exchange for outstanding Shares.

     (b) Promptly after the Effective Time (but in no event more than three business days thereafter), Purchaser and the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.01(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. The Company shall have the right to review the letter of transmittal, the instructions and any accompanying letter. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable.

     (c) At any time following the sixth month after the Effective Time, Purchaser and the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to Purchaser and the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Purchaser nor the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

     (d) At the close of business on the Effective Date, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of

Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.

     (e) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Purchaser or the Surviving Corporation, upon the posting by such person of a bond in such amount as Purchaser or the Surviving Corporation may reasonably direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate, the cash representing the Merger Consideration deliverable in respect thereof pursuant to this Agreement.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                           OF THE COMPANY AND THE BANK

     The Company and the Bank hereby jointly and severally represent and warrant to Purchaser and Merger Sub that:

     SECTION 3.01. Organization and Qualification; Subsidiaries.

     (a) The Company is a corporation duly organized, validly existing and in good standing under Connecticut Law and a bank holding company registered with the Board of Governors of the Federal Reserve System (the "FRB") under the Bank Holding Company Act of 1956, as amended (the "BHCA"). The Bank is a state chartered bank and trust company duly organized, validly existing and in good standing under Connecticut Law. The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and all premiums and assessments required in connection therewith have been paid by the Bank. Each other subsidiary (as defined in Section 9.05(h) below) five percent or more of the capital stock (or other voting or equity interest) of which is beneficially owned by the Company, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company, the Bank and their subsidiaries each has the requisite power and authority and all necessary governmental approvals to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and be in good standing would not, either individually or in the aggregate, have a Material Adverse Effect (as defined in Section 9.05(f) below).

     (b) A true and complete list of all the subsidiaries of the Company, together with the jurisdiction of incorporation or organization of each subsidiary and the percentage of the outstanding capital stock or other ownership interest of each subsidiary, is set form in Section 3.01 of the Disclosure Schedule previously delivered by the Company to Purchaser (the "Disclosure Schedule"). Except for the Bank and its subsidiaries, the Company does not directly or indirectly own five percent or more of the capital stock or other equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     SECTION 3.02. Certificate of Incorporation; By-Laws; Corporate Records. The Company and the Bank each has heretofore made available to Purchaser a complete and correct copy of the Certificate of Incorporation and the By-Laws or equivalent organizational documents, each as amended to date, of the Company, the Bank and each of their subsidiaries. Such Certificate of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. Neither the Company, the Bank nor any of their subsidiaries is in violation of any provision of its Certificate of Incorporation or equivalent organizational documents or of its By-Laws. The minute books of the Company, the Bank and each of their subsidiaries contain in all material respects true and complete records of all meetings held and true and complete records of all corporate actions taken since January 1, 1994 of their respective stockholders and boards of directors (including committees of their respective boards of directors).

     SECTION 3.03. Capitalization.

     (a) The authorized capital stock of the Company consists of 30,000,000 Shares. As of the date hereof, (a) 3,694,492 Shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, (b) 4,776 Shares are held in the treasury of the Company, (c) no Shares are held by any of its subsidiaries, and (d) 226,716 Shares are reserved for future issuance pursuant to the Company Option Plans. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     (b) The authorized capital stock of the Bank consists of 1,250,000 shares of Common Stock, par value $1.00 per share ("Bank Common Stock") (shares of Bank Common Stock being hereinafter collectively referred to as "Bank Shares"). As of the date hereof, (a) 1,002,735 Bank Shares are issued and outstanding and owned by the Company, all of which are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. (b) no Bank Shares are held in the treasury of the Bank, and (c) no Bank Shares are held by any of its subsidiaries. Each issued and outstanding share of capital stock of each other subsidiary of the Company is duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Each share of capital stock of each subsidiary of the Company owned by the Company, the Bank or any of their other subsidiaries is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's, the Bank's or such other subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

     (c) Neither the Company nor the Bank has any stock option or equity-based compensation plans, agreements or arrangements other than the Company Option Plans. Except for stock options issued pursuant to the Company Option Plans, there are no outstanding subscriptions, options, warrants, calls or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company, the Bank or any of their subsidiaries or obligating the Company, the Bank or any of their subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company, the Bank or any of their subsidiaries. There are no outstanding contractual obligations of the Company, the Bank or any of their subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company, the Bank or any of their subsidiaries or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary. The names of the optionees, the date of each option to purchase Shares granted, the number of Shares subject to each such option, the expiration date of each such option, and the price at which each such option may be exercised under the Company Option Plans are set forth in Section 3.03 of the Disclosure Schedule.

     (d) The BNH Bancshares, Inc. 1985 Warrant Plan for Directors has terminated by its terms and all rights to acquire securities of the Company thereunder are extinguished. All warrants or other rights, agreements, arrangements or commitments of any character thereunder have terminated by their terms and none of the foregoing is of any force or effect.

     SECTION 3.04. Authority.

     (a) The Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the performance of its obligations hereunder or to consummate the transactions contemplated hereby (other than, with respect to the Holding Company Merger, the approval and adoption of this Agreement by the holders of the then outstanding Shares). The Board of Directors of the Company (the "Company Board") has approved this Agreement and has directed that this Agreement and the transactions contemplated hereby, including the Holding Company Merger, be submitted to the Company's stockholders for approval at a meeting of such stockholders. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     (b) The Bank has full corporate power and authority to execute and deliver this Agreement and the Bank Merger Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Bank Merger Agreement, the performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Bank are necessary to authorize this Agreement or the Bank Merger Agreement or the performance of its obligations hereunder or thereunder or to consummate the transactions contemplated hereby or thereby (other than, with respect to the Bank Merger, the approval and adoption of the Bank Merger Agreement by the Surviving Corporation as the sole stockholder of the Bank). The Board of Directors of the Bank (the "Bank Board") has approved this Agreement and has directed that the Bank Merger Agreement and the transactions contemplated thereby, including the Bank Merger, be submitted to the Company as the sole stockholder of the Bank for its approval. This Agreement has been duly and validly executed and delivered by the Bank and constitutes a legal, valid and binding obligation of the Bank, enforceable against the Bank in accordance with its terms. The Bank Merger Agreement, upon execution and delivery by the Bank, will be duly and validly executed and delivered by the Bank and will constitute a legal, valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms.

     SECTION 3.05. No Conflict. Neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, nor the execution, delivery and performance of this Agreement or the Bank Merger Agreement by the Bank, nor the consummation by the Bank of the transactions contemplated hereby or thereby, nor compliance by the Company or the Bank with any of the terms or provisions hereof or thereof, will, (i) conflict with, violate or result in a breach of the Certificate of Incorporation or By-Laws or equivalent organizational documents of the Company, the Bank or any of their subsidiaries, (ii) conflict with, violate or result in a breach of any statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree applicable to the Company, the Bank or any of their subsidiaries or by which any property or asset of the Company, the Bank or any of their subsidiaries is bound or affected, or (iii) conflict with, violate or result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any property or asset of the Company, the Bank or any of their subsidiaries pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, the Bank or any of their subsidiaries is a party or by which the Company, the Bank or any of their subsidiaries or any property or asset of the Company, the Bank or any of their subsidiaries is bound or affected, except, in the case of clause (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not be deemed material.

     SECTION 3.06. Consents and Approvals.

     (a) The execution, delivery and performance of this Agreement by the Company, and the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Bank, does not require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency or commission or other governmental or regulatory authority or instrumentally, domestic or foreign, including, without limitation, any Bank Regulator (as hereinafter defined) (each a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), and filing and recordation of appropriate merger documents as required by Connecticut Law, (ii) for consents and approvals of or filings, registrations or negotiations with the FRB, the FDIC and the Banking Commissioner of the State of Connecticut (the "Connecticut Commissioner"), and (iii) the filings required by the Bank Merger Agreement. The Company and the Bank are not aware of any reason why the approvals, consents and waivers of Governmental Entities referred to herein and in Section 7.01(b) should not be obtained.

     (b) The execution, delivery and performance of this Agreement by the Company, and the execution, delivery and performance of this Agreement and the Bank Merger Agreement by the Bank, does not require any consent, approval, authorization or permit of, or filing with or notification to, any third party, except where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Holding Company Merger or the Bank Merger, or otherwise prevent the Company or the Bank from performing its obligations under this Agreement or the Bank from performing its obligations under the Bank Merger Agreement, or would not, either individually or in the aggregate, be material.

     SECTION 3.07. Compliance. The Company, the Bank and each of their subsidiaries hold, and have at all times within the last six years held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in conflict with, or in default or violation of,
(a) any statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction, decree or board resolution, published policies and guidelines of any Governmental Entity, applicable to the Company, the Bank or any of their subsidiaries or by which any property or asset of the Company, the Bank or any of their subsidiaries is bound or affected or (b) any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company, the Bank or any of their subsidiaries is a party or by which the Company, the Bank or any of their subsidiaries or any property or asset of the Company, the Bank or any of their subsidiaries is bound or affected, except for any such noncompliance, conflicts, defaults or violations that would not, individually or in the aggregate, be material or, with respect to any matters described in clause (a) above, that were resolved to the satisfaction of the appropriate Governmental Entity; and neither the Company, the Bank or any of their subsidiaries knows of, or has received notice of, any material violation of any of the above. Without limiting the generality of the foregoing, neither the Company, the Bank nor any of their subsidiaries has been advised of the existence of any facts or circumstances which would cause the Bank to be deemed not to be in satisfactory compliance with the applicable provisions of
Part II of Chapter 664a of Connecticut Law (Section 36a-30 et seq.) and, as applicable to the Bank, the Community Reinvestment Act of 1977, as amended (the "CRA"), and the regulations promulgated thereunder.

     SECTION 3.08. SEC Reports and Bank Reports.

     (a) The Company has filed, and made available to Purchaser, true and complete copies of all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since January 1, 1994, and has heretofore delivered to Purchaser, in the form filed with the SEC, true and complete copies of (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, December 31, 1995 and December 31, 1996, respectively,
(ii) its Quarterly Report on Form 10-Q since January 1, 1994, (iii) all proxy statements relating to the Company's meetings of stockholders (whether annual or special) held since January 1, 1994, (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC since January 1, 1994, and (v) all communications mailed by the Company to its stockholders since January 1, 1994 (the forms, reports and other documents referred to in clauses
(i), (ii), (iii), (iv) and (v) above being referred to herein, collectively, as the "SEC Reports"). As of their respective dates, the SEC Reports (A) complied in all material respects as to form with the requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Exchange Act, as the case may be, and the rules and regulations thereunder and (B) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has timely filed all SEC Reports and other documents required to be filed by it under the Securities Act and the Exchange Act. Neither the Bank nor any of their other subsidiaries is required to file any form, report or other document with the SEC. The Company has made available to Purchaser true and complete copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

     (b) The Company, the Bank and their subsidiaries each has timely filed and made available to Purchaser true and complete copies of all forms, reports and documents required to be filed by each of them with all appropriate federal or state governmental or regulatory authorities charged with the supervision of banks or bank holding companies or engaged in the insurance of bank deposits, including without limitation, the FRB, the FDIC and the Connecticut Commissioner ("Bank Regulators") since January 1, 1994, and has paid all fees and assessments due and payable in connection therewith. Such reports as of their respective date of filing complied in all material respects with the requirements of all laws, rules and regulations enforced or promulgated by such Bank Regulators. Except for normal periodic examinations conducted by the FRB, the FDIC, the Connecticut Commissioner or any other Bank Regulator in the regular course of the business of the Company, the Bank and their subsidiaries (the "Bank Examinations"), no Bank Regulator has initiated any proceeding or, to the best knowledge of the Company and the Bank, investigation into the business or operations of the Company, the Bank or any of their subsidiaries since January 1, 1994. The Company, the Bank and their subsidiaries have resolved all violations, criticisms or exceptions by any Bank Regulator with respect to any Bank Examination.

     SECTION 3.09.  Financial Statements.

     (a) Each of the consolidated financial statements of the Company and its subsidiaries, including, in each case, the notes thereto, contained in the SEC Reports was prepared, and the financial statements referred to in Section 6.08 hereof will be prepared, in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated ("GAAP") (except as may be indicated in the notes thereto) and each fairly presents, and the financial statements referred to in Section 6.08 hereof each will fairly present, the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries as at the respective dates thereof and for the respective periods indicated therein, subject, in the case of unaudited statements, to normal and recurring year-end adjustments normal in nature and not material in amount. Each of the consolidated financial statements of the Company and its subsidiaries, including, in each case, the notes thereto, contained in the SEC Reports comply, and the financial statements referred to in Section 6.08 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. Without limiting the generality of the foregoing, (x) the allowance for possible loan losses included in the consolidated financial statements of the Company and its subsidiaries contained in the SEC Reports was, and the allowance for possible loan losses to be included in the financial statements referred to in Section
6.08 hereof will be, determined in accordance with GAAP and is, and will be, in the judgment of the Company adequate to provide for losses relating to or inherent in the loan and lease portfolios of the Company and their subsidiaries (including without limitation commitments to extend credit), and (y) the Other Real Estate Owned ("OREO") included in the consolidated financial statements of the Company and its subsidiaries contained in the SEC Reports was, and the OREO included in the financial statements referred to in Section 6.08 hereof will be, carried net of reserves at the lower of cost or market value in accordance with GAAP or the regulations or other requirements of the SEC, the FDIC and the Connecticut Commissioner. The books and records of the Company, the Bank and their subsidiaries are true and complete in all material respects and have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements.

     (b) The consolidated balance sheets of the Company and its subsidiaries as at December 31, 1996, contained in the SEC Reports, including the notes thereto, each makes, and the consolidated balance sheets contained in the financial statements referred to in Section 6.08 will make, adequate provision for, reflect or disclose all material liabilities and obligations of every nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) of the Company and its subsidiaries as of December 31, 1996, and except as and to the extent set forth on such balance sheets, neither the Company, the Bank nor any of their subsidiaries has any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due) which would be required to be provided for, reflected or disclosed on a balance sheet, or in the notes thereto, prepared in accordance with GAAP. To the best knowledge of the Company and the Bank, no facts or circumstances exist which would give either the Company or the Bank reason to believe that a material liability or obligation that, in accordance with GAAP applied on a consistent basis, should have been reflected or disclosed on such balance sheet, was not so reflected or disclosed.

     SECTION 3.10. Absence of Certain Changes or Events. Since December 31, 1996, except as contemplated by this Agreement or as disclosed (i) in Section
3.10 of the Disclosure Schedule or (ii) any SEC Report filed prior to the date of this Agreement, the Company and the Bank have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1996, there has not been (a) either individually or in the aggregate, any Material Adverse Effect, and to the best knowledge of the Company and the Bank, no fact or condition exists which is reasonably likely to cause such a Material Adverse Effect in the future, (b) any material damage, destruction or loss with respect to any property or asset of the Company, the Bank or any of their subsidiaries, (c) any change by the Company, the Bank or any of their subsidiaries in its accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company's independent accountants, (d) any revaluation by the Company, the Bank or any of their subsidiaries of any asset, including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business consistent with past practice, (e) any entry by the Company, the Bank or any of their subsidiaries into any contract or commitment of more than $100,000 or with a term of more than one year, (f) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company, the Bank or any of their subsidiaries or any redemption, purchase or other acquisition of any of its securities, (g) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards, or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any directors, officers or employees of the Company, the Bank or any of their subsidiaries, or any grant of severance or termination pay, or any contract or arrangement entered into to make or grant any severance or termination pay, any payment of any bonus, or the taking of any action not in the ordinary course of business with respect to the compensation or employment of directors, officers or employees of the Company, the Bank or any of their subsidiaries, (h) any strike, work stoppage, slowdown or other labor disturbance, (i) any material election made by the Company, the Bank or any of their subsidiaries for federal or state income tax purposes, (j) any change in the credit policies or procedures of the Company, the Bank or any of their subsidiaries, the effect of which was or is to make any such policy or procedure less restrictive in any material respect, (k) any material liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether due or to become due), including without limiting the generality of the foregoing, liabilities as guarantor under any guarantees or liabilities for taxes, (l) any forgiveness or cancellation of any indebtedness or contractual obligation other than in the ordinary course of business consistent with past practice, (m) any mortgage, pledge, lien or lease of any assets, tangible or intangible, of the Company, the Bank or any of their subsidiaries, (n) any acquisition or disposition of any assets or properties, or any contract for any such acquisition or disposition entered into, or (o) any lease of real or personal property entered into, other than in connection with foreclosed property or in the ordinary course of business consistent with past practice.

     SECTION 3.11. Absence of Litigation. Except as set forth in Section 3.11 of the Disclosure Schedule, neither the Company, the Bank nor any of their subsidiaries is a party to any, and there are no pending, or to the best knowledge of the Company and the Bank, threatened legal, administrative, arbitral or other claims, actions, proceedings or investigations of any nature, against the Company, the Bank or any of their subsidiaries or any property or asset of the Company, the Bank or any of their subsidiaries, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and no facts or circumstances have come to the Company's or the Bank's attention which have caused either of them to believe that a material claim, action, proceeding or investigation against or affecting the Company, the Bank or any of their subsidiaries could reasonably be expected to occur. Neither the Company, the Bank nor any of their subsidiaries, nor any property or asset of the Company, the Bank or any of their subsidiaries, is subject to any order, writ, judgment, injunction, decree, determination or award which restricts its ability to conduct business in any area.

     SECTION 3.12. Employee Benefit Plans.

     (a) Section 3.12 of the Disclosure Schedule sets forth a true and complete list of all Plans maintained or contributed to by the Bank during the six years preceding this Agreement. The term "Plans" means all employee benefit plans, arrangements or agreements that are maintained or contributed to, or that were maintained or contributed to at any time during the six years preceding the date of this Agreement, by the Company, the Bank, any of their subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company or the Bank would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (b) The Company and the Bank have heretofore delivered to Purchaser true and complete copies of each of the Plans and all related documents, including but not limited to (i) all required Forms 5500 and all related schedules for such Plans (if applicable) for each of the last two years, (ii) the actuarial report for such Plan (if applicable) for each of the last two years, and (iii) the most recent determination letter from the IRS (if applicable) for such Plan.

     (c) (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable laws, including but not limited to ERISA and the Code, (ii) each of the Plans intended be "qualified" within the meaning of Section 401(a) of the Code has been maintained so as to qualify from the effective date of such Plan to the Effective Time, (iii) no Plan provides benefits, including without limitation death, medical or other benefits (whether or not insured), with respect to current or former employees of the Company, the Bank, their subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (u) coverage mandated by applicable law, (v) life insurance death benefits payable in the event of the death of a covered employee, (w) disability benefits payable to disabled former employees, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company, the Bank, their subsidiaries or any ERISA Affiliate or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (iv) neither the Company, the Bank, nor any of their subsidiaries nor any ERISA Affiliate has ever maintained or contributed to Plan subject to Title IV of ERISA or a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (v) all contributions or other amounts payable by the Company, the Bank or their subsidiaries as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code, (vi) neither the Company, the Bank, any of their subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, the Bank, any of their subsidiaries or any ERISA Affiliate has any material liability for either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (vii) consummation of the transactions contemplated hereby will not cause any amounts payable under any of the Plans to fail to be deductible for federal income tax purposes under Section 280G of the Code, (viii) there are no pending or, to the best knowledge of the Company and the Bank, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto.

     (d) With respect to any Plan that is a welfare plan (within the meaning of Section 3(1) of ERISA) (i) no such Plan is funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Code, and (ii) each such Plan complies in all material respects with the applicable requirements of
Section 4980B(f) of the Code, Part 6 of Subtitle B of Title I of ERISA and any applicable state continuation coverage requirements ("COBRA").

     (e) Except as prohibited by law (including Section 411(d)(6) of the Code), each Plan may be amended, terminated, modified or otherwise revised by the Company, the Bank, their subsidiaries or any ERISA Affiliate as of the Effective Time to eliminate without material effect, any and all future benefit accruals under any Plan (except claims incurred under any welfare plan).

     SECTION 3.13. Labor Matters. Neither the Company, the Bank nor any of their subsidiaries is a party to any collective bargaining or other labor union or guild contract. There is no pending or, to the best knowledge of the Company and the Bank, threatened, labor dispute, strike or work stoppage against the Company, the Bank or any of their subsidiaries which may interfere with the respective business activities of the Company, the Bank or their subsidiaries. Neither the Company, the Bank nor any of their subsidiaries, nor, to the best knowledge of the Company and the Bank, their respective representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company, the Bank or any of their subsidiaries, and there is no pending or, to the best knowledge of the Company and the Bank, threatened, charge or complaint against the Company, the Bank or any of their subsidiaries by the National Labor Relations Board or any comparable state agency.

     SECTION 3.14. Property and Leases.

     (a) The Company, the Bank and each of their subsidiaries each has good and marketable title to all the real property and all other property owned by it and included in the consolidated balance sheet of the Company and its subsidiaries included in its Annual Report on Form 10-K for the period ended December 31, 1996. Each parcel of real property, and each item of personal property, owned or leased by the Company, the Bank or any of their subsidiaries (i) is owned or leased free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind (collectively, "Liens"), other than (A) Liens for current taxes and assessments not yet past due or which are being contested in good faith, (B) inchoate mechanics' and materialmen's Liens for construction in progress, (C) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company, the Bank or such subsidiary consistent with past practice, (D) all matters of record, Liens and other imperfections of title and encumbrances which, either individually or in the aggregate, would not be material, and (E) those items that secure public or statutory obligations or any discount with, borrowing from, or obligations to any Federal Reserve Bank or Federal Home Loan Bank, interbank credit facilities, or any transaction by a Subsidiary acting in a fiduciary capacity (collectively, "Permitted Liens"), and (ii) is neither subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the best knowledge of the Company or the Bank, has any such condemnation, expropriation or taking been proposed. Neither the Company, the Bank nor any of their subsidiaries has received any notice of violation of any applicable zoning regulation, ordinance or other law, order, regulation or requirement relating to its properties.

     (b) All leases of real property leased for the use or benefit of the Company, the Bank or any of their subsidiaries to which the Company, the Bank or any of their subsidiaries is a party requiring rental payments in excess of $100,000 during the period of the lease, and all amendments and modifications thereto, are in full force and effect, and there exists no default under any such lease by the Company, the Bank or any of their subsidiaries, nor, to the best knowledge of the Company and the Bank, any event which with notice or lapse of time or both would constitute a material default thereunder by the Company, the Bank or any of their subsidiaries.

     SECTION 3.15. Taxes.

     (a) The Company, the Bank and their subsidiaries each has duly filed in correct form all Federal, state, county and local information returns and tax returns required to be filed by it on or prior to the date hereof (all such returns being true and complete in all material respects) and has duly paid, discharged or made provisions for the payment of all material Taxes (as hereinafter defined) and other governmental charges which have been incurred or are due or claimed to be due from it by Federal, state, county or local taxing authorities on or prior to the date hereof (including without limitation, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls, and any net worth tax), other than Taxes or other charges that are not yet delinquent or are being contested in good faith and have not been finally determined. The amounts set up as reserves for Taxes on the consolidated balance sheet of the Company and its subsidiaries included in its Annual Report on Form 10-K for the period ended December 31, 1996 are sufficient in the aggregate for the payment of all material unpaid Federal, state, county and local Taxes (including any interest or penalties thereon), whether or not disputed, accrued or applicable, for the period ended December 31, 1996 and all prior periods covered by such returns, and for which the Company, the Bank or any of their subsidiaries is liable in its own right or as transferee of the assets of, or successor to, any corporation, person, association, partnership, joint venture or other entity. The federal income tax returns of the Company, the Bank and their subsidiaries have been examined by the Internal Revenue Service ("IRS") for all years through 1992 and any liability with respect thereto has been satisfied, and no deficiencies were asserted as a result of such examination or all such deficiencies were satisfied. The State of Connecticut tax returns of the Company, the Bank and their subsidiaries have not, in the ten years prior to the date of this Agreement, been examined by the State of Connecticut. There are no material disputes pending or claims asserted for Taxes or assessments upon the Company, the Bank or any of their subsidiaries, nor has the Company, the Bank or any of their subsidiaries been requested to give any currently effective waivers extending the statutory period of limitation applicable to any Federal, state, county or local income tax return for any period. In addition, (a) proper and accurate amounts have been withheld by the Company, the Bank and their subsidiaries from their employees for all prior periods in compliance in all material respects with the tax withholding provisions of applicable Federal, state, county and local laws; (b) Federal, state, county and local returns which are accurate and complete in all material respects have been filed by the Company, the Bank and their subsidiaries for all periods for which returns were due with respect to income tax withholding, Social Security and unemployment taxes; and (c) the amounts shown on such returns to be due and payable have been paid in full or adequate provision therefor has been included by the Company in its consolidated financial statements included in its Annual Report on Form 10-K for the period ended December 31, 1996.

     (b) No property of the Company, the Bank or any of their subsidiaries is property that is or will be required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code (as in effect prior to its amendment by the Tax Reform Act of 1986) or is "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, as amended (the "Code"). Neither the Company, the Bank nor any of their subsidiaries has been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by the Company, the Bank or any of their subsidiaries, and the IRS has not initiated or proposed any such adjustment or change in accounting method. Neither the Company, the Bank nor any of their subsidiaries is a party to any agreement, contract or arrangement that would, individually or in the aggregate, result in the payment of an "excess parachute payment" within the meaning of Section 280C; of the Code or that would result in payments that would be nondeductible pursuant to Section 162(m) of the Code.

     (c) As used in this Agreement, the term "Taxes" means all Federal, state, county, local and foreign income, excise, gross receipts, ad valorem, profits, gains, property, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise and other taxes, charges, levies or like assessments, including any net worth tax, together with all penalties and additions to tax and interest thereon.

     SECTION 3.16. Certain Contracts.

     (a) Except as set forth in the SEC Reports filed prior to the date of this Agreement or as disclosed in Section 3.16 of the Disclosure Schedule, neither the Company, the Bank nor any of their subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral): (i) with respect to the employment of any director, officer, employee or consultant, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement, will result in any payment (whether of severance pay or otherwise) becoming due from the Company, the Bank, or any of their subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the SEC Reports, (iv) which is a consulting or other agreement (including agreements entered into in the ordinary course and data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $100,000 per annum,
(v) which materially restricts the conduct of any line of business by the Company, the Bank or any of their subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement), or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company has previously delivered to Purchaser true and complete copies of all employment, consulting and deferred compensation agreements which are in writing and to which the Company, the Bank or any of their subsidiaries is a party. Each contract, arrangement, commitment or understanding of the type described in this Section, whether or not set forth in Section 3.16 of the Disclosure Schedule, is referred to herein as a

"Company Contract".

     (b) (i) To the best knowledge of the Company and the Bank, each Company Contract listed on such Disclosure Schedule is legal, valid and binding upon the Company, the Bank or such subsidiary, as the case may be, and in full force and effect, (ii) the Company, the Bank and each of their subsidiaries has in all material respects performed all obligations required to be performed by it to date under each such Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company, the Bank or any of their subsidiaries under any such Company Contract.

     SECTION 3.17. Loan Portfolio. Except as set forth in Section 3.17 of the Disclosure Schedule, neither the Company, the Bank nor any of their subsidiaries is a party to any written or oral (a) loan agreement, note or borrowing arrangement (including, without limitation, leases and credit enhancements) (collectively, "Loans") the current principal balance of which exceeds $150,000 and as to which the obliger is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest, or (b) Loan with any director, executive officer or, to the best knowledge of the Company and the Bank, five percent stockholder of the Company, the Bank or any of their subsidiaries, or to the best knowledge of the Company and the Bank, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. To the best knowledge of the Company and the Bank, all of the Loans originated and held currently and at the Effective Time by the Company, the Bank and their subsidiaries, and any other Loans purchased and held currently and at the Effective Time by the Company, the Bank and their subsidiaries, were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies and procedures of the Company, the Bank and their subsidiaries. Section 3.17 of the Disclosure Schedule sets forth as of February 28, 1997, (i) all of the Loans the current principal balance of which exceeds $150,000 of the Company, the Bank or any of their subsidiaries that as of the date of this Agreement are classified by the Bank as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company, the Bank and their subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of such Loans by category, it being understood that no representation is being made that the FDIC or the Connecticut Commissioner would agree with the loan classifications contained in Section 3.17 of the Disclosure Schedule. The Company shall promptly inform Purchaser in writing of any Loan the current principal balance of which exceeds $150,000 that becomes classified in the manner described in this Section 3.17, or any Loan the classification of which is materially and adversely changed at any time after the date of this Agreement. The information (including electronic information and information contained on tapes and computer disks) with respect to the Loans furnished to Purchaser by the Company and the Bank is true and complete in all material respects.

     SECTION 3.18. Investment Securities. Section 3.18(a) of the Disclosure Schedule sets forth the book and market value as of February 28, 1997 of the investment securities, mortgage backed securities and securities held for sale by the Company, the Bank and their subsidiaries. Section 3.18(b) of the Disclosure Schedule sets forth the names of all the joint ventures in which the Company, the Bank or any of their subsidiaries has an investment (whether or not such joint ventures remain active). Except for pledges to secure public and trust deposits, Federal Reserve borrowings, repurchase agreements and reverse repurchase agreements entered into in arms'-length transactions pursuant to normal commercial terms and conditions and other pledges required by law, none of the investments reflected in the consolidated balance sheet of the Company and its subsidiaries included in its Annual Report on Form 10-K for the period ended December 31, 1996, and none of the material investments made by the Company, the Bank or any of their subsidiaries since December 31, 1996, is subject to any restriction (contractual, statutory or otherwise) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time. The Company has (i) properly reported as such any investment securities which are required under GAAP to be classified as "available for sale" at the lower of cost or market, and (ii) accounted for any decline in the market value of its marketable equity securities portfolio in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 12 and Staff Accounting Bulletin No. 59, including without limitation the recognition through the Company's consolidated statement of operations of any unrealized loss with respect to any individual marketable equity security as a realized loss in the accounting period in which a decline in the market value of such security is determined to be "other than temporary."

     SECTION 3.19. Derivative Transactions. Except as described in Section 3.19 of the Disclosure Schedule, neither the Company, the Bank nor any of their subsidiaries is engaged in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments except as agent on the order and for the account of others other than Federal Home Loan Bank advances or in connection with mortgage loan secondary market activities in the ordinary course of business consistent with the Bank's past practices. To the extent that the Company or the Bank is engaged in such transactions, to the best knowledge of the Company and the Bank, none of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan held by the Company, the Bank or any of their subsidiaries, would be classified as "Other Loans Specially Mentioned," "Special Mention," "Substandard," "Doubtful," "Loss," "Classified," "Criticized," "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import. The financial position of the Company, the Bank and their subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of the Company, the Bank and such subsidiaries in accordance with GAAP consistently applied, and no open exposure of the Company, the Bank or any of their subsidiaries with respect to any such instrument (or with respect to multiple instruments with any single counterparts) exceeds $100,000.

     SECTION 3.20. Insurance. The Company and the Bank each has made available to

Purchaser true and complete copies of all material policies of insurance of the Company, the Bank and their subsidiaries currently in effect. All of the policies relating to insurance maintained by the Company, the Bank or any of their subsidiaries with respect to its material properties and the conduct of its business in any material respect (or any comparable policies entered into as a replacement therefor)are in full force and effect and neither the Company, the Bank nor any of their subsidiaries has received any notice of cancellation with respect thereto. All life insurance policies on the lives of any of the current and former officers and directors of the Company and the Bank which are maintained by the Company and the Bank or which are otherwise included as assets on the books of the Company or the Bank (i) are, or will at the Effective Time be, owned by the Company or the Bank, as the case may be, free and clear of any claims thereon by the officers or members of their families, except with respect to the death benefits thereunder, as to which the Company and the Bank agree that there will not be an amendment prior to the Effective Time without the consent of Purchaser, and (ii) are accounted for properly as assets on the books of the Bank in accordance with GAAP in all material respects. Neither the Company, the Bank nor any of their subsidiaries has any material liability for unpaid premiums or premium adjustments not properly reflected on the Company's consolidated financial statements contained in the SEC Reports.

     SECTION 3.21. Environmental Matters.

     (a) Each of the Company, the Bank and their subsidiaries and, to the best knowledge of the Company and the Bank, the Participation Facilities and the Loan Properties (each as hereinafter defined), are, and have been, in material compliance with all applicable environmental laws and with all rules, regulations, standards and requirements of the United States Environmental Protection Agency (the "EPA") and of state and local agencies with jurisdiction over pollution or protection of the environment.

     (b) There is no suit, claim, action or proceeding pending or, to the best knowledge of the Company or the Bank, threatened, before any Governmental Entity or other forum in which the Company, the Bank or any of their subsidiaries or any Participation Facility has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party
(i) for alleged noncompliance (including by any predecessor), with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment (as hereinafter deemed) of any Hazardous Materials (as hereinafter defined) or Oil (as hereinafter defined) whether or not occurring at or on a site owned, leased or operated by the Company, the Bank or any of their subsidiaries or any Participation Facility, except as have not been or would not be material.

     (c) To the best knowledge of the Company or the Bank, there is no suit, claim, action or proceeding pending, or threatened, before any Governmental Entity or other forum in which any Loan Property has been or, with respect to threatened proceedings, may be, named as a defendant, responsible party or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule, regulation, standard or requirement or (ii) relating to the release into or presence in the Environment of any Hazardous Material or Oil whether or not occurring at or on a site owned, leased or operated by a Loan Property, except as have not been or would not be material.

     (d) Neither the Company, nor the Bank, nor any of their subsidiaries, nor to their best knowledge any Participation Facility or any Loan Property, has received any notice regarding a matter on which a suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 3.21 could reasonably be based. No facts or circumstances have come to the Company's or the Bank's attention which have caused it to believe that a material suit, claim, action or proceeding as described in subsection (b) or (c) of this Section 3.21 could reasonably be expected to occur.

     (e) During the period of (i) the Company's, the Bank's or any of their subsidiaries' ownership or operation of any of their respective current properties, (ii) the Company's, the Bank's or any of their subsidiaries' participation in the management of any Participation Facility, or (iii) the Company's, the Bank's or any of their subsidiaries' holding of a security interest in a Loan Property, there has been no release or presence of Hazardous Material or Oil in the Environment in, on, under or affecting such property or, to the best knowledge of the Company or the Bank, such Participation Facility or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material. To the best knowledge of the Company and the Bank, prior to the period of (x) the Company's, the Bank's or any of their subsidiaries' ownership or operation of any of their respective current properties or any previously owned or operated properties, (y) the Company's, the Bank's or any of their subsidiaries' participation in the management of any Participation Facility, or (z) the Company's, the Bank's or any of their subsidiaries' holding of a security interest in a Loan Property, there was no release or presence of Hazardous Material or Oil in the Environment in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release or presence is not or would not, either individually or in the aggregate, be material.

     (f) The following definitions apply for purposes of this Section 3.21: (i) "Loan Property" means any property in which the Company, the Bank or any of their subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; (ii) "Participation Facility" means any facility in which the Company, the Bank or any of their subsidiaries participates or has participated in the management and, where required by the context, said term means the owner or operator of such property; (iii) "Hazardous Material" means any pollutant, contaminant, or hazardous substance or hazardous material as defined in or pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. s9601 et seq., or any other federal, state, or local environmental law, regulation, or requirement; (iv) "Oil" means oil or petroleum of any kind or origin or in any form, as defined in or pursuant to the Federal Clean Water Act, 33 U.S.C. s 1251 et seq., or any other federal, state, or local environmental law, regulation, or requirement; (v) "Environment" means any soil, surface waters, groundwaters, stream sediments, surface or subsurface strata, and ambient air, and any other environmental medium; and (vi) "to the best knowledge" or "have come to the Company's or the Bank's attention" means, with respect to the Company, the Bank or any of their respective subsidiaries, facts or circumstances known to any officer or member of the lending or work-out staff of any such entity or facts or circumstances reflected in the files of any such entity.

     (g) Except as set forth in Section 3.21 of the Disclosure Schedule, neither the Company nor the Bank nor any of their respective subsidiaries currently has or in the past has ever had any Participation Facility.

     SECTION 3.22. Intellectual Property. The Company, the Bank and each of their subsidiaries owns or possesses valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its businesses, and neither the Company, the Bank nor any of their subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company, the Bank and each of their subsidiaries have performed in all material respects all the obligations required to be performed by them and are not in material default under any contract, agreement, arrangement or commitment relating to any of the foregoing.

     SECTION 3.23. Administration of Fiduciary Accounts. The Company, the Bank and their subsidiaries each has properly administered in all material respects all accounts for which it acts as a fiduciary, including, but not limited to, accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable law. Neither the Company, the Bank nor their respective officers, directors or employees has committed any breach of trust with respect to any fiduciary account. The accountings for each such fiduciary account are true and correct in all material respects and accurately reflects the assets of such fiduciary account.

     SECTION 3.24. Agreements with Bank Regulators. Except for the corporate resolution entered into at the request of the FDIC, a copy of which has previously been delivered to Purchaser, neither the Company, the Bank nor any of their subsidiaries is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order, directive or board resolution by, or is a recipient of any extraordinary supervisory letter from, any Bank Regulator which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its loan loss allowances or reserves, its credit policies or its management, nor has the Company or the Bank been informed by any Bank Regulator that it is contemplating issuing or requesting any such order, directive, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither the Company, nor the Bank or nor any of their subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Company, the Bank or any of their subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

     SECTION 3.25. Material Interests of Certain Persons. No officer or director of the Company, the Bank or any of their subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any material interest in any material contract or property (real or personal), tangible or intangible, used in or pertaining to the business of the Company, the Bank or any of their subsidiaries that would be required to be disclosed in a proxy statement to stockholders under Regulation 14A of the Exchange Act.

     SECTION 3.26. Brokers' Fees; Opinions. broker, finder or investment banker, other than Friedman, Billings, Ramsey & Co., Inc. ("Friedman"), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Bank Merger Agreement based upon arrangements made by or on behalf of the Company or the Bank. The fee payable to Friedman in connection with the transactions contemplated by this Agreement is as described in an engagement letter between the Company and Friedman, a true and complete copy of which has heretofore been furnished to Purchaser. The Company has previously received the opinion of Friedman to the effect that, as of the date of such opinion, the Merger Consideration to be received by the stockholders of the Company pursuant to the Holding Company Merger is fair to such stockholders, and such opinion has not been amended or rescinded as of the date of this Agreement.

     SECTION 3.27. Proxy Statement. The information contained in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (the "Proxy Statement") will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information to be supplied by Purchaser or Merger Sub which is contained in any of the foregoing documents. The Proxy Statement will comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

     SECTION 3.28. State Takeover Laws. The Board of Directors of the Company has taken all necessary action prior to the date of this Agreement in connection with the approval of the execution, delivery and performance of this Agreement and the Bank Merger Agreement, any purchase or other transaction respecting the Company Common Stock provided for herein or therein, and the other transactions contemplated hereby and thereby, including without limitation approval by the affirmative vote of at least a majority of the members of the Company Board and a majority of the non-employee directors of the Company Board, such that assuming that immediately prior to the execution of this Agreement, neither Purchaser, Merger Sub nor any of their Affiliates or Associates (as such terms are defined in either Section 33-840 or Section 33-843 of Connecticut Law), either individually or in the aggregate, was an Interested Shareholder (as such term is defined in either Section 33-840 or Section 33-843 of Connecticut
Law), the provisions of Section 33-841 and 33-844(a) of Connecticut Law as they relate to the Company and the provisions of Article SEVENTH of the Company's Certificate of Incorporation do not and will not apply to this Agreement, the Bank Merger Agreement, the Holding Company Merger, the Bank Merger or any of the other transactions contemplated hereby or thereby. In taking the action referred to in this Section 3.28, the Company Board has complied with the requirements of
Section 33-756(e) of Connecticut Law.

     SECTION 3.29. Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any Schedule, certificate, list or other writing furnished to Purchaser pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. No information believed by the Company or the Bank to be material to the Holding Company Merger or the Bank Merger and which is necessary to make the representations and warranties herein contained, taken as a whole, not misleading, to the best knowledge of the Company and the Bank, has been withheld from, or has not been delivered in writing to, Purchaser.


                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to the Company that:

     SECTION 4.01. Corporate Organization. Purchaser is a state chartered savings bank duly organized, validly existing and in good standing under Connecticut Law. The deposit accounts of Purchaser are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by Purchaser. Purchaser has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, either individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Purchaser and its subsidiaries taken as a whole.

     SECTION 4.02. Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Bank Merger Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Bank Merger Agreement and the performance by Purchaser of its obligations hereunder and thereunder and the consummation by Purchaser of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of

Purchaser are necessary to authorize this Agreement or the Bank Merger Agreement or the performance of its obligations hereunder or thereunder or to consummate the transactions contemplated hereby or thereby, other than the approval of its stockholders. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. On the date executed and delivered by Purchaser, the Bank Merger Agreement will be duly and validly executed and delivered by Purchaser and will constitute a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     SECTION 4.03. No Conflict. Neither the execution, delivery and performance of this Agreement or the Bank Merger Agreement by Purchaser, nor the consummation by Purchaser of the transactions contemplated hereby or thereby, will (i) conflict with, violate or result in a breach of the Certificate of Incorporation or By-Laws or equivalent organizational documents of Purchaser,
(ii) conflict with, violate or result in a breach of any statute, code, ordinance, law, rule, regulation, order, writ, judgment, injunction or decree applicable to Purchaser or by which any property or asset of Purchaser is bound or affected, or (iii) conflict with, violate or result in a breach of any provisions of or the loss of any benefit under, constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien, pledge, security interest, charge or other encumbrance on any property or asset of Purchaser pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any property or asset of Purchaser is bound or affected, except, in the case of clause (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Purchaser and its subsidiaries taken as a whole.

     SECTION 4.04. Consents and Approvals. The execution, delivery and performance of this Agreement and the Bank Merger Agreement by Purchaser does not require any consent, approval, authorization or permit of, or filing with or notification to any Governmental Entity, (i) except for (A) those referred to in
Section 3.06 hereof, (B) confirmation or approval from the Office of Fair Trading that it is not the intention of the Secretary of State for Trade and Industry to refer the transactions contemplated by this Agreement to the Monopolies and Mergers Commission, (C) consent from the Treasury under Section 765 of the Income and Corporation Taxes Act 1988, (D) notification to the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited (the "International Stock Exchange") by announcement on the Company News Service of the International Stock Exchange of particulars of the transactions contemplated by this Agreement, and (E) consent or approval of the Bank of England and the Central Bank of Ireland, and (ii) except for any consent, approval, authorization, permit of, or filing with, or notification to, any Governmental Entity where failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not prevent or significantly delay consummation of the Holding Company Merger, or otherwise prevent

Purchaser or Merger Sub from performing the obligations contemplated under this Agreement to be performed by them or Merger Sub from performing its obligations under the Bank Merger Agreement, or which, either individually or in the aggregate, would not, in the reasonable judgment of the parties hereto, have a material adverse effect on the business, liabilities, financial condition or results of operation of Purchaser and its subsidiaries taken as a whole.

     SECTION 4.05. Proxy Statement. The information supplied by Purchaser and Merger Sub for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company or at the time of the Stockholders' Meeting, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meeting which shall have become false or misleading.

     SECTION 4.06. Financial Statements. Purchaser has previously made available to the Company copies of (a) the consolidated balance sheets of Purchaser and its subsidiaries as of the fiscal years of Purchaser ending September 30, 1994, September 30, 1995 and September 30, 1996, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years ending on September 30 of each of 1993 through 1996, inclusive, and
(b) the unaudited consolidated balance sheets of Citizens Financial Group, Inc. and its subsidiaries as of December 31, 1996, and the related unaudited consolidated statements of income, changes in shareholder's equity and cash flows for the three-month period then ended. Such financial statements were prepared in accordance with GAAP (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and changes in financial position of Citizens Financial Group, Inc. and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein subject, in the case of unaudited statements, to normal and recurring year-end adjustments normal in nature and not material in amount.

     SECTION 4.07. Brokers' Fees. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or Merger Sub.

     SECTION 4.08. Capital; Financing. On the date hereof, Purchaser is, at a minimum, "adequately capitalized" as such term is defined in the rules and regulations promulgated by the FRB and the FDIC, as the case may be. Purchaser and Merger Sub will have available to them sources of capital and financing sufficient to fulfill their obligations hereunder.

                                    ARTICLE V

                           CONDUCT OF BUSINESS PENDING
                           THE HOLDING COMPANY MERGER

     SECTION 5.01. Covenants of the Company and the Bank.

     (a) The Company and the Bank each covenants and agrees that, between the date of this Agreement and the Effective Time, unless Purchaser shall otherwise agree in writing, the business of the Company, the Bank and their subsidiaries shall be conducted only in, and the Company, the Bank and their subsidiaries shall not take any action except in, the usual, regular and ordinary course of business and in a manner consistent with prudent banking practice and generally to conduct their business in substantially the same way as heretofore conducted, and without limiting the foregoing, to continue to operate in the same geographic markets serving the same market segments and without significant increase in the rate of growth of the Bank's loan portfolio. The Company and the Bank shall use their reasonable best efforts to preserve substantially intact the business organization of the Company, the Bank and their subsidiaries, to keep available the present services of the officers, employees and consultants of the Company, the Bank and their subsidiaries and to preserve the current relationships and goodwill of the Company, the Bank and their subsidiaries with customers, suppliers and other persons with which the Company, the Bank or any of their subsidiaries have business relationships, including without limitation, upon the concurrence of Purchaser implementing a branch employee incentive program in furtherance thereof.

     (b) By way of amplification and not limitation of clause (a) above, except as contemplated by this Agreement and the Bank Merger Agreement, the Company and the Bank shall not, nor shall they permit any of their subsidiaries, between the date of this Agreement and the Effective Time, directly or indirectly to do, or publicly announce an intention to do, any of the following without the prior written consent of Purchaser, which consent shall not be unreasonably withheld:

          (i) amend or otherwise change its Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (ii) issue, deliver, sell, pledge, dispose of, grant, encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock of any class of the Company, the Bank or any of their subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of the Company, the Bank or any of their subsidiaries, or enter into any agreement with respect to any of the foregoing (except for the issuance of a maximum of 150,954 shares issuable pursuant to employee stock options outstanding under the Company Option Plans on the date hereof);

          (iii) declare, set aside, make or pay any dividend or other distribution, payable cash, stock, property or otherwise, with respect to any of its capital stock;

          (iv) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement;

          (v) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company, the Bank or any of their subsidiaries, or any securities convertible into or exercisable for any shares of the capital stock of the Company, the Bank or any of their subsidiaries;

          (vi) enter into any new line of business or materially expand the business currently conducted by the Company, the Bank and their subsidiaries or file any application to relocate or terminate the operations of any banking office of the Company, the Bank or any of their subsidiaries;

          (vii) acquire or agree to acquire, by merging or consolidating with, or by purchasing an equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, other business organization or any division thereof or any material amount of assets, other than subject to Section 5.05 hereof;

          (viii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any individual, corporation or other entity, or make any loan or advance, other than in the ordinary course of business consistent with past practice;

          (ix) enter into any contract or agreement other than in the ordinary course of business consistent with past practice and, in any event, regardless of whether consistent with past practice, undertake or enter into (i) any contract or other commitment (other than contracts or commitments related to Loans) involving an aggregate payment by or to the Company, the Bank or any of their subsidiaries under any such contract or commitment of more than $100,000 or having a term of one year or more from the time of execution, (ii) any contract or commitment, or related contracts or commitments, for Loans having an original principal amount in excess of $250,000;

          (x) authorize any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $100,000 for the Company, the Bank and their subsidiaries taken as a whole, except for written contractual commitments entered into prior to the date of this Agreement as disclosed in the

     Disclosure Schedule and for capital expenditures (A) not to exceed $150,000 related to the Bank's acquisition of its Whalley Norton branch site and (B) not to exceed $450,000 relating to its wide area network service;

          (xi) (i) except as required by applicable law, (x) adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company, the Bank or any of their subsidiaries and one or more of its current or former directors, officers or employees, or (y) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares); provided, however, that the Company and the Bank may, in consultation with Purchaser, increase the directors fees payable to the directors of the Company or the Bank in the ordinary course of business consistent with past practice and grant salary increases to its employees (other than those employees who are officers) at the regular review date of such employees in an aggregate amount for all employees not to exceed four percent (4%) of the aggregate current annualized base salaries of such employees or constitute more than a ten percent (10%) increase with respect to any one employee; or (ii) enter into, modify or renew any employment, severance or other agreement with any director, officer or employee of the Company, the Bank or any of their subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement providing for any benefit to any director, officer or employee;

          (xii) take any action with respect to accounting methods, principles or practices, other than changes required by applicable law or GAAP or regulatory accounting as concurred in by the Company's independent accountants;

          (xiii) make any tax election or settle or compromise any Federal, state, local or foreign tax liability;

          (xiv) pay, discharge or satisfy any claim, liability or obligation, other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of the Company and its subsidiaries included in the Annual Report on Form 10-K for the period ended December 31, 1996, or subsequently incurred in the ordinary course of business and consistent with past practice or in connection with this Agreement;

          (xv) make any new or additional equity investment or commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with past practice;

          (xvi) sell any securities in its investment portfolio, except in the ordinary course of business, or engage in transactions in or involving forwards, futures, options on futures, swaps or similar derivative instruments;

          (xvii) sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements or purchase or sell any loans in bulk;

          (xviii) take any action that is intended or reasonably can be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or any of the conditions to the consummation of the Holding Company Merger, the Bank Merger and the other transactions contemplated by this Agreement set forth in Article VII not being satisfied in any material respect, or in any material violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

          (xix) commit any act or omission which constitutes a material breach or default by the Company, the Bank or any of their subsidiaries under any Regulatory Agreement or under any material contract or material license to which any of them is a party or by which any of them or their respective properties is bound;

          (xx) foreclose upon or take a deed or title to any commercial real estate without first conducting a Phase I environmental assessment of the property or foreclose upon any commercial real estate if such environmental assessment indicates the presence of Hazardous Material in amounts which, if such foreclosure were to occur, would be material:

          (xxi) enter into or renew, amend or terminate, or give notice of a proposed renewal, amendment or termination of or make any commitment with respect to, (i) any contract, agreement or lease for office space, operations space or branch space to which the Company, the Bank or any of their subsidiaries is a party or by which the Company, the Bank or any of their subsidiaries or their respective properties is bound; (ii) any lease, contract or agreement other than in the ordinary course of business consistent with past practice including renewals of leases to existing tenants of the Company or the Bank; (iii) regardless of whether consistent with past practices, any lease, contract, agreement or commitment involving an aggregate payment by or to the Company, the Bank or any of their subsidiaries of more than $100,000 or having a term of one year or more from the time of execution except with respect to the acquisition of its Whalley Norton branch site;

          (xxii) change in any material respect its loan policies or procedures, except as required by regulatory authorities; or

          (xxiii) agree to do any of the foregoing.

     SECTION 5.02. Purchaser Products and Services. From and after the date hereof, Purchaser, the Company and the Bank shall consult with each other on the introduction of products and services not currently offered by the Company or the Bank which Purchaser would expect to make available to customers following the Holding Company Merger and the Bank Merger, and the Company and the Bank shall consider offering such products and services to its customers prior to the Effective Date, on terms and conditions mutually acceptable to Purchaser, the Company and the Bank; provided, however, that nothing herein shall obligate the Company or the Bank to offer any such products or services prior to the Effective Time.

     SECTION 5.03. System Conversions. From and after the date hereof, Purchaser and the Bank shall meet on a regular basis to discuss and plan for the conversion of the Bank's data processing and related electronic informational systems to those used by Purchaser and its subsidiaries, which planning shall include, but not be limited to, discussion of the possible termination by the Bank of third-party service provider arrangements effective at the Effective Time or at a date thereafter, non-renewal of personal property leases and software licenses used by the Bank in connection with its systems operations and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that the Bank shall not be obligated to take any such action prior to the Effective Time and, unless the Bank otherwise agrees, no conversion shall take place prior to the Effective Time. In the event that the Bank takes, at the request of Purchaser, any action relative to third parties to facilitate the conversion that results in the imposition of any termination fees or charges, Purchaser shall indemnify the Bank on terms reasonably satisfactory to the Bank for any such fees and expenses, and the costs of reversing the conversion process, if for any reason the Holding Company Merger is not consummated in accordance with the terms of this Agreement.

     SECTION 5.04. Certain Changes and Adjustments. Prior to the Closing (as defined in Section 9.01 hereof), Purchaser, the Company and the Bank shall consult and cooperate with each other concerning the Bank's loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) to reflect Purchaser's plans with respect to the conduct of the Surviving Bank's business and the then anticipated post-closing disposition of certain assets of the Surviving Bank following the Bank Merger; provided, however, that neither the Company nor the Bank shall be obligated to take any action pursuant to this Section which is inconsistent with GAAP and unless and until Purchaser acknowledges, and the Company and the Bank are satisfied, that all conditions to its obligation to consummate the Holding Company Merger have been satisfied. No action taken by the Company or the Bank pursuant to this Section or the consequences resulting therefrom shall be deemed to be a breach of any representation, warranty, agreement or covenant herein or constitute a Material Adverse Effect.

     SECTION 5.05. ALCO Management. The Company and the Bank agree that during the period from the date of this Agreement through the Effective Time, they will consult with Purchaser in the development of a reasonable program to manage the Bank's interest sensitive assets and liabilities (including its fixed-rate mortgage portfolio and its investment portfolio), which program will include a policy not to acquire securities for the investment portfolio of the Bank other than securities which were issued by the United States of America and have a maturity date that is not more than two years after the date of acquisition thereof, unless otherwise agreed by the parties. The Company, the Bank and Purchaser agree to consult on investment programs to be administered by the Bank.

     SECTION 5.06. Covenants of Purchaser. During the period from the date of this Agreement and continuing until the Effective Time, the Purchaser shall not, and shall not permit any of its subsidiaries to, take any action that is intended or which reasonably can be expected to result in any of its representations and warranties set forth in this Agreement being untrue in any material respect, or in any of the conditions to the Holding Company Merger, the Bank Merger or other transactions contemplated in this Agreement as set forth in
Article VII not being satisfied in any material respect, or in a material violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.01. Stockholders' Meeting. In order to consummate the Holding Company Merger, the Company, acting through the Company Board, shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (a) duly call, give notice of, convene and hold an annual or special meeting of its stockholders as soon as practicable, but in no event later than July 31, 1997, for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Stockholders' Meeting") and (b) subject to the fiduciary duties of the Company Board under applicable law as determined by such Board with the advice of the Company's independent counsel, (i) include in the Proxy Statement the recommendation of the Board that the stockholders of the Company approve and adopt this Agreement, the Holding Company Merger and the other transactions contemplated hereby and
(ii) use all reasonable efforts to obtain such approval and adoption. The Purchaser, the Company and the Bank shall coordinate and cooperate with respect to the foregoing matters.

     SECTION 6.02. Proxy Statement. As soon as practicable after the date hereof, the Company shall file the Proxy Statement with the SEC under the Exchange Act and shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. Purchaser, Merger Sub, the Company and the Bank shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Purchaser of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Purchaser promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Purchaser and its counsel adequate opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Purchaser and its counsel adequate opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. The Company, the Bank, Purchaser and Merger Sub each agrees to use its reasonable best efforts, after consultation with the other parties hereto to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Stockholders' Meeting at the earliest practicable time.

     SECTION 6.03. Regulatory Matters.

     (a) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement (including without limitation the Holding Company Merger and the Bank Merger). Purchaser, the Company and the Bank shall have the right to review in advance, and to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to either of them, as the case may be, and any of their respective subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the Holding Company Merger, the Bank Merger and the other transactions contemplated by this Agreement and by the Bank Merger Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Holding Company Merger, the Bank Merger and other transactions contemplated by this Agreement and the Bank Merger Agreement and each party will keep the other apprised of the status of matters relating to the completion of all of the transactions contemplated hereby.

     (b) Purchaser, the Company and the Bank shall, upon request, furnish each other with all information concerning themselves, their respective subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Purchaser, the Company, the Bank or any of their respective subsidiaries to any Governmental Entity in connection with the Holding Company Merger, the Bank Merger or the other transactions contemplated by this Agreement and the Bank Merger Agreement.

     (c) Purchaser, the Company and the Bank shall promptly furnish each other with copies of written communications received by Purchaser or the Company, as the case may be, or any of their respective subsidiaries, affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the Holding Company Merger, the Bank Merger and the other transactions contemplated by this Agreement and the Bank Merger Agreement.

     SECTION 6.04. Access to Information.

     (a) Upon reasonable notice and subject to applicable laws relating to the disclosure or exchange of information, the Company and the Bank shall, and shall cause each of their subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Purchaser, access, during normal business hours during the period prior to the Effective Time, to all its officers, employees, agents, properties, books, loan documentation and files, contracts, commitments and records and, during such period, the Company and the Bank shall, and shall cause their subsidiaries to, make available to Purchaser
(i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents which the Company or the Bank is not permitted to disclose under applicable law), (ii) copies of all periodic reports to senior management, including, without limitation, reports on non-performing loans and other asset quality matters and all materials furnished to the Company Board or the Bank Board relating to asset quality generally, and (iii) all other information concerning the business, properties, assets and personnel of the Company and the Bank as Purchaser may reasonably request. Neither the Company, the Bank nor any of their subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of customers, jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement or, in the event of any litigation or threatened litigation between the Company, the Bank and Purchaser over the terms of this Agreement where access to information will be adverse to the interests of the Company and the Bank. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Purchaser will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 11, 1997, between Purchaser and the Company (the "Confidentiality Agreement").

     (b) All information furnished by Purchaser to the Company, the Bank or its representatives pursuant hereto shall be treated as the sole property of Purchaser and, if the Holding Company Merger shall not occur, the Company, the Bank and its representatives shall return to Purchaser all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Company and the Bank shall, and shall use their reasonable best efforts to cause their representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which
(x) was already in the Company's or the Bank's possession prior to the disclosure thereof by Purchaser; (y) was then generally known to the public; or
(z) was disclosed to the Company or the Bank by a third party not bound by an obligation of confidentiality, or (ii) disclosures made as required by law.

     (c) No investigation by any of the parties or their respective representatives shall affect the representations and warranties of the other set forth herein or any condition to the obligations of the parties hereto.

     SECTION 6.05. No Solicitation. Neither the Company, the Bank nor any of their subsidiaries shall, directly or indirectly, through any officer, director, agent or otherwise, solicit or initiate the submission of any proposal or offer from any person relating to any acquisition or purchase of all or (other than in the ordinary course of business) any material portion of the assets of, or any equity interest in, the Company, the Bank or any of their subsidiaries or any business combination with the Company, the Bank or any of their subsidiaries or, except to the extent determined by the Company Board, upon the opinion of its independent counsel, to be required by fiduciary obligations under applicable law, participate in any negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate, any effort or attempt by any other person to do or seek any of the foregoing. The Company and the Bank immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company and the Bank shall notify Purchaser promptly if any such proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Purchaser, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Company and the Bank agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Company or the Bank is a party. Actions of the Company, the Bank or any of their subsidiaries permitted by this Section 6.05 shall not be deemed to be a breach of this Agreement.

     SECTION 6.06. Employee Benefits Matters.

     (a) Provision of Benefits. As soon as practicable after the Effective Time and subject to applicable law, Purchaser shall provide the employees of the Company and the Bank ("Company Employees") with the same health, dental, pension, life insurance, disability, 401(k) plan and other benefits, if any, which Purchaser then provides generally to its own employees. With respect to the provision of such benefits to the Company Employees pursuant hereto, to the extent Company Employees participate after the Effective Time in employee benefit plans other than the Company Benefit Plans, all prior service of such employees with the Company or the Bank shall be recognized under such plans for all benefit plan for purposes of eligibility and vesting, but excluding benefit accrual under any defined benefit pension plan. Purchaser shall not treat any Company Employee as a "new" employee for purposes of any exclusion under any health plan or dental plan of Purchaser or any of its affiliates for a preexisting medical condition. Nothing herein is intended or should be construed to provide a commitment for continued employment or to confer any rights on any officer or employee of the Bank except as herein expressly provided.

     (b) Severance Payments and Benefits. Company Employees (excluding all officers who are parties to employment or severance agreements with the Company or the Bank) whose employment with the Surviving Corporation or the Surviving Bank is terminated within one year after the Effective Time other than for cause (which shall mean gross negligence or dereliction in the performance of such employee's duties, dishonesty or commission of a crime) or as a result of a sale of a business unit if Company Employees are offered the opportunity to continue their employment with the purchaser of the business unit in substantially the same capacity, location and salary and benefits, shall be provided by Purchaser the severance and other benefits set forth below:

          (i) severance payable on an installment basis pursuant to regular payroll in an amount equal to two weeks' base salary for each full year of service of such terminated Company Employee to the Company and the Bank; provided, that all officers and employees shall be subject to a maximum severance payment limitation of twenty six weeks' base salary; and

          (ii) continuation of health benefits during the same period of time that such terminated Company Employee is receiving severance payments pursuant to (i) above after termination on the same terms and conditions as though they had remained active employees, and thereafter shall be entitled to COBRA benefits for an additional period of time determined as though their employment had terminated at the end of such period.

     (c) Parachute Payments. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Company or the Bank take any action or make any payments that would result, either individually or in the aggregate, in the payment of an "excess parachute payment" within the meaning of Section 280G of the Code or that would result, either individually or in the aggregate, in payments that would be nondeductible pursuant to Section 162(m) of the Code.

     SECTION 6.07. Directors' and Officers' Insurance and Indemnification.

     (a) Purchaser shall use its reasonable best efforts to maintain in effect for three years from the Effective Time, if available, the current directors' and officers' liability insurance policy maintained by the Company (provided that Purchaser may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring prior to the Effective Time; provided, however, that, unless otherwise agreed to by Purchaser, in no event shall Purchaser be required to expend pursuant to this Section 6.07(a) more than the amount equal to 150% of the current annual amount expended by the Company to maintain or procure insurance pursuant hereto. In connection with the foregoing, the Company and the Bank each agrees to provide such insurer or substitute insurer with such representations as such insurer may request with respect to the reporting of any prior claims.

     (b) For a period of six years from the Effective Time, the Purchaser shall indemnify the directors and officers of the Company and the Bank to the same extent that such persons are entitled to indemnification by the Company or the Bank, as appropriate, as of the date of this Agreement. The indemnification by Purchaser provided for hereunder shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who were directors or officers of the Company or the Bank as of the date of this Agreement, unless such modification shall be required by law. In the event that any claim is asserted or made by such director or officer within such six year period, the right to indemnification in respect of such claim shall continue until the disposition of such claim. The provisions of this Section 6.07(b) are specifically for the benefit of those directors and officers entitled to indemnification by the Company or the Bank as of the date of this Agreement.

     SECTION 6.08. Financial and Other Statements. Notwithstanding anything to the contrary in Section 6.04, during the term of this Agreement, the Company shall provide to Purchaser the following documents and information:

          (a) As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, the Company will deliver to Purchaser its Quarterly Report on Form 10-Q as filed under the Exchange Act and the Bank's Quarterly Call Report as filed with the FDIC. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year ending after the date of this Agreement, the Company will deliver to Purchaser its Annual Report on Form 10-K, as filed under the Exchange Act. The Company will also deliver to Purchaser, contemporaneously with its being filed with the SEC, a copy of all Current Reports on Form 8-K.

          (b) Promptly upon receipt thereof, the Company will furnish to Purchaser copies of all internal control reports submitted to the Company, the Bank or their Subsidiaries by independent auditors in connection with each annual, interim or special audit of the books of the Company, the Bank or their subsidiaries made by such auditors.

          (c) As soon as practicable, the Company and the Bank will furnish to Purchaser copies of all such financial statements and reports as they or any of their subsidiaries shall send to its stockholders, the SEC or any other regulatory authority, to the extent any such reports furnished to any such regulatory authority are not confidential and except as legally prohibited thereby.

          (d) Promptly upon receipt thereof the Company will furnish to Purchaser copies of each examination report of any federal or state regulatory or examination authority with respect to the condition or activities of the Company, the Bank or any of their subsidiaries, except to the extent prohibited by law. With respect to any examination report the disclosure of which is prohibited by law, the Company and the Bank will use their reasonable best efforts to obtain authority to deliver to Purchaser copies of such examination report, or to the extent practicable, provide appropriate substitute disclosure arrangements.

          (e) With reasonable promptness, the Company and the Bank will furnish to Purchaser such additional financial data as Purchaser may reasonably request.

     SECTION 6.09. Further Action. Purchaser, the Company and the Bank each shall, and shall cause its subsidiaries to, use its reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Holding Company Merger or the Bank Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, the Bank or Purchaser or any of their respective subsidiaries in connection with the Holding Company Merger or the Bank Merger and any of the other transactions contemplated by this Agreement.

     SECTION 6.10. Public Announcements. Purchaser, the Company and the Bank shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Bank Merger Agreement or any transaction contemplated hereby or thereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national or regional securities exchange to which Purchaser or the Company is a party or any requirement of agreement with any automated interdealer quotation system.

     SECTION 6.11. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or the Bank Merger Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Holding Company Merger or the Bank Merger, the proper officers and directors of each party to this Agreement and their respective subsidiaries shall take all such necessary action as may be reasonably requested by Purchaser.

     SECTION 6.12. Update of Disclosure Schedules. From time to time prior to the Effective Time, the Company will promptly supplement or amend the Disclosure Schedules to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedules or which is necessary to correct any information in the Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to the Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.02(a) or 7.03(a) hereof, as the case may be, or the compliance by the Company with the covenants set forth in Article V hereof.

     SECTION 6.13. Current Information.

     (a) During the period from the date of this Agreement to the Effective Time, the Company and the Bank will cause one or more of its designated representatives (i) to confer on a regular and frequent basis (not less than monthly) with representatives of Purchaser to report on (x) the general status of the ongoing operations of the Company and the Bank, (y) the status of, and the action proposed to be taken with respect to, those Loans held by the Company, the Bank or any of their subsidiaries which, either individually or in combination with one or more other Loans to the same borrower thereunder, have an aggregate outstanding principal amount of $250,000 or more and are classified or non-performing assets, and (z) the status of, and the action proposed to be taken with respect to, foreclosed property and other real estate owned, and (ii) to cooperate and communicate with respect to the manner in which the business of the Company and the Bank are conducted and the disposition of certain assets after the Effective Time, the type and mix of products and services, personnel matters, branch alignment, the granting of credit, and problem loan management, reserve adequacy and accounting. In order to facilitate the foregoing, the Company, the Bank and Purchaser shall promptly establish a liaison committee (the "Liaison Committee") which will be chaired by an officer designated by Purchaser and which will meet on a regular basis to discuss these matters and may establish sub-committees from time-to-time to pursue various issues. During the period from the date of this Agreement to the Effective Time, the Company and the Bank shall provide Purchaser prior to such extensions with sufficient information to review new extensions of credit, renewals and restructurings having an outstanding principal amount of $250,000 and information detailing overall asset quality. The Bank shall also allow Purchaser to designate one of its officers to attend the Bank's credit committee meetings and be a non-voting attendee thereof.

     (b) The Company and the Bank will promptly notify Purchaser of any material change in the normal course of business or in the operation of the properties of the Company, the Bank or any of their subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company, the Bank or any of their subsidiaries, and will keep Purchaser reasonably informed of such events.

     (c) To the extent not covered by paragraphs (a) and (b) above, the Company and the Bank shall give prompt notice to Purchaser, and Purchaser shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, the Bank, Purchaser or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or the Bank Merger Agreement; provided, however, that the delivery of any notice pursuant to this paragraph (c) shall not let or otherwise affect Me remedies available hereunder to the party receiving such notice.

     SECTION 6.14. Bank Merger.

     (a) Purchaser shall cause Citizens Financial Group, Inc. to approve the Bank Merger Agreement as a stockholder of Purchaser and the Surviving Corporation to approve the Bank Merger Agreement as a stockholder of the Bank.

     (b) Unless otherwise determined by Purchaser prior to the Closing, at the effective time of the Bank Merger the Articles of Organization and By-laws of Purchaser, as in effect immediately prior thereto, shall be the Articles of Organization and By-laws of the Surviving Bank until thereafter amended as provided by law and such Articles of Organization and By-laws;

     (c) The directors and officers of Purchaser immediately prior to the effective time of the Bank Merger shall be the initial directors and officers of the Surviving Bank, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Bank and until their respective successors are duly elected or appointed and qualified. The Bank shall be entitled to designate two of its directors (the "Designated Directors") to become directors of the Surviving Bank. The Designated Directors of the Bank shall be mutually agreed by the Bank and Purchaser.

     (d) Promptly following the consummation of the Bank Merger, the Surviving Bank shall establish an advisory committee (the "Advisory Committee") to the Board of Directors of the Surviving Bank. The Advisory Committee shall be comprised of the persons who are nonemployee directors of the Bank immediately prior to the consummation of the Merger but who are not Designated Directors. The Advisory Committee shall meet on a regular basis and shall advise the Board of Directors of the Surviving Bank with respect to such matters as may be identified by such Board of Directors to such Advisory Committee.

     SECTION 6.15. Organization of Merger Sub.

     (a) Prior to the Effective Time, Purchaser will take any and all necessary action to cause (i) Merger Sub to be organized, (ii) Merger Sub to become a direct or indirect wholly owned subsidiary of Purchaser, (iii) the directors and stockholders of Merger Sub to approve the transactions contemplated by this Agreement, (iv) Merger Sub to execute one or more counterparts to this Agreement and to deliver at least one such counterpart so executed to the Company and the Bank, whereupon Merger Sub shall become a party to and be bound by this

Agreement, and (v) Merger Sub to take all necessary action to complete the transactions contemplated hereby subject to the terms and conditions hereof.

     (b) On and as of the date Merger Sub becomes a party to this Agreement, Purchaser and Merger Sub shall, jointly and severally, represent and warrant to the Company and the Bank as follows:

          (i) Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut and all of its outstanding capital stock are owned, directly or indirectly, by Purchaser. Since the date of its incorporation, Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement;

          (ii) Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry on its obligations hereunder. The execution, delivery and performance of this Agreement by Merger Sub and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Merger Sub and will not (A) conflict with or violate the Certificate of Incorporation or By-laws of Merger Sub or (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Merger Sub or by which any of its properties or assets is bound or affected; and

          (iii) Merger Sub has executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of Merger Sub enforceable against Merger Sub in accordance with its terms.


                                   ARTICLE VII

                    CONDITIONS TO THE HOLDING COMPANY MERGER

     SECTION 7.01. Conditions to Each Party's Obligations to Effect the Holding Company Merger. The respective obligations of each party to effect the Holding Company Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Company to the extent required by Connecticut Law and the Certificate of Incorporation of the Company;

          (b) Regulatory Approvals. All necessary approvals, authorizations and consents of all Governmental Entities required to consummate the Holding Company

     Merger and the Bank Merger shall have been obtained and remain in full force and effect, and all waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

          (c) No Orders, Injunctions or Restraints; Illegality. No order, injunction or decree (whether temporary, preliminary or permanent) issued by federal or state governmental authority or other agency or commission or federal or state court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Holding Company Merger, the Bank Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect and no proceeding initiated by any governmental entity seeking an Injunction shall be pending. No statute, rule, regulation, order, injunction or decree (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any federal or state governmental authority or other agency or commission or federal or state court of competent jurisdiction, which prohibits, restricts or makes illegal the consummation of the Holding Company Merger, the Bank Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement.

     SECTION 7.02. Conditions to Obligations of Purchaser and Merger Sub. The obligations of Purchaser and Merger Sub to effect the Holding Company Merger are also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of the Company and the Bank in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, as applicable, and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time, and Purchaser shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of the Company and the Bark dated as of the Effective Date.

          (b) Agreements and Covenants. The Company and the Bank shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants of the Company and the Bank to be performed or complied with by it at or prior to the Effective Date under the this Agreement and the Bank Merger Agreement, and Purchaser shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company and the Bank dated as of the Effective Date.

          (c) Consents Under Agreements. The consent, approval or waiver of each person (other than Requisite Regulatory Approvals contemplated in Section 7.01(b)) whose consent or approval shall be required in order to permit the lawful succession by the

     Surviving Company pursuant to the Holding Company Merger or the Surviving Bank as survivor to the Bank Merger, as the case may be, to any material obligation, right or interest of the Company, the Bank or any of their subsidiaries under agreement or instrument shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any term or condition which would materially impair the value of the Company and the Bank to Purchaser.

          (d) No Material Burdensome Condition. None of the Requisite Regulatory Approvals shall impose any material term, condition or restriction upon Purchaser or the Surviving Bank that Purchaser reasonably determines would materially and adversely affect the business, operations, financial condition, property or assets of the Surviving Bank or otherwise impair the value of the Bank to Purchaser in a manner which is material and adverse to Purchaser and its subsidiaries taken as a whole (a "Burdensome Condition").

          (e) Agreements regarding Company Option Plans. Agreements, substantially in the form attached as Exhibit II hereto, shall have been executed and delivered by directors, officers and employees of the Company or the Bank who hold, as of the date of this Agreement, in the aggregate not less than 90% of the outstanding stock options under the Company Option Plans.

          (f) Termination of Employment Agreement. The Employment Agreement, dated as of May 1, 1993, by and between the Bank and F. Patrick McFadden, Jr., shall have been terminated by all necessary action of each party thereto, and none of the terms or provisions thereof shall be of any further force or effect.

          (g) Legal Opinion. Purchaser shall have received the opinion of counsel to the Company and the Bank, dated the Closing Date, in a form that is customary for transactions of this type.

     SECTION 7.03. Conditions to Obligations of the Company and the Bank. The obligations of the Company and the Bank to effect the Holding Company Merger are also subject to the following conditions:

          (a) Representations and Warranties. Each of the representations and warranties of Purchaser and Merger Sub in this Agreement which is qualified as to materiality shall be true and correct and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Date and the Company shall have received a certificate signed by the Chief Executive or Chief Financial Officer of Purchaser to such effect dated as of the Effective Date.

          (b) Agreements and Covenants. Purchaser and Merger Sub shall have performed in all material respects all obligations and complied in all material respects with all of the respective agreements or covenants to be performed or complied by such party under this Agreement and the Company shall have received a certificate signed by the Chief Executive or Chief Financial Officer of Purchaser to such effect dated as of the Effective Date.


                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

     SECTION 8.01. Termination. This Agreement may be terminated and the Holding Company Merger, the Bank Merger and the other transactions contemplated by this Agreement or the Bank Merger Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated in this Agreement by the stockholders of the Company:

          (a) by mutual written consent duly authorized by the Boards of Directors of Purchaser, Merger Sub, the Company and the Bank;

          (b) by either Purchaser and Merger Sub or the Company and the Bank if
     (i) the Effective Time shall not have occurred on or before December 31, 1997; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

          (c) by either Purchaser and Merger Sub or the Company and the Bank (i) ninety days after the date on which any request or application for a regulatory approval required to consummate the Holding Company Merger or the Bank Merger shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such requisite regulatory approval, unless within the ninety day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with such Governmental Entity; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.01(c) (i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any court of competent jurisdiction or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Holding Company Merger or the Bank Merger and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by either Purchaser and Merger Sub or the Company and the Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach by its nature cannot be cured prior to the Effective Time or within thirty business days following receipt by the breaching party of written notice of such breach from the other party hereto;

          (e) by either Purchaser and Merger Sub or the Company and the Bank (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty business days following receipt by the breaching party of written notice of such breach from the other party hereto;

          (f) by Purchaser and Merger Sub or the Company and the Bank (provided, that if the terminating party is the Company or the Bank, the Company and the Bank shall not be in material breach of any of their obligations under
     Section 6.01) if any approval of the stockholders of the Company required for the consummation of the Holding Company Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; or

          (g) by Purchaser, if the Company Board shall not have publicly recommended to the stockholders of the Company that such stockholders vote in favor of the approval of this Agreement, the Holding Company Merger and the other transactions contemplated hereby or shall have withdrawn, modified or amended such recommendation in a manner adverse to Purchaser.

     SECTION 8.02. Effect of Termination; Expenses.

     (a) In the event of the termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except (i) as set forth in Section
9.03 and (ii) nothing herein shall relieve any party from any liabilities or damages arising out of its gross negligence or willful breach of any provision of this Agreement.

     (b) If this Agreement is terminated as a result of any breach of a representation, warranty, covenant or other agreement which is caused by the gross negligence or willful breach of a party hereto, such party shall be liable to the other party for all out-of-pocket costs and expenses, including, without limitation, the reasonable fees and expenses of lawyers, accountants and investment bankers, incurred by such other party in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder ("Expenses"). The payment of Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available the parties hereto at law or in equity.

     (c) As a condition of Purchaser's willingness, and in order to induce Purchaser, to enter into this Agreement and to reimburse Purchaser for incurring the costs and expenses related to entering into this Agreement and consummating the transactions contemplated by this Agreement, the Bank will make a cash payment to Purchaser of $500,000 (the "Expense Fee") if and only if:

          (i) (x) Purchaser or the Company and the Bank has terminated this Agreement pursuant to Section 8.01(f), or (y) Purchaser has terminated this Agreement pursuant to Section 8.01(g), or (z) Purchaser has terminated this Agreement pursuant to Sections 8.01(d) or 8.01(e) and the breach of the representation, warranty, covenant or agreement was caused by the willful conduct or gross negligence of the Company or the Bank, and

          (ii) (x) within twelve months of any such termination or other event specified in (i) above, (A) the Company or the Bank shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than Purchaser or any affiliate of Purchaser or (B) the Company Board or any committee thereof shall have authorized, approved, recommended, publicly proposed or failed to publicly oppose an Acquisition Transaction or recommended that stockholders of the Company authorize, approve or accept any Acquisition Transaction with any person other than Purchaser or any affiliate of Purchaser, or (y) in the case of Sections 8.01(f) or 8.01(g), at the time of such termination or event giving rise to such termination, it shall have been publicly announced that any person (other than Purchaser or any affiliate of Purchaser) shall have
     (A) made, or disclosed an intention to make, a bona tide offer to engage in an Acquisition Transaction, or (B) filed an application (or given a notice), whether in draft or final form, under the BHC Act or the Change in Bank Control Act of 1978, for approval to engage in an Acquisition Transaction.

     If the Expense Fee is to be paid, it shall be subject to an upward adjustment as set forth below:

     In the event that the per share consideration to the Company, to the Bank or to the stockholders of the Bank (including any dividend or distribution following a sale of assets) in an Acquisition Transaction contemplated by
Section 8.02(c)(ii)(x) above (the "Acquisition Consideration") exceeds the Fixed Consideration, then the Expense Fee shall be increased by an amount equal to the product of 738,528 (the "Number") multiplied by the excess of the Acquisition Consideration over the Fixed Consideration. The Number shall be subject to equitable and proportionate adjustment in the event of any change in Company Common Stock by reason of any stock issuance, stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction such that the Number shall equal 19.99% of the Company Common Stock then outstanding after the occurrence of any such event. The Fixed Consideration shall also be subject to equitable and proportionate adjustment in the event of any change in Company Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction.

     Any payment required under this Section B.02(c) will be (i) payable by the Company and the Bark to Purchaser (by wire transfer of immediately available funds to an account designated by Purchaser) within five business days after demand by Purchaser and (ii) net of any other payments made by the Company and the Bank to Purchaser pursuant to the provisions of Section 8.02(b). In the event of a termination under circumstances that would trigger a payment under this Section 8.02(c), (i) in the absence of gross negligence or willful breach of any provision of this Agreement by the Company, the Bank or any of their subsidiaries, this Section 8.02(c) shall be the exclusive remedy of Purchaser, and (ii) any standstill provisions contained in the Confidentiality Agreement shall terminate.

     For purposes of this Agreement, "Acquisition Transaction" shall mean (i) a merger, consolidation or similar transaction involving the Company, the Bank or any of their subsidiaries, (ii) the disposition, by sale, lease, exchange or otherwise, of assets of the Company, the Bank or any of their subsidiaries representing 14.9% or more of the consolidated assets of the Company, the Bank or any of their subsidiaries, in a single transaction or series of transactions, other than sales of mortgages into the secondary market in the ordinary course of business consistent with past practice, (iii) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities by the Company or the Bank representing 14.9% or more of the voting power of the Company, the Bank or any of their subsidiaries,
(iv) any person (other than Purchaser or any affiliate of Purchaser) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Stock such that, upon consummation of such offer, such person would own or control 14.9% or more of the then outstanding shares of Company Common Stock, or (v) any person (other than Purchaser or any affiliate of Purchaser) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of, or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which shall have acquired beneficial ownership of, or the right to acquire beneficial ownership of, 14.9% or more of the then outstanding shares of Company Common Stock.

     (d) Except as otherwise provided in this Section 8.02, all costs and expenses incurred in connection with this Agreement, the Bank Merger Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not any of the transactions contemplated by this Agreement is consummated.

     SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the transactions contemplated hereby, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Holding Company Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein; provided, however, that after the approval and adoption of this Agreement and the approval of the transactions contemplated hereby by the stockholders of the Company there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof which would reduce the amount or change the form of the consideration into which each Share shall be converted upon consummation of the Holding Company Merger delivered to the Company's stockholders hereunder other than as contemplated by this Agreement. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.01. Closing. Subject to the terms and conditions of this Agreement, the closing of the Holding Company Merger (the "Closing") will take place at 9:00 a.m. on a date to be specified by the parties, within ten business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof, other than the delivery of officers certificates which are expected to be delivered at the Closing (the "Closing Date"), at the offices of Goodwin, Procter & Hoar LLP, One Exchange Place, Boston, Massachusetts, unless another time, date or place is agreed to in writing by the parties hereto.

     SECTION 9.02. Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Purchaser shall be entitled to revise the structure of the Holding Company Merger, the Bank Merger and the other transactions contemplated hereby and thereby, provided, that (i) there are no material adverse federal or state income tax consequences to the Company, the Bank and its stockholders as a result of the modification; (ii) the consideration to be paid to the holders of the Shares under this Agreement is not thereby changed in kind or reduced in amount; and
(iii) such modification will not be likely to jeopardize receipt of any required regulatory approvals relating to the consummation of the Holding Company Merger and the Bank Merger. This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

     SECTION 9.03. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to
Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections 6.06 and 6.07 shall survive the Effective Time indefinitely and those set forth in the last sentence of Section 6.04(a) and in Sections 6.04(b), Article VIII and Article IX hereof shall survive termination indefinitely.

     SECTION 9.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.04):

     if to Purchaser or Merger Sub:

          Citizens Bank of Connecticut
          63 Eugene O'Neill Drive
          New London, Connecticut 06320
          Facsimile: (860) 444-3427
          Attention: President

     with a copy to:

          Goodwin, Procter & Hoar LLP
          One Exchange Place
          Boston, MA 02109
          Facsimile: (617) 523-1231
          Attention: Regina M. Pisa, P.C.
                     and Paul W. Lee, P.C.

     if to the Company or the Bank:

          BNH Bancshares, Inc.
          209 Church Street
          New Haven, CT 06510
          Facsimile: (203) 777-0918
          Attention: President
     with a copy to:

          Tyler, Cooper & Alcorn
          205 Church Street
          New Haven, CT 06510
          Facsimile: (203) 777-1181
          Attention: Richard G. Bell, Esq. and
          William W. Bouton, III, Esq.

     SECTION 9.05. Certain Definitions. For purposes of this Agreement, the term:

     (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person, including, without limitation, any partnership or joint venture in which the Company (either alone, or through or together with any subsidiary) has, directly or indirectly, an interest of 5% or more;

     (b) "beneficial owner" with respect to any Shares means a person who shall be deemed to be the beneficial owner of such Shares (i) which such person or any of its affiliates or associates (as such term is deemed in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly,
(ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

     (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which the Bank is open for business;

     (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

     (e) "knowledge" as used herein in the context of the Company shall mean knowledge of the Company, the Bank and their subsidiaries.

     (f) "Material Adverse Effect", when used in connection with the Company, the

Bank or any of their subsidiaries, shall mean any change or effect that is or, in the reasonable judgment of the parties hereto, would be, materially adverse to the business, assets, liabilities, financial condition or results of operations of the Company, the Bank and their subsidiaries taken as a whole.

     (g) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

     (h) "subsidiary" or "subsidiaries" of the Company, the Surviving Corporation, the Bank, the Surviving Bank, Purchaser or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries, except as otherwise defined herein.

     SECTION 9.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 9.07. Entire Agreement. This Agreement (including the Disclosure Schedule and the Exhibits) constitutes, and the Bank Merger Agreement when the same is executed by Purchaser and the Bank will constitute, the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof except for the Confidentiality Agreement.

     SECTION 9.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 9.09. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 9.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or was overwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     SECTION 9.11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Connecticut applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any state or federal court sitting in the City of Boston.

     SECTION 9.12. Headings. The table of contents and descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 9.13. Interpretation. When a reference is made in this Agreement to Sections, Exhibits, Annexes or Schedules, such reference shall be to a Section of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to be April 8, 1997.

     SECTION 9.14. Counterparts. This Agreement may be executed (including by facsimile) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                                    * * * * *

     IN WITNESS WHEREOF, Purchaser, the Company and the Bank have caused this Agreement to be executed as a sealed instrument as of the date first written above by their respective officers thereunto duly authorized.


Attest:                                      CITIZENS BANK OF CONNECTICUT


/s/ LUCIA M. GONSOWSKI                       By: /s/ ROBERT C. SANDERSON
---------------------------                  ------------------------------
Lucia M. Gonsowski                           Robert L. Sanderson
Secretary                                    Title:  President




Attest:                                      BNH BANCSHARES, INC.


/s/ EVELYN R. MILLER                         By: /s/ F. PATRICK McFADDEN
---------------------------                  ------------------------------
Evelyn R. Miller                             F. Patrick McFadden
Secretary                                    Title:  President




Attest:                                      BANK OF NEW HAVEN


/s/ EVELYN R. MILLER                         By: /s/ F. PATRICK MCFADDEN
---------------------------                  ------------------------------
Evelyn R. Miller                             F. Patrick McFadden
Secretary                                    Title:  President

                                                                  EXHIBIT I

                          AGREEMENT AND PLAN OF MERGER

                                  (BANK MERGER)

     AGREEMENT AND PLAN OF MERGER, dated as of ________, 1997 (the
"Agreement"), pursuant to the General Statutes of Connecticut (the "Connecticut General Statutes"), by and between CITIZENS BANK OF CONNECTICUT, a Connecticut chartered stock savings bank ("Purchaser"), and BANK OF NEW HAVEN, a Connecticut chartered bank and trust company (the "Bank").

     WHEREAS, Purchaser, BNH Bancshares, Inc., a Connecticut chartered corporation (the "Company"), and the Bank have entered into an Agreement and Plan of Merger, dated as of April 8, 1997, as such agreement may be subsequently amended or modified (the "Acquisition Agreement"), providing for the merger of a subsidiary of Purchaser with and into the Company (the "Holding Company Merger"); and

     WHEREAS, in connection with the Acquisition Agreement, this Agreement provides for the merger (the "Bank Merger") of the Bank with and into Purchaser in accordance with the Connecticut General Statutes, following the consummation of the Holding Company Merger;

     NOW, THEREFORE, Purchaser and the Bank hereby agree as follows:

                                    ARTICLE I

                                 THE BANK MERGER

     1.01 THE BANK MERGER. The constituent corporations to the Bank Merger shall be Purchaser and the Bank. Subject to the terms and conditions of this Agreement and the Acquisition Agreement, in accordance with Section 36a - 125 of the Connecticut General Statutes, at the Effective Time (as defined in Section 1.02 hereof), the Bank shall merge with and into Purchaser. Purchaser shall be the surviving corporation (sometimes referred to herein as the "Surviving Bank") of the Bank Merger and shall continue its corporate existence as a Connecticut chartered stock savings bank under the Connecticut General Laws following the Bank Merger. Upon consummation of the Bank Merger, the separate corporate existence of the Bank shall cease.

     1.02 EFFECTIVE TIME. The Bank Merger shall become effective at ___ p.m. on the date that this Agreement and the approval of the Banking Commissioner of the State of Connecticut (the "Approval") are filed with the Secretary of the State of Connecticut ("Secretary of State"). The term "Effective Time" shall be the date and time when the Bank Merger becomes effective.

                                      A-I-1

     1.03 EFFECTS OF THE BANK MERGER. At and after the Effective Time, the Bank Merger shall have the effects provided herein and set forth in the applicable provisions of the Connecticut General Statutes. Without limiting the generality of the foregoing and subject thereto, all the property, rights, privileges, powers and franchises of the Bank and Purchaser shall vest in the Surviving Bank, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Bank and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Bank.

     1.04 CERTIFICATE OF INCORPORATION. At the Effective Time, the Certificate of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Bank, until thereafter amended in accordance with applicable law and such Certificate of Incorporation.

     1.05 BY-LAWS. At the Effective Time, the By-Laws of Purchaser, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Bank until thereafter amended in accordance with applicable law, the Certificate of Incorporation of the Surviving Bank and such By-Laws.

     1.06 NAME. At the Effective Time, the name of the Surviving Bank shall be "Citizens Bank of Connecticut," until thereafter amended in accordance with applicable law and the Certificate of Incorporation of the Surviving Bank.

     1.07 CAPITAL STOCK. Unless otherwise determined by Purchaser prior to the Effective Time by delivery to the Bank of an addendum to this Agreement, from and after the Effective Time, the total number of shares and the par value of each class of stock that the Surviving Bank shall be authorized to issue shall be eight million (8,000,000) shares of common stock, par value $.01 per share, until thereafter amended in accordance with applicable law and the Certificate of Incorporation of the Surviving Bank.

     1.08 DIRECTORS AND OFFICERS. At the Effective Time, the initial directors and officers of the Surviving Bank shall be the directors and officers of Purchaser immediately prior to the Effective Time and those additional persons set forth in Section 1.11 of Annex A hereto, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Bank until their respective successors are duly elected or appointed and qualified.

     1.09 MAIN OFFICE. At the Effective Time, the main office of the Surviving Bank shall be located in New London, Connecticut.

                                      A-I-2

                                   ARTICLE II

                             CANCELLATION OF SHARES

     Each share of common stock, par value $0.10 per share, of the Bank issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be canceled.

                                   ARTICLE III

                                 REPRESENTATIONS

     Each of Purchaser and the Bank represents that this Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with the terms hereof.

                                   ARTICLE IV
                                   TERMINATION

     Consummation of the Merger contemplated hereunder is conditioned upon the satisfaction of all conditions set forth in Article VII of the Acquisition Agreement. This Agreement shall terminate and forthwith become void automatically and without any action on the part of Purchaser or the Bank immediately upon the termination of the Acquisition Agreement in accordance with
Article VIII thereof, and there shall be no further liability on the part of Purchaser or the Bank upon such termination.

     IN WITNESS WHEREOF, Purchaser and the Bank have each caused this Agreement to be executed by not less than a majority of their respective directors, as of the day and year first above written.

                          CITIZENS BANK OF CONNECTICUT

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                      A-I-3

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director


                                    BANK OF NEW HAVEN

                                    By:
                                       -----------------------------
                                       Chairman of the Board

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director


                                      A-I-4

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director

                                    By:
                                       -----------------------------
                                       Director



                                      A-I-5

LOGO

                                                                      Appendix B


                                  April 7, 1997

Board of Directors
BNH Bancshares, Inc.
209 Church Street
New Haven, Connecticut  06510

Board of Directors:

You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR"), provide you with its opinion as to the fairness from a financial point of view to holders of common stock ("Stockholders") of BNH Bancshares, Inc. ("BNH" or the "Company") of the Consideration (as hereinafter defined) to be received by them pursuant to the Agreement and Plan of Reorganization and Merger between Citizens Financial Group, Inc. ("Citizens") and BNH, dated April 7, 1997 (the "Merger Agreement"), pursuant to which BNH will be merged with and into Citizens (the "Merger"). The Agreement provides, among other things, that each issued and outstanding share of common stock of BNH, par value $1.00 per share, (other than subject to dissenters' rights) shall be converted into the right to receive from Citizens $15.50 per share in cash (the "Consideration"). The Merger Agreement will be considered at a special meeting of the Stockholders of BNH. The terms of the Merger are more fully set forth in the Merger Agreement.

In delivering this opinion, FBR has completed the following tasks:

1. reviewed BNH's Annual Reports to Stockholders for the fiscal years ended December 31, 1993 through 1995 and BNH's Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal years ended December 31, 1993 through 1996;

2. reviewed Citizens' Annual Report to Stockholders and audited financial statements for the fiscal year ended September 30, 1996;

3. reviewed BNH's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 filed with the SEC;

4. discussed the operations and financial condition of BNH and Citizens with the managements of BNH and Citizens;

5. compared the results of operations and financial condition of BNH with those of certain publicly-traded financial institutions (or their holding companies) that FBR deemed to be reasonably comparable to BNH;

6. participated in discussions and negotiations among representatives of BNH and representatives of Citizens;

7. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable;

8. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions entered into by Citizens;

9.   reviewed a copy of the Merger Agreement; and

10. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning BNH furnished to it by BNH or the publicly-available financial and other information regarding BNH, Citizens and other financial institutions (or their holding companies). FBR has assumed that all such information is accurate and complete. FBR has further relied on the assurances of management of BNH and Citizens that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for BNH provided to FBR by its management, FBR has assumed, for the purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of its management at the time of preparation as to the future financial performance of BNH. FBR has assumed that there has been no material change in BNH's assets, financial condition, result of operations, business or prospects since December 31, 1996. FBR did not undertake an independent appraisal of the assets or liabilities of BNH nor was FBR furnished with any such appraisals. FBR is not an expert in the evaluation of allowances for loan losses, was not requested to and did not review such allowances, and was not requested to and did not review any individual credit files of BNH. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, savings institutions and financial institution holding companies, initial and secondary offerings, mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies. FBR has experience in, and knowledge of, the valuation of bank and thrift securities in Connecticut, New England and the rest of the United States.

FBR has acted as a financial advisor to BNH in connection with the Merger and will receive a fee for services rendered which is contingent upon the consummation of the Merger. In the ordinary course of FBR's business, it may effect transactions in the securities of BNH or Citizens for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such securities. From time to time, principals and/or employees of FBR may also have positions in the securities.

Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR's opinion, as of the date hereof, that the Consideration is fair, from a financial point of view, to the Stockholders of BNH.




                                      Very truly yours,

                                      FRIEDMAN, BILLINGS, RAMSEY & CO., INC.

                                      By: /s/ KAREN K. EDWARDS
                                         -----------------------------------
                                         Karen K. Edwards, CFA
                                         Managing Director

                                                                      Appendix C

                          CONNECTICUT GENERAL STATUTES
                             TITLE 33. CORPORATIONS
                       CHAPTER 601. BUSINESS CORPORATIONS
                          PART XIII. DISSENTERS' RIGHTS

               (A) RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

SS. 33-855. DEFINITIONS

As used in sections 33-855 to 33-872, inclusive:

     (1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 33-856 and who exercises that right when and in the manner required by sections 33-860 to 33-868, inclusive.

     (3) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

     (5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.

(1994, P.A. 94-186, ss. 147, eff. Jan. 1, 1997.)

SS. 33-856. RIGHT TO DISSENT

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (A) if shareholder approval is required for the merger by section 33-817 or the certificate of incorporation and the shareholder is entitled to vote on the merger or (B) if the corporation is a subsidiary that is merged with its parent under section 33-818;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) An amendment of the certificate of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:
     (A) Alters or abolishes a preferential right of the shares; (B) creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;
     (C) alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; (D) excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or (E) reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 33-668; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the certificate of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

          (b) Where the right to be paid the value of shares is made available to a shareholder by this section, such remedy shall be his exclusive remedy as holder of such shares against the corporate transactions described in this section, whether or not he proceeds as provided in sections 33-855 to 33-872, inclusive.

(1994, P.A. 94-186, ss. 148, eff. Jan. 1, 1997.)

SS. 33-857. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

     (a) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if: (1) He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and (2) he does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

(1994, P.A. 94-186, ss. 149, eff. Jan. 1, 1997.)

SS.SS. 33-858, 33-859. RESERVED FOR FUTURE USE

                (B) PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

SS. 33-860. NOTICE OF DISSENTERS' RIGHTS

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under sections 33-855 to 33-872, inclusive, and be accompanied by a copy of said sections.

     (b) If corporate action creating dissenters' rights under section 33-856 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in section 33-862.

(1994, P.A. 94-186, ss. 150, eff. Jan. 1, 1997.)

SS. 33-861. NOTICE OF INTENT TO DEMAND PAYMENT

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (1) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (2) shall not vote his shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) of this section is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

(1994, P.A. 94-186, ss. 151, eff. Jan. 1, 1997.)

SS. 33-862. DISSENTERS' NOTICE

     (a) If proposed corporate action creating dissenters' rights under section 33-856 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 33-861.

     (b) The dissenters' notice shall be sent no later than ten days after the corporate action was taken and shall:

          (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

          (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before that date;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) of this section notice is delivered; and

          (5) Be accompanied by a copy of sections 33-855 to 33-872, inclusive.

(1994, P.A. 94-186, ss. 152, eff. Jan. 1, 1997.)

SS. 33-863. DUTY TO DEMAND PAYMENT

     (a) A shareholder sent a dissenters' notice described in section 33-862 must demand payment, certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to subdivision (3) of subsection (b) of said section and deposit his certificates in accordance with the terms of the notice.

     (b) The shareholder who demands payment and deposits his share certificates under subsection (a) of this section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under sections 33-855 to 33-872, inclusive.

(1994, P.A. 94-186, ss. 153, eff. Jan. 1, 1997.)

SS. 33-864. SHARE RESTRICTIONS

     (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 33-866.

     (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

(1994, P.A. 94-186, ss. 154, eff. Jan. 1, 1997.)

SS. 33-865. PAYMENT

     (a) Except as provided in section 33-867, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 33-863 the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

     (b) The payment shall be accompanied by: (1) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year and the latest available interim financial statements, if any; (2) a statement of the corporation's estimate of the fair value of the shares; (3) an explanation of how the interest was calculated; (4) a statement of the dissenter's right to demand payment under section 33-860; and
(5) a copy of sections 33-855 to 33-872, inclusive.

(1994, P.A. 94-186, ss. 155, eff. Jan. 1, 1997.)

SS. 33-866. FAILURE TO TAKE ACTION

     (a) If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

     (b) If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under section 33-862 and repeat the payment demand procedure.

(1994, P.A. 94-186, ss. 156, eff. Jan. 1, 1997.)

SS. 33-867. AFTER-ACQUIRED SHARES

     (a) A corporation may elect to withhold payment required by section 33-865 from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

     (b) To the extent the corporation elects to withhold payment under subsection (a) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under section 33-868.

(1994, P.A. 94-186, ss. 157, eff. Jan. 1, 1997.)

SS. 33-868. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

     (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate, less any payment under section 33-865, or reject the corporation's offer under section 33-867 and demand payment of the fair value of his shares and interest due, if:

          (1) The dissenter believes that the amount paid under section 33-865 or offered under section 33-867 is less than the fair value of his shares or that the interest due is incorrectly calculated;

          (2) The corporation fails to make payment under section 33-865 within sixty days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

     (b) A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection (a) of this section within thirty days after the corporation made or offered payment for his shares.

(1994, P.A. 94-186, ss. 158, eff. Jan. 1, 1997.)

SS.SS. 33-869, 33-870. RESERVED FOR FUTURE USE

                        (C) JUDICIAL APPRAISAL OF SHARES

SS. 33-871. COURT ACTION

     (a) If a demand for payment under section 33-868 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the superior court for the judicial district where a corporation's principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the superior court for the judicial district where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

     (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (e) Each dissenter made a party to the proceeding is entitled to judgment
(1) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation, or (2) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under section 33-867.

(1994, P.A. 94-186, ss. 159, eff. Jan. 1, 1997.)

SS. 33-872. COURT COSTS AND COUNSEL FEES

     (a) The court in an appraisal proceeding commenced under section 33-871 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under section 33-868.

     (b) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable: (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 33-860 to 33-868, inclusive; or (2) against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by sections 33-855 to 33-872, inclusive.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

(1994, P.A. 94-186, ss. 160, eff. Jan. 1, 1997.)

                              BNH BANCSHARES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           FOR THE SPECIAL MEETING OF
                             SHAREHOLDERS TO BE HELD
                                  JULY 8, 1997


     The undersigned hereby appoints THEODORE F. HOGAN, JR., CARL M. PORTO and CHEEVER TYLER, and each of them, with power of substitution, proxies and agents of the undersigned to vote at the Special Meeting of Shareholders of BNH Bancshares, Inc. (the "Company"), to be held at The New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut 06511 on Thursday, August 14, 1997, at 10:00 a.m. and at any adjournment thereof, all shares of common stock of the Company which the undersigned would be entitled to vote if personally present for the following matter.


     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED FOR THE PROPOSAL UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED. PLEASE NOTE THAT ABSTAINING FROM THE VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

                                                                I plan to attend
                                                                   the meeting
                                                                       [ ]

      PLEASE MARK YOUR VOTES
      AS INDICATED IN THIS EXAMPLE   [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL:

  1. Approval of an Agreement and Plan of Merger,      For    Against   Abstain
     dated as of April 8, 1997, by and among           [ ]      [ ]       [ ]
     Citizens Bank of Connecticut ("Citizens"), the Company and The Bank of New Haven (the
     "Bank") pursuant to which (i) a subsidiary of Citizens will be merged with and into the Company (the "Holding Company Merger"), and
     (ii) the holders of outstanding shares of Company common stock will be entitled to receive
     $15.50 in cash for each share that they hold, subject to upward adjustment in certain circumstances described in the Proxy Statement.
     Immediately following the Holding Company Merger, the Bank will be merged with and into Citizens, with Citizens as the surviving bank.


                                                           Please mark
                                                           this box if you
                                                           plan to attend the
                                                           Special Meeting
                                                           in person.
                                                           [ ]



PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED INDIVIDUAL.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND RELATED PROXY STATEMENT.


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                           _____________________________________________________


                           _____________________________________________________
                                     Signature(s)                     Date